UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐    Preliminary Proxy Statement
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☒     Definitive Proxy Statement
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☐    Soliciting Material Pursuant to § 240.14a-12
Science Applications International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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12010 Sunset Hills Road
Reston, Virginia 20190

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 7, 2023 at 9:00 a.m. (ET)
http://www.virtualshareholdermeeting.com/SAIC2023

The annual meeting of stockholders of Science Applications International Corporation ("SAIC"), a Delaware corporation, will be held on Wednesday, June 7, 2023, at 9:00 a.m. (ET) as a virtual meeting at http://www.virtualshareholdermeeting.com/SAIC2023. We believe that a virtual annual meeting of stockholders provides greater access to those who may want to attend and, therefore, have chosen this over an in-person meeting. In addition, our Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended February 3, 2023, are available at www.proxyvote.com. Information on these websites, other than these materials, is not a part of the proxy solicitation materials.
The annual meeting is being held for the following purposes:
1.    To elect ten directors;
2.    To conduct a non-binding, advisory vote to approve the compensation of our named executive officers ("Say-on-Pay");
3.    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2024;
4. To approve the 2023 Equity Incentive Plan;
5. To approve the Amended and Restated 2013 Employee Stock Purchase Plan; and
6.    To transact such other business as may properly come before the meeting or any adjournments, postponements or continuations of the meeting.
The foregoing items of business are fully described in our Proxy Statement made available on the Internet and, upon request, in paper copy. Our Board of Directors has set the close of business on April 10, 2023, as the record date for the determination of stockholders who are entitled to notice of and to vote at the annual meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at our headquarters, 12010 Sunset Hills Road, Reston, Virginia 20190, for at least 10 days prior to the meeting.
By Order of the Board of Directors
Hilary L. Hageman
Corporate Secretary

Reston, Virginia
April 26, 2023

YOUR VOTE IS IMPORTANT
You are cordially invited to attend the virtual annual meeting via the following website: http://www.virtualshareholdermeeting.com/SAIC2023. Whether or not you expect to virtually attend, please submit your proxy or voting instructions:

By Internet	By Telephone	By Mail
For specific instructions regarding how to vote, please refer to the questions and answers beginning on page 6 of this Proxy Statement or the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the virtual annual meeting and voting at the meeting if you so desire but will help us secure a quorum and reduce the expense of additional proxy solicitation.

SUMMARY INFORMATION
SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider, and you should carefully read the entire Proxy Statement as well as our Annual Report on Form 10-K for our fiscal year ended February 3, 2023, before voting.
Annual Meeting of Stockholders

• Time and Date:	9:00 a.m. (ET) on June 7, 2023
• Website:	http://www.virtualshareholdermeeting.com/SAIC2023
• Record Date:	April 10, 2023
• Voting:	Stockholders as of the record date are entitled to vote.
• Attendance:	All stockholders and their duly appointed proxies may attend the virtual meeting.
Meeting Agenda and Voting Recommendations

Agenda Item	Board Recommendation	Page
Proposal 1: Election of ten directors.	FOR EACH NOMINEE	9
Proposal 2: Approval of a non-binding, advisory vote to approve the compensation of our named executive officers ("Say-on-Pay").	FOR	28
Proposal 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2024.	FOR	55
Proposal 4: Approval of the 2023 Equity Incentive Plan.	FOR	58
Proposal 5: Approval of the Amended and Restated 2013 Employee Stock Purchase Plan.	FOR	64
Board Nominees
The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast by our stockholders.

	Age	Director Since	Principal Occupation	Committees
Garth N. Graham	48	2021	Director and Global Head of Healthcare for YouTube, LLC	• Compensation • Risk Oversight
Carolyn B. Handlon(1)	65	2022	Former Financial Executive and Treasurer for Marriott International, Inc.	• Audit • Nominating
Yvette M. Kanouff	57	2019	Partner and Chief Technology Officer for JC2 Ventures	• Audit • Risk Oversight (Chair)
Nazzic S. Keene	62	2019	Chief Executive Officer of SAIC	• Risk Oversight
Timothy J. Mayopoulos	64	2015	Former President of Blend Labs, Inc.; former President & Chief Executive Officer of the Federal National Mortgage Association (Fannie Mae)	• Audit • Compensation
Katharina G. McFarland	63	2019	Private Consultant and former Assistant Secretary of Defense (Acquisition), Dept. of the Army	• Nominating • Risk Oversight
Milford W. McGuirt	66	2021	Former Managing Partner at KPMG, LLP	• Audit • Nominating
Donna S. Morea	68	2013	Chair of SAIC's Board; former President of U.S., Europe, and Asia for CGI Group	• Compensation • Nominating
James C. Reagan(2)	64	2023	Former Chief Financial Officer at Leidos Holdings, Inc.	• Audit • Compensation
Steven R. Shane	65	2013	Former partner at Accenture PLC	• Audit • Compensation (Chair)
(1)    Ms. Handlon was appointed to the Board of Directors effective as of December 5, 2022.
(2)    Mr. Reagan was appointed to the Board of Directors effective as of January 9, 2023.

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SUMMARY INFORMATION
Corporate Governance Highlights

Board of Directors Independence
✓    Nine of ten Directors Qualify as Independent Directors
✓    Donna S. Morea is the Independent, Non-Executive Chair of the Board of Directors
✓    Mandatory Retirement Age for Independent Directors is 75 years
✓    Mandatory Retirement Age for Employee Directors is 65 years

Director Elections
✓    Annual Board of Directors Elections
✓    Directors Elected by a Majority of Votes Cast

Board of Directors Meetings in Fiscal 2023
✓    Five Full Board of Directors Meetings
✓    Seven Independent Director-Only Sessions

Evaluating and Improving Board of Directors Performance
✓    Annual Board of Directors Self-Evaluation Required
✓    Annual Review of Independence of Board of Directors
✓    Committee Self-Evaluations Required
✓    Board of Directors Orientation/Education Programs

Aligning Director and Stockholder Interests
✓    Director and Executive Stock Ownership Guidelines
✓    Annual Equity Grant to Non-Employee Directors

Published Governance Policies and Practices (available at investors.saic.com)
✓    Corporate Governance Guidelines
✓    Code of Conduct
✓    Charters for Committees of Board of Directors
✓    Position Description of Chair of Board of Directors

Science Application International Corporation
2023 Proxy Statement | 2

TABLE OF CONTENTS

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Science Application International Corporation
2023 Proxy Statement | 4

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement
This Proxy Statement is being furnished to the stockholders of Science Applications International Corporation ("SAIC"), a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors ("Board") for use at our annual meeting of stockholders to be held on Wednesday, June 7, 2023, at 9:00 a.m. (ET) as a virtual meeting via webcast at http://www.virtualshareholdermeeting.com/SAIC2023, and at any and all adjournments, postponements or continuations thereof. This Proxy Statement and the proxy and voting instruction card are first being sent or made available to our stockholders on or about April 26, 2023.

Information About Voting Rights and Solicitation of Proxies
Q:    Who is entitled to vote at the annual meeting?
A:    Only stockholders of record of our common stock as of the close of business on our record date of April 10, 2023, are entitled to notice of, and to vote at, the annual meeting. As of April 10, 2023, there were 53,991,735 shares of common stock outstanding. We have no other class of capital stock outstanding.

Q:    Who may attend the annual meeting?
A:    All stockholders as of our record date of April 10, 2023, or their duly appointed proxies, may attend the virtual annual meeting as well as vote and submit questions during the webcast of the meeting by visiting www.virtualshareholdermeeting.com/SAIC2023 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials or on your Proxy card (if you received a printed copy of the proxy materials).

Q:    Why hold a virtual annual meeting?
A:    We believe that a virtual stockholder meeting provides greater access to those who may want to attend our annual meeting and, therefore, have chosen this over an in-person meeting. We ensure that at our virtual annual meeting, all attendees are afforded the same rights and opportunities to participate as they would at an in-person meeting. These procedures include the ability for stockholders to ask questions during the course of the meeting, post appropriate questions received during the meeting for review by other participants, review our corresponding answers to such questions on our Investor Relations website at investors.saic.com as soon as possible after the meeting and access technical support staff during the meeting in the event of difficulties arising from the use of the virtual meeting platform. We continue to receive positive feedback from our stockholders as we adopt best practices and new technologies for our annual meeting, Proxy Statement and related materials. We evaluate annually the method of holding the annual meeting, taking into consideration the above factors as well as business and market conditions and the proposed agenda items. We continue to believe that holding our annual meeting virtually over the internet is the right approach for our company, as it enables more of our geographically diverse base of stockholders to participate in our annual meeting.
Q:    What constitutes a quorum?
A:    The presence, either in person or by proxy, of the holders of a majority of the total voting power of the shares of common stock outstanding as of April 10, 2023, is necessary to constitute a quorum and to conduct business at the annual meeting. Abstentions and broker “non-votes” will be counted as present for purposes of determining the presence of a quorum.
Q:    What is a broker “non-vote”?
A:    A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. In tabulating the voting results for a particular proposal, broker “non-votes” are not considered entitled to vote on that proposal. Broker “non-votes” will not have an effect on the outcome of any matter being voted on at the meeting, assuming a quorum is present.
Unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the matters to be considered at the annual meeting other than the ratification of our independent registered public accounting firm. Please vote your shares or provide voting instructions to your broker so your vote can be counted.
Q:    How many votes am I entitled to?
A:    Each holder of common stock will be entitled to one vote per share, in person or by proxy, for each share of stock held in the stockholder’s name as of April 10, 2023, on any matter submitted to a vote of stockholders at the annual meeting.

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INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS
Q:    How do I vote my shares?
A:    Shares of common stock represented by a properly executed and timely proxy will, unless it has previously been revoked, be voted in accordance with its instructions. In the absence of specific instructions, the shares represented by a properly executed and timely proxy will be voted in accordance with the Board’s recommendations as follows:
•    FOR all of the company’s nominees to the Board;
•    FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers ("Say-on-Pay");
•    FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending February 2, 2024;
•    FOR the approval of the 2023 Equity Incentive Plan; and
•    FOR the approval of the Amended and Restated 2013 Employee Stock Purchase Plan.
No other business is expected to come before the annual meeting; however, should any other matter properly come before the annual meeting, the proxy holders intend to vote such shares in accordance with their best judgment on any additional matter.
There are four different ways to vote your shares:

By Internet	By Telephone
You may submit a proxy or voting instructions over the Internet by going to www.proxyvote.com or by scanning the QR code on your proxy and voting instruction card with a smart phone and following the instructions.
You may submit a proxy or voting instructions by calling 1-800-690-6903 and following the instructions.

By Mail	At The Virtual Annual Meeting
If you received your proxy materials in the mail, you may complete, sign and return the accompanying proxy and voting instruction card in the postage-paid envelope provided.	If you are a stockholder of record you may electronically attend the virtual annual meeting and vote your shares at http://www.virtualshareholdermeeting.com/SAIC2023 during the meeting. You will need to provide your 16-digit control number that is on your Notice of Internet Availability of Proxy Materials or your proxy card if you receive a printed copy of the proxy materials by mail.

You may revoke a previously delivered proxy by delivering written notice of revocation to Hilary L. Hageman, our Corporate Secretary, or by executing a later dated proxy and giving written notice of the revocation to our Corporate Secretary at any time before the proxy is voted at the annual meeting. If you submitted your proxy by Internet or by telephone, you can vote again by voting over the Internet or by telephone. We will honor the latest vote received. Proxy holders will vote shares represented by written proxies, if properly signed and returned to our Corporate Secretary, in accordance with instructions of the stockholders.

Q:    What are the voting deadlines?
A:    For shares not held in the Science Applications International Corporation Retirement Plan (the “SAIC Retirement Plan”), the deadline for submitting a proxy using the Internet or the telephone is 11:59 p.m. (ET) on June 6, 2023. For shares held in the SAIC Retirement Plan, the deadline for submitting voting instructions using any of the allowed methods is 11:59 p.m. (ET) on June 4, 2023.

Science Application International Corporation
2023 Proxy Statement | 6

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS
Q:    How are the shares held by the SAIC Retirement Plan voted?
A:    Each participant in the SAIC Retirement Plan has the right to instruct Vanguard Fiduciary Trust Company ("Vanguard"), as trustee of the SAIC Retirement Plan (the “SAIC Trustee”), on a confidential basis, how to vote his or her proportionate interests in all shares of common stock held in the SAIC Retirement Plan. The SAIC Trustee will vote all shares held in the SAIC Retirement Plan for which no voting instructions are received in the same proportion as the shares for which voting instructions have been received by participants in the SAIC Retirement Plan. The SAIC Trustee’s duties with respect to voting the shares of common stock in the SAIC Retirement Plan are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The fiduciary provisions of ERISA may require in certain limited circumstances that the SAIC Trustee override the votes of participants with respect to the shares of common stock held by the SAIC Trustee.
Q:    How are the shares held by the SAIC Stock Plans voted?
A:    Under the terms of our Management Stock Compensation Plan and Key Executive Stock Deferral Plan (collectively, the "SAIC Stock Plans"), Newport Trust Company ("NTC"), as trustee of the SAIC Stock Plans, has the power to vote the shares of common stock held in the SAIC Stock Plans. NTC will vote all those shares in the same proportion that our other stockholders collectively vote their shares of common stock. If you are a participant in any of the SAIC Stock Plans, you do not have the right to instruct NTC how to vote or to otherwise vote your proportionate interests in the shares of common stock held in such SAIC Stock Plan.
Q:    What is the difference between a “stockholder of record” and a “beneficial” holder?
A:    These terms describe how the ownership of your shares is reflected on the books of our transfer agent, Computershare. If your shares are registered directly with Computershare, then you are a “stockholder of record” of these shares. If your shares are held in an account at a broker, bank, trust or other similar organization, then you are a “beneficial” holder of these shares. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct the organization on how to vote the shares held in your account. If you wish to vote in person at the virtual annual meeting, you must obtain a valid proxy from the organization holding the shares.
Q:    Who is soliciting these proxies?
A:    We are soliciting these proxies and the cost of the solicitation will be borne by us, including the charges and expenses of persons holding shares in their name as nominee incurred in connection with forwarding Proxy Materials to the beneficial owners of those shares. In addition to the distribution of the Proxy Materials by mail and through the Notice of Internet Availability of Proxy Materials described below under the caption "Internet Availability of Proxy Materials," proxies may be solicited by our officers, directors and employees in person, by telephone or by email. These individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.
Q:    What is “householding” and how does it affect me?
A:    We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, we send only one Proxy Statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who do not participate in householding will continue to receive separate proxy and voting instruction cards. We do not use householding for any other stockholder mailings.
If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate copy of the Proxy Statement or annual report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our mailing agent, Broadridge, either by calling toll-free at (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you own shares through a bank, broker or other nominee, you should contact the nominee concerning householding procedures. We will promptly deliver a separate copy of the Proxy Statement or annual report to you upon request.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Proxy Statement or annual report and you wish to receive a single copy of each of these documents for your household, please contact our mailing agent, Broadridge, at the telephone number or address indicated above to bring this to our mailing agent’s attention.
Q:    Where can I find the voting results of the annual meeting?
A:    We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the annual meeting.

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INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS
Internet Availability of Proxy Materials
As permitted by the rules and regulations of the SEC, we are using the Internet as a means of furnishing proxy materials to our stockholders. We believe this method makes the proxy distribution process more efficient, lowers costs and helps in conserving natural resources.
On or about April 26, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including the proxy statement and annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy and voting instruction card to be able to vote through the Internet or by telephone. Other stockholders, in accordance with their prior requests, and employees with regular access to email through their company email address have received email notification of how to access our proxy materials and vote via the Internet or by telephone or have been mailed paper copies of our proxy materials and a proxy and voting instruction card.
The Proxy Statement and Annual Report are available at www.proxyvote.com.

Science Application International Corporation
2023 Proxy Statement | 8

PROPOSAL 1 - ELECTION OF DIRECTORS
PROPOSAL 1 - ELECTION OF DIRECTORS

At the annual meeting, ten directors are to be elected to serve for one-year terms to hold that position until each director’s successor is elected and qualified unless any of the directors resign or are removed prior to the end of their respective term. All nominees have been nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee thereof. To the best knowledge of the Board, all of the nominees are able and willing to serve. Each nominee has consented to be named in this Proxy Statement and to serve if elected. Each nominee listed below is currently a director of the company and, other than Ms. Handlon and Mr. Reagan, each was elected by the stockholders at our 2022 annual meeting of stockholders. Ms. Handlon and Mr. Reagan were elected to serve as a director by the Board effective as of December 5, 2022 and January 9, 2023, respectively, and are standing for election by our stockholders as directors of the company for the first time at this year’s annual meeting. Ms. Handlon and Mr. Reagan were each first identified as a potential director candidate by one of our current non-executive directors. Both candidates went through the company's rigorous vetting process, including full background checks, and were selected based on their excellent credentials and financial acumen. Each was then evaluated by the Nominating and Corporate Governance Committee in advance of its recommendation of their service as a director. In addition to the nominees below, Robert A. Bedingfield, Carol A. Goode and John J. Hamre each served as a member of the Board during our fiscal year ended February 3, 2023. Mr. Bedingfield, Ms. Goode and Dr. Hamre are not standing for re-election at this year's annual meeting of stockholders and, as a result, the size of the Board will be decreased from thirteen to ten directors.

Majority Voting Standard in Uncontested Director Elections
We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, nominees must receive more “for” than “against” votes to be elected without further action. Abstentions are not counted as votes cast. As provided in our bylaws, a “contested election” is one in which the number of nominees exceeds the number of directors to be elected. The election of directors at the 2023 annual meeting of stockholders is an uncontested election.
If an incumbent director receives more “against” than “for” votes, he or she is expected to tender his or her resignation in accordance with our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee will consider the offer of resignation and recommend to the Board the action to be taken. The Board will promptly disclose its decision as to whether to accept or reject the tendered resignation in a press release, Current Report on Form 8-K or other public announcement.
Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted as instructed in the proxy. In the absence of specific instructions, the shares represented by properly executed, timely received and unrevoked proxies will be voted “for” each nominee. If any of the nominees listed below becomes unable to stand for election at the annual meeting, the proxy holders intend to vote for any person designated by the Board to replace the nominee unable to serve.

Recommendation of the Board of Directors
The Board unanimously recommends a vote FOR each nominee.

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PROPOSAL 1 - ELECTION OF DIRECTORS
Nominees for Election to the Board of Directors
Set forth below is a brief biography of each nominee for election as a director and a brief discussion of the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that the nominee should serve as a director of our company. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending to stockholders a group of nominees with complementary skills and a diverse mix of backgrounds, perspectives and expertise beneficial to the broad business diversity of the company. Our board membership criteria and director nomination process are described in the “Corporate Governance” section of this Proxy Statement.
Dr. Garth N. Graham

Age: 48 Director since: 2021 Independent
Select Qualifications and Skills:
Leadership and Executive Management Experience: Since January 2021, Dr. Graham has served as the Director and Global Head of Healthcare for YouTube, LLC, an online video-sharing platform and subsidiary of Alphabet Inc. (Nasdaq: GOOGL). From 2019 until 2021, Dr. Graham served as the Chief Community Health Officer for CVS Health Corporation (NYSE: CVS), a diversified health services company, and from 2013 until 2019, he served in various roles for Aetna Inc., a health insurance company, including as the President of the Aetna Foundation and the Vice President for Community Health. In April 2021, Dr. Graham became a member of the Board of Directors for Modivcare Inc. (Nasdaq: MODV), a technology-enabled healthcare services company.
Healthcare and Industry Expertise: Dr. Graham holds a medical degree from Yale School of Medicine, and a Master of Public Health from Yale School of Public Health. A cardiologist and professor of medicine, he was Deputy Assistant Secretary to the U.S. Health and Human Services Department under Presidents Barack Obama and George W. Bush, in addition he led the Office of Minority Health and the federal government’s first National Health Disparities Plan. An elected member of the National Academy of Medicine, he contributes to several boards including the Institute of Medicine Board on Population Health, the National Quality Forum, and the National Heart, Lung, and Blood Institute Advisory Council.
The Board believes that Dr. Graham’s extensive healthcare expertise and leadership qualifications in various senior roles within the healthcare arena provides a unique and dynamic skill set to the Board.

Committees: Compensation; Risk Oversight

Carolyn B. Handlon

Age: 65 Director since: 2022 Independent
Select Qualifications and Skills:
Leadership and Executive Management Experience: Served in various financial leadership roles for over 35 years, including 17 years as Executive Vice President, Finance and Treasurer, with Marriott International, Inc. Prior to joining Marriott, Ms. Handlon worked for the Overseas Private Investment Corporation and for the Continental Illinois National Bank and Trust.
Financial Expertise: Over 40 years of financial experience in the areas of global capital markets, global investment and real estate lending, financial strategy and risk management, global cash operations, mergers and acquisitions, and corporate finance.
Director Experience: Ms. Handlon currently serves on the Board of Directors for Invesco Mortgage Capital and Apple Hospitality REIT, Inc. (Nasdaq: APLE).
Ms. Handlon's extensive background in the financial and global market industry along with her senior leadership experience provide significant value to our Board.

Committees: Audit; Nominating

Science Applications International Corporation
2023 Proxy Statement | 10

PROPOSAL 1 - ELECTION OF DIRECTORS
Yvette M. Kanouff

Age: 57 Director since: 2019 Independent
Select Qualifications and Skills:
Leadership Experience: Currently serves as a Partner and Chief Technology Officer for JC2 Ventures, a Silicon Valley based venture capital firm. Prior to her current role, Ms. Kanouff served from 2014 to 2019 as the Senior Vice President and General Manager for the service provider business line of Cisco Systems, Inc., a global leader in information technology, networking and cybersecurity solutions. Prior to her role with Cisco, from 2012 to 2014, Ms. Kanouff served as Executive Vice President of Engineering and Technology for Cablevision Systems Corporation, a cable television provider and multiple system operator, and from 2010 to 2012, served as President of SeaChange International, a video management solutions provider.
Director Experience: Ms. Kanouff has served on the Board of Directors for Entegris, which manufactures and supplies microcontamination control products, specialty chemicals, and advanced materials handling solutions for manufacturing processes in the semiconductor and other high-technology industries, since 2021. She has served on the board of Sprinklr, a firm that develops software for customer experience management, since 2018, and Amdocs, a software and services provider to communications and media companies, since 2020. Ms. Kanouff also serves on boards of private companies as a part of her role at JC2 Ventures.
The Board believes that Ms. Kanouff’s diverse background in the technology industry, with over 25 years of extensive leadership positions and experience, combined with a solid strategy and investment background, provide great insight and value to our Board.

Committees: Audit; Risk Oversight (Chair)

Nazzic S. Keene

Age: 62 Director since: 2019 Chief Executive Officer
Select Qualifications and Skills:
Leadership and Executive Management Experience: Serves as our Chief Executive Officer and a Director since 2019. Previously served as Chief Operating Officer from 2017 until July 2019, where she was responsible for overseeing daily operations of the company, including its long-term strategy for sustained profitable growth. Ms. Keene joined the company in 2012, holding several leadership roles including President of the company’s Global Markets & Mission sector and Senior Vice President of Corporate Strategy.
Director Experience: Since 2020, Ms. Keene has served as a member of the Board of Directors for each of Automatic Data Processing, Inc., a provider of human resources management software and services, INOVA Hospital System, a non-profit health organization, and VA Ready Initiative, a non-profit organization focused on economic development initiatives in response to COVID-19. In January 2022, Ms. Keene became a member of the Board of Directors of the Federal Reserve Bank of Richmond.
Industry Knowledge and Experience: Over 35 years of experience in the information systems and technology services industry, with 25 years in executive management positions. Prior to joining SAIC, Ms. Keene was the Senior Vice President and General Manager for U.S. Enterprise Markets at CGI Group Inc., a global information technology consulting, systems integration, outsourcing and solutions company listed on the New York Stock Exchange, from 2004 to 2012, leading the company’s U.S. expansion in all aspects of strategy development, operational execution and leadership development. She previously held various roles in the communications and IT industry.
The Board believes that Ms. Keene’s extensive market knowledge, leadership skills and management ability proven throughout her leadership roles and as an executive officer with our company make her highly qualified to serve on our Board. In addition, our Board believes that the company’s Chief Executive Officer should serve on the Board of Directors to help communicate the Board’s priorities to management as well as bring management’s perspective on matters considered by the Board.

Committee: Risk Oversight

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PROPOSAL 1 - ELECTION OF DIRECTORS
Timothy J. Mayopoulos

Age: 64 Director since: 2015 Independent
Select Qualifications and Skills:
Leadership Experience: Previously served as President and Chief Executive Officer of the Federal National Mortgage Association, known as Fannie Mae, from June 2012 until October 2018. Appointed by the FDIC following the failure of Silicon Valley Bank. N.A, to serve as President and Chief Executive Officer of Silicon Valley Bridge Bank, N.A for a period of weeks in March 2023. Served as President of Blend Labs, Inc., a Silicon Valley enterprise software company, from April 2019 until March 2023.
Executive Management and Legal Expertise: In addition to his recent executive leadership roles as President of Blend Labs and President and CEO of Fannie Mae, Mr. Mayopoulos was Chief Administrative Officer of Fannie Mae from 2010 to 2012, and General Counsel and Corporate Secretary of Fannie Mae from 2009 to 2012. Prior to joining Fannie Mae, he was Executive Vice President and General Counsel of Bank of America Corporation.
Financial Expertise: Mr. Mayopoulos has held executive leadership roles in financial institutions that have required significant financial expertise and capital markets knowledge. He also serves on the Audit Committee and Chairs the Operational Risk Committee of the Board of Directors of Lending Club Corporation, a fintech marketplace bank.
Director Expertise: In addition to Mr. Mayopoulos' service as a member of the Board of Directors for Lending Club Corporation, he also serves on the Board of Directors for Blend Labs, Inc., a digital lending platform for mortgages and consumer banking, and the Board of Directors for Valon Technologies, Inc., a digital mortgage servicing company, and Bilt Technologies, a credit card company.
Mr. Mayopoulos has over 30 years of professional experience. His valuable contributions to our Board include his executive management experience, his experience in finance and capital markets, his legal background and his experience operating in highly regulated businesses.

Committees: Audit; Compensation

Katharina G. McFarland

Age: 63 Director since: 2019 Independent
Select Qualifications and Skills:
Leadership Experience: With over 30 years of government service, Katharina (Katrina) McFarland is widely recognized as a leading subject-matter expert on government procurement, science and technology as Chair of the Board of Army Research and Development at the National Academies of Science, IT and AI as Commissioner of the National Security Commission on Artificial Intelligence, and Procurement as a Director on the Procurement Round Table. She currently serves as the Vice Chair of the Army Science Board. She was previously the Assistant Secretary of Defense for Acquisition (2012 to 2017) and acting Assistant Secretary of the Army (Acquisition, Logistics & Technology) (2016 to 2017). She was President of the Defense Acquisition University from 2010 to 2012. From 2006 to 2010, Ms. McFarland was the Director of Acquisition, Missile Defense Agency.
Director Experience: Ms. McFarland serves as an advisor or is a member of the Board of advisors to several companies including: Cypress International Senior Strategy Group, DataRobot, Anduril, Exyn Technologies Board of Directors, Willcor, Inc. and Sehlke, Inc. Senior Advisory Board. Ms. McFarland was a Director for Engility from 2017 to January 2019. In January 2021, she joined the Board of Directors for Transphorm Inc. and in November 2021 joined the Virgin Orbit Board of Directors.
Ms. McFarland brings substantial experience in defense acquisition, program management, logistics and technology. In particular, her experience with the U.S. Department of Defense, Department of the Army, and Intelligence Community procurement provides valuable insight to the Board.

Committees: Nominating; Risk Oversight

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PROPOSAL 1 - ELECTION OF DIRECTORS
Milford W. McGuirt

Age: 66 Director since: 2021 Independent
Select Qualifications and Skills:
Leadership and Executive Management Experience: Served as Managing Partner of the Atlanta office and Mid-South Area of KPMG from January 2015 until his retirement in September 2019. During a 33-year career at KPMG, Mr. McGuirt held a number of leadership positions, including as a senior partner and the National Audit Sector Leader and National Industry Leader for the firm’s higher education practice. Prior to joining KPMG, Mr. McGuirt served as an audit manager with Coopers & Lybrand.
Financial Expertise: Over 41 years of financial experience in the areas of public accounting and auditing with Big 4 international and consulting firms, including 29 years as a Partner at KPMG.
Director Experience: Mr. McGuirt served on the board of HD Supply as an independent director and member of the audit and nominating and corporate governance committee from July to December of 2020, and currently serves on the board of Oxford Industries, Inc. since July of 2020, and private company Chick-fil-A, Inc. since October 2021. In addition, Mr. McGuirt also previously served on KPMG’s Nominating Committee of the Board of Directors as well as the KPMG Diversity Advisory Board and KPMG Foundation.
Mr. McGuirt’s decades of extensive experience in the financial industry, specifically in the accounting and auditing fields, as well as over 30 years of leadership roles, make him a great asset to the Board and his financial insight will be greatly beneficial to our company.

Committees: Audit; Nominating

Donna S. Morea

Age: 68 Director since: 2013 Independent Chair of the Board
Select Qualifications and Skills:
Leadership and Executive Management Experience: Served as President of CGI Technology and Solutions, Inc. ("CGI"), a wholly-owned U.S. subsidiary of CGI Group, one of the largest independent information technology firms in North America, from May 2004 until her retirement at the end of 2011. Ms. Morea also served as a Director for CGI from February 2012 to May 2013. Ms. Morea is an Operating Executive of The Carlyle Group, where she focuses on technology and business services.
Industry Knowledge and Experience: Information and Technology Expertise: Over 30 years of experience; nationally recognized executive in IT professional services management; and led CGI’s IT and business process services in the U.S. and India for large enterprises in financial services, healthcare, telecommunications and government.
Director Experience: Ms. Morea served as a member of the Board of Directors of SunTrust Banks, Inc. from 2012 until December 2019, and has served as a member of the Board of Directors of Inova Health System since 2015, and Truist Financial Corp. since December 2019. She also serves on the Board of KLDiscovery Inc.
The Board believes that Ms. Morea’s executive management experience and information technology expertise provide valuable leadership experience and market knowledge of a significant segment of our business.

Committees: Compensation; Nominating

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PROPOSAL 1 - ELECTION OF DIRECTORS
James C. Reagan

Age: 64 Director since: 2023 Independent
Select Qualifications and Skills:
Leadership and Executive Management Experience: Served as Executive Vice President & Chief Financial Officer for Leidos Holdings, Inc. ("Leidos") from July 2015 until his retirement in June 2021. Prior to joining Leidos, Mr. Reagan served as Chief Financial Officer for several organizations including Vencore, Inc., a defense contractor serving the Intelligence Community and Department of Defense, and at PAE, Inc. Mr. Reagan was also the CFO of Aspect Communications until 2005 and held several senior roles at MCI Telecommunications.
Industry Knowledge and Experience: Over 18 years of experience in the government services industry across a vast set of areas including cybersecurity and intelligence, information technology and healthcare, and national security. Mr. Reagan also possesses expertise in software, telecommunications, and real estate.
Financial Expertise: Over 40 years of experience as a financial leader across a diverse set of industries with extensive experience in transactional mergers and acquisitions and business process optimization to drive shareholder growth. He has been a licensed CPA in the Commonwealth of Virginia since 1982.
The Board believes that Mr. Reagan’s financial expertise and his deep knowledge and experience in the government services market gained through decades of serving major companies in our industry provide important contributions to the Board.

Committees: Audit; Compensation

Steven R. Shane

Age: 65 Director since: 2013 Independent
Select Qualifications and Skills:
Leadership: Served as a Partner of Accenture plc ("Accenture"), a management consulting, technology and outsourcing services firm, until his retirement in 2011 after a 30-year career.
Financial Expertise and Industry Experience: Consulting and Technology Systems: While at Accenture, Mr. Shane was the Managing Partner of the North America Public Service business responsible for Accenture’s U.S. federal, state and local and Canadian federal and provincial business. He also held several other senior management positions, including those where he led consulting engagements for many of the largest banking institutions in the United States. Following his retirement from Accenture in 2011, Mr. Shane joined LH&P, LLC ("LH&P"), a boutique consulting company, where he currently serves as a consultant and provides strategic, organizational and business advice to senior executives in some of the largest U.S. financial services companies.
Director Experience: Mr. Shane previously served on the Board of Directors for ZPower, LLC, a battery technology company, from 2003 until his voluntary retirement in 2019. Mr. Shane has served, since 2013, as an advisor on the Maximus Federal Services Board, an outsourcing company that provides business process services to government health and human services agencies until his voluntary retirement in the fall of 2022. He also served as a Director for Dispersive Networks, LLC, a virtual network solutions provider, from 2014 until his voluntary retirement in January 2020.
The Board believes that Mr. Shane’s expertise in financial matters and the implementation of significant, mission-critical technology systems for the U.S. government as well as state and local governments offer perspectives that our Board considers valuable to us as a leading provider of technical, engineering and enterprise information technology services to government customers.

Committees: Audit; Compensation (Chair)

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CORPORATE GOVERNANCE
CORPORATE GOVERNANCE

Corporate Governance Guidelines
Our Board recognizes the importance of strong corporate governance as a means of addressing the various needs of our stockholders, employees, customers and other stakeholders. As a result, our Board has adopted Corporate Governance Guidelines which, together with our certificate of incorporation, bylaws, committee charters and other key governance practices and policies, provide the framework for our corporate governance. Our Corporate Governance Guidelines cover a wide range of subjects, including criteria for determining the independence and qualification of our directors. These guidelines are available on our Investor Relations website at investors.saic.com by clicking on the link entitled “Corporate Governance.” The Board recognizes that observing good corporate governance practices is an ongoing responsibility. The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends revisions to these Corporate Governance Guidelines and other corporate governance documents as necessary to promote our and our stockholders’ best interests and to help ensure that we comply with all applicable laws, regulations and stock exchange requirements relating to corporate governance.

Proxy Access
Our bylaws include a “proxy access” provision for director nominations under which eligible stockholders may nominate candidates for election to our Board and inclusion in our Proxy Statement for our annual meeting of stockholders. The “proxy access” provision provides that:
•an eligible stockholder, or an eligible group of up to 20 stockholders, representing at least 3% of our outstanding shares of common stock,
•owning those shares continuously for at least three years,
•can nominate and include in our Proxy Statement director nominees constituting up to 25% of the Board or, if that percentage is not a whole number, the closest whole number below 25%, but not less than two individuals, for election at our annual meeting of stockholders.
These “proxy access” director nominees are subject to certain eligibility, procedural and disclosure requirements as further set forth in Section 3.17 of our bylaws.

Code of Conduct
All of our employees, including our executive officers and our directors, are required to comply with our Code of Conduct, which describes our standards for protecting company and customer assets, fostering a safe and healthy work environment, dealing fairly with customers and others, conducting international business properly, reporting misconduct and protecting employees from retaliation. Our Code of Conduct forms the foundation of our corporate policies and procedures designed to promote ethical behavior in all aspects of our business.
Our Code of Conduct is available on our Investor Relations website at investors.saic.com by clicking on the link entitled “Corporate Governance.”

Director Independence
The Board annually determines the independence of each of our directors and nominees in accordance with our Corporate Governance Guidelines. These guidelines provide that “independent” directors are those who are independent of management and free from any relationship that, in the judgment of the Board, would interfere with their exercise of independent judgment. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization with which we have a relationship). The Board has established independence standards set forth in our Corporate Governance Guidelines that include all elements of independence required by the listing standards of the New York Stock Exchange (“NYSE”).

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All members of the Audit, Human Resources and Compensation, and Nominating and Corporate Governance Committees must be independent directors as defined under our Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate independence requirement pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act”), which requires that they not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation or be an affiliated person of us or any of our subsidiaries.
Each year, our directors complete a questionnaire which requires them to disclose any transactions with us in which the director or any member of his or her immediate family might have a direct or potential conflict of interest. Based on an analysis of the responses, the Board determined that all directors, except for Ms. Keene, because of her role as our Chief Executive Officer, are independent under our Corporate Governance Guidelines and free from any relationship that would interfere with the exercise of their independent judgment. The Board considered the following relationship involving Dr. Hamre in reaching the conclusion that such relationship did not interfere with the exercise of Dr. Hamre's independent judgment in his capacity as a member of the Board:
•    Dr. Hamre is Chairman of the Defense Policy Board Advisory Committee, a committee that advises the Secretary of Defense on foreign policy matters and has no role in acquisition issues.

Criteria for Board Membership
To fulfill its responsibility to identify and recommend to the full Board nominees for election as directors, the Nominating and Corporate Governance Committee reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board. In evaluating potential nominees, the Nominating and Corporate Governance Committee and the Board consider each individual in the context of the Board as a whole, with the objective of recommending to stockholders a slate of individual director nominees that can best continue the success of our business and advance stockholders’ interests. In evaluating the suitability of individual nominees, the Nominating and Corporate Governance Committee and the Board consider many factors, including:

✓ expertise and involvement in areas relevant to our business such as defense, intelligence, science, finance, government or commercial and international business;
✓ interpersonal skills, substantial personal accomplishments and diversity as to gender, age, race, ethnic background and experience;
✓ commitment to business ethics, professional reputation, independence and understanding of the responsibilities of a director and the governance processes of a public company;
✓ demonstrated leadership, with the ability to exercise sound judgment informed by diversity of experience and perspectives; and
✓ benefits from the continuing service of qualified incumbent directors in promoting stability and continuity, contributing to the Board’s ability to work together as a collective body and giving the company the benefit of experience and insight that its directors have accumulated during their tenure.

The Nominating and Corporate Governance Committee reviews the director selection process annually and the Committee and the Board collectively assess its effectiveness through an annual written evaluation process. In addition, the Nominating and Corporate Governance Committee has been directed by the Board to observe the following principles contained in our Corporate Governance Guidelines:

✓ a majority of directors must meet the independence criteria established by the Board;
✓ based upon the range of 7 to 14 directors currently specified in our bylaws, no more than three directors may be an employee of SAIC;
✓ only a full-time employee who serves as either the Chief Executive Officer or one of his or her direct reports will be considered as a candidate for an employee director position; and
✓ no director nominee may be a consultant to the company.

The Board expects a high level of commitment from its members and will review a candidate’s other commitments and service on other boards to ensure that the candidate has sufficient time to devote to the company. In addition, non-employee directors may not serve on the board of directors of more than four other publicly-traded companies. Moreover, directors are expected to act ethically at all times and adhere to our Code of Conduct.

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Board Leadership Structure
The Board is currently led by a non-executive Chair, Ms. Morea, who is an independent director. Our Board believes that it is in the best interests of stockholders for the Board to have the flexibility to determine the most qualified and appropriate individual to serve as Chair of the Board, whether that person is an independent director or the Chief Executive Officer. The Board selects the Chair annually and may decide to separate or combine the roles of Chair of the Board and Chief Executive Officer, if appropriate, at any time in the future. In cases where the Board determines it is in the best interests of our stockholders to combine the positions of Chair and Chief Executive Officer, the independent directors will upon nomination and recommendation by the Nominating and Corporate Governance Committee, elect a lead independent director with the responsibilities described in our Corporate Governance Guidelines.
The functions of the non-executive Chair of the Board include:

•planning the Board’s annual schedule of meetings and agendas, in consultation with the Chief Executive Officer and Corporate Secretary and other directors as appropriate;
•coordinating with the Chief Executive Officer and the Corporate Secretary to ensure that the Board receives the appropriate quantity and quality of information in a timely manner to enable it to make informed decisions;
•chairing all meetings of the Board and of the independent directors in executive session and ensure that meetings are conducted efficiently and effectively;
•facilitating full and candid Board discussions, ensuring all directors express their views on key Board matters and assist the Board in achieving a consensus;
•working with committee chairs to ensure that each committee functions effectively and keeps the Board apprised of actions taken;
•building consensus, developing teamwork and a cohesive Board culture and facilitating formal and informal communication with and among directors; and
•serving as the liaison between the Board and company management.

The Board’s Role in Risk Oversight
As part of its oversight function, the Board and its committees monitor risk as part of their regular deliberations throughout the year. When granting authority to management, approving strategies, making decisions and receiving management reports, the Board considers, among other things, the risks facing the company. The Board also oversees risk in particular areas through its committee structure.
The Board has the following principal standing committees: Audit, Risk Oversight, Human Resources and Compensation, and Nominating and Corporate Governance. The charters of these committees are available in print to any stockholder who requests them and are also available on our Investor Relations website at investors.saic.com by clicking on the link entitled “Corporate Governance.”

Board of Directors

Audit Committee	Risk Oversight Committee	Human Resources and Compensation Committee	Nominating and Corporate Governance Committee

The Audit Committee evaluates the company’s guidelines and policies regarding risk assessment and risk management, including risks related to internal control over financial reporting, the company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.
The Risk Oversight Committee reviews and provides oversight of the company's regulatory, enterprise and strategic risk; ethics, compliance, and corporate responsibilities; and its classified and business operations.
The Human Resources and Compensation Committee assesses risks potentially arising from the company’s human resources and compensation policies and practices.
The Nominating and Corporate Governance Committee identifies and recommends individuals for selection to the Board, develops and recommends corporate governance guidelines to the Board, makes recommendations regarding the size, composition and charters of the Board and oversees the evaluation of the Board and Board committees.

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The company also utilizes an internal Enterprise Risk Management Committee comprised of senior management that, among other things, works with the Chief Executive Officer, the committees of the Board and the full Board to establish the overall corporate risk strategy and oversight of policies, systems, processes and training relating to risk matters within the company. This committee reports quarterly to the Audit Committee and annually to the full Board on its activities and findings, highlighting the key risks we face and management’s actions for managing those risks.

Corporate Responsibility
Creating Business Value through Diversity, Equity and Inclusion
Our ongoing diversity, equity and inclusion efforts demonstrate our continuing commitment to hold ourselves accountable and to be transparent about both our progress and our areas of opportunity. Diversity creates innovation and is critical to the delivery of exceptional business results.

In fiscal 2022, to ensure our leadership reflects the diversity of the workforce, we established goals to achieve parity in the representation of women and people of color between our leader and non-leadership roles by the end of fiscal 2026. In fiscal 2023, we achieved parity for women well ahead of our committed timeline as we increased women in leadership to 28%. Going forward, we remain focused on continuing to build the leadership pipeline of women at SAIC. In addition, we increased people of color in leadership by 1%, which contributes to a 400 basis-point improvement over the past two years. To hold ourselves accountable for our results, our executive compensation incentive plans are tied to meeting our diversity goals.

We are committed to developing a diverse slate of leaders from within our existing workforce. Across all of our leadership development courses that prepare entry- and mid-level managers for higher-level roles, greater than 50% of participants were women and/or people of color in fiscal 2023. Now in its second year, the company’s AcceleratHER Women’s Leadership Academy program welcomed its second cohort in 2022. This program is for high-performing, early to mid-career women who are on track to progress to leadership roles.

To meet our commitment to enhance our diversity, equity and inclusion in our hiring efforts, the Company continues to ensure our job descriptions, recruiting tools and processes help eliminate the potential for bias, and we actively promote diverse slates of candidates for leadership roles. To cultivate inclusion, SAIC has seven active Employee Resource Groups ("ERGs"). We know that, especially in a large company, when employees feel they are included, belong and are connected to other employees, they are better able to bring their authentic selves to work. We encourage our employees to actively participate in these employee resource groups, and as a result in fiscal 2023, our ERGs experienced a 13% year-over-year increase in engagement, which ultimately strengthens employee retention.

Our efforts in the areas of diversity and corporate responsibility are having an impact as acknowledged through external recognition like Forbes Best Employer for Diversity, DiversityInc’s No. 1 of Top Companies for Veterans and the Human Rights Campaign Best Place to Work for LGBTQ Equality continued recognition.

Giving Back to our Workforce and Communities
We believe it is important to build on our legacy of community engagement and philanthropy as a strong corporate citizen. At the core of our commitment to our employees is the SAIC Foundation, a public 501(c)(3) organization to address unforeseen financial impacts on employees and their families, providing emergency funds when financial hardships or natural disasters arise.

We also believe in longer-term philanthropic support, targeting programs that address our three pillars of focus: military heroes, community wellness, and science, technology, engineering and mathematics (STEM). Over the years these efforts include building 13 homes for military heroes, providing more than 22 million meals to people in need and supporting hundreds of unique STEM engagements through mentoring, sponsorships and other events to youth organizations nationwide. In total for fiscal 2023, our SAIC workforce volunteered over 25,000 hours in support of the communities where we live and work.

Being Good Stewards of the Environment
We focus our environmental efforts in three areas - greenhouse gas ("GHG") emissions, energy conservation and recycling.

SAIC measures, monitors and tracks our GHG emissions (Scope 1 and Scope 2) at facilities where we maintain operational control and publicly disclose those emissions. We determine our results by adhering to the method outlined in the Greenhouse Gas Protocol Corporate Accounting and Reporting Standard. Given acquisition activity affecting our portfolio, we use 2019 as our

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CORPORATE GOVERNANCE
updated baseline and established a new corporate goal of an additional 15% reduction by 2025 for Scope 1 and Scope 2 emissions to ensure we continue to make significant progress in reducing emissions.

Calendar year 2021 is our most recently disclosed data and reflects a 30% decrease in combined Scope 1 and Scope 2 greenhouse gas emissions from our 2019 baseline.

We track and evaluate electricity consumption and efficiency at facilities where we have operational control. In calendar year 2021, we reduced our electrical energy consumption by 10.5% from 2020 levels through our ongoing and consistent efforts across our portfolio to improve operating efficiencies including optimizing space utilization, retiring under-performing assets, deploying energy efficient lighting and implementing programs addressing after-hours setback and controls for heating and cooling.

SAIC encourages recycling and responsible disposal of non-hazardous waste and works to reduce waste through several initiatives, including leveraging remote work environments, promoting electronic equipment refurbishment programs and implementing programming to reduce paper usage.

Expanding ESG Reporting and Disclosure
In July, we released our third annual 2022 Corporate Responsibility Report, which covers data and activities for SAIC's fiscal 2022. The report expanded disclosure following a wider set of ESG frameworks. Both an electronic and print version of this report is available in the Corporate Responsibilities section of investors.saic.com. We plan to publish our next corporate responsibility report in mid-2023.

Our 2022 Corporate Responsibility Report, and the other reports mentioned above, are not part of, or incorporated by reference into this Proxy Statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law.

Board of Directors Meetings and Committees
The Board held five meetings of the entire Board during our fiscal year ended February 3, 2023 ("fiscal 2023"). During fiscal 2023, the independent directors met five times for regular board meetings, and seven times for executive sessions. Ms. Morea presided as the non-executive Chair of the Board at all Board meetings held during fiscal 2023 and at all executive sessions of our independent directors as provided by our Corporate Governance Guidelines. During fiscal 2023, the director attendance for Board and committee meetings was 100%. All directors are expected to attend our 2023 annual meeting of stockholders and all of the directors who were both serving at the time of and standing for re-election at last year’s annual meeting of stockholders attended such meeting.

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AUDIT COMMITTEE The specific responsibilities of the Audit Committee are further set forth in its charter and include:

Members(1)(2)	Roles and Responsibilities	Meetings held in Fiscal 2023
•Robert A. Bedingfield (Chair)(3) •Carolyn B. Handlon(4) • Yvette M. Kanouff •Timothy J. Mayopoulos •Milford W. McGuirt •James C. Reagan(5) •Steven R. Shane
•  Internal Controls and Disclosure Controls—Review and provide feedback on management’s assessment of, and the report on, the effectiveness of the company’s internal control over financial reporting, and the independent, registered public accounting firm’s related report.
•   Independent Audit—Appoint, retain, oversee, evaluate, and if necessary, replace the company's independent registered public accounting firm, including the lead audit partner, for the purpose of preparing or issuing an audit report on our annual consolidated financial statements and performing other audit, review or attest services; pre-approve all audit and non-audit services and related fees; and evaluate the independent registered public accounting firm’s qualifications, performance and independence, in light of among other things, non-audit services and fees.
•   Internal Audit—Review the qualifications, structure and performance of the internal audit function; review and approve the company’s internal audit plan; and periodically review findings from completed audits, status of major audits in process, and any significant difficulties, disagreements with management or restrictions encountered in the scope of the company's internal audit department’s work.
•   Financial Reporting—Review and discuss with management, the independent registered public accounting firm and the internal auditor the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and discuss with the independent registered public accounting firm the auditor’s judgments and recommendations about the accounting principles used to prepare our consolidated financial statements.
•   Ethical and Legal Compliance—Review the effectiveness of our system for monitoring compliance with laws and regulations; establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (including procedures for receiving and handling complaints on a confidential and anonymous basis); and evaluate and handle any complaints submitted to or reported to the Audit Committee.
•   Other Responsibilities—Discuss and evaluate our guidelines and policies regarding risk assessment and risk management; discuss our major financial risk exposures and the steps management has taken to monitor and control those exposures; and review our litigation, government investigation and legal compliance matters that could have a significant impact on our financial statements.
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(1)    The Board has determined that each member of the Audit Committee is independent for purposes of our Corporate Governance Guidelines, as well as for purposes of the requirements of the Exchange Act.
(2)    The Board has determined that each member of the Audit Committee qualifies as an Audit Committee “financial expert” as defined by the rules under the Exchange Act. The backgrounds and experience of the Audit Committee financial experts are set forth above in “Proposal 1—Election of Directors.”
(3)     Mr. Bedingfield served on the Audit Committee as Chair for fiscal 2023. He is not standing for re-election at the 2023 annual meeting of stockholders.
(4)    Ms. Handlon was appointed to the Audit Committee effective December 5, 2022.
(5)    Mr. Reagan was appointed to the Audit Committee effective January 9, 2023.

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RISK OVERSIGHT COMMITTEE The responsibilities of the Risk Oversight Committee are further set forth in its charter and include:

Members	Roles and Responsibilities	Meetings held in Fiscal 2023
•Yvette M. Kanouff (Chair) •Garth N. Graham •John J. Hamre(1) •Nazzic S. Keene •Katharina G. McFarland
•   Monitoring and Overseeing Regulatory, Enterprise and Strategic Risk Areas, including reviewing the following—operational, compliance and reputation risk management activities; and enterprise legal and strategic risk management activities, material regulatory matters, technology oversight and cyber risk.
•   Monitoring Policies and Practices Relating to Ethics, Compliance, and Corporate Responsibility, including reviewing the following—our Code of Conduct; third-party risk; safety; environmental, sustainability and governance matters; contributions to charitable and other tax-exempt organizations; and political contributions and government relations.
•   Overseeing Case Management and Personal Conflict of Interest Review Process for Executive Officers and Independent Directors, including—the receipt, retention and treatment of complaints involving alleged misconduct, unethical behavior, violation of the company’s policies or potential conflict of interest involving an executive officer or any other person or matter of concern presented to the Committee by the Board.
•   Overseeing the Company's Classified Business, including—the general oversight of the company's classified business activities and making recommendations to the Board and management concerning the review of the strategic, operational and financial aspects of the company’s classified business; and the review of policies, processes, procedures, training, risk assessment and management activities applicable to the company’s classified business activities to the extent that they deviate from those applicable to the company’s non-classified business activities.
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(1)    Dr. Hamre served on the Risk Oversight Committee for fiscal 2023. He is not standing for re-election at the 2023 annual meeting of stockholders.

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HUMAN RESOURCES AND COMPENSATION COMMITTEE The responsibilities of the Human Resources and Compensation Committee are further set forth in its charter and include:

Members(1)	Roles and Responsibilities	Meetings held in Fiscal 2023
•Steven R. Shane (Chair) •Carol A. Goode(2) •Garth N. Graham •Timothy J. Mayopoulos •Donna S. Morea •James C. Reagan(3)
• Determining the compensation of our Chief Executive Officer and reviewing and approving the compensation of our other executive officers;
• Reviewing and evaluating, with the Chief Executive Officer, the long-range plans for management succession;
• Exercising all rights, authority and functions reserved to such committee under all of our equity, retirement and other compensation plans;
•  Approving and making recommendations to the Board regarding non-employee director compensation;
•  Preparing an annual report on executive compensation for inclusion in our proxy statement or Annual Report on Form 10-K in accordance with the rules and regulations of the SEC; and
• Periodically reviewing our human resources strategy, policies and programs.
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(1)    The Board has determined that each member of the Human Resources and Compensation Committee is independent for purposes of our Corporate Governance Guidelines.
(2)    Ms. Goode served as a member of the Human Resources and Compensation Committee for fiscal 2023. She is not standing for re-election at the 2023 annual meeting of stockholders
(3)    Mr. Reagan was appointed to the Human Resources and Compensation Committee effective January 9, 2023.
The Committee’s processes and procedures for the consideration and determination of executive compensation are discussed in further detail under “Compensation Discussion and Analysis” below.

Role of Independent Compensation Consultant
The Human Resources and Compensation Committee has retained Frederic W. Cook & Co., Inc. ("FW Cook") as its independent compensation consultant to assist the Committee in evaluating executive compensation programs and in setting executive officer compensation. The consultant only serves the Human Resources and Compensation Committee in an advisory role and does not decide or approve any compensation actions. The consultant reports directly to the Human Resources and Compensation Committee and does not perform any services for management. The consultant’s duties include the following:
•    reviewing our total compensation philosophy, peer group and target competitive positioning for reasonableness and appropriateness;
•    reviewing our overall executive compensation program and advising the Committee on evolving best practices;
•    providing independent analyses and recommendations to the Committee on executive officers’ compensation and new compensation and benefits programs that management submits to the Committee for approval; and
•    reviewing the Compensation Discussion and Analysis section of our Proxy Statement.
The consultant interacts directly with members of management only on matters under the Human Resources and Compensation Committee’s oversight and with the knowledge and permission of the Committee. The Human Resources and Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that the firm’s work for the Committee does not raise any conflict of interest.

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Compensation Committee Interlocks and Insider Participation
None of the members of our Human Resources and Compensation Committee have, at any time, been an officer or employee of ours. None of our executive officers currently serve, or in the past fiscal year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Human Resources and Compensation Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE The responsibilities of the Nominating and Corporate Governance Committee are further set forth in its charter and include:

Members(1)	Roles and Responsibilities	Meetings held in Fiscal 2023
•John J. Hamre (Chair)(2) •Robert A. Bedingfield(3) •Carolyn B. Handlon(4) •Carol A. Goode(5) •Katharina G. McFarland •Milford W. McGuirt •Donna S. Morea
•  Evaluating, identifying and recommending director nominees, including nominees proposed by stockholders;
•  Reviewing and making recommendations regarding the composition and procedures of the Board;
•  Making recommendations regarding the size, composition and charters of the Board’s committees;
•  Developing and recommending to the Board a set of corporate governance principles, including recommending an independent director to serve as non-executive Chair of the Board or as Lead Director (as applicable); and
•  Developing and overseeing an annual self-evaluation process of the Board and its committees.
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(1)    The Board has determined that each member of the Nominating and Corporate Governance Committee is independent for purposes of our Corporate Governance Guidelines.
(2)    Dr. Hamre served as chair for the Nominating and Corporate Governance Committee for fiscal 2023. He is not standing for re-election at the 2023 annual meeting of stockholders.
(3)    Mr. Bedingfield served as a member of the Nominating and Corporate Governance Committee for fiscal 2023. He is not standing for re-election at the 2023 annual meeting of stockholders.
(4)    Ms. Handlon was appointed to the Nominating and Corporate Governance Committee effective December 5, 2022.
(5)    Ms. Goode served as a member of the Nominating and Corporate Governance Committee for fiscal 2023. She is not standing for re-election at the 2023 annual meeting of stockholders.

Director Nominations Process
The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The Committee regularly assesses the Board’s current and projected strengths and needs by, among other things, reviewing the Board’s current profile, the criteria for Board membership described on page 16 of this Proxy Statement and our current and future needs.
To the extent that vacancies on the Board are anticipated or otherwise arise, the Nominating and Corporate Governance Committee prepares a target candidate profile and develops an initial list of director candidates identified by the current members of the Board, business contacts, community leaders and members of management. The Committee may also retain a professional search firm to assist it in developing a list of qualified candidates. The Nominating and Corporate Governance Committee also considers any stockholder recommendations for director nominees that are properly received.
The Committee then screens and evaluates the resulting slate of director candidates to identify those individuals who best fit the target candidate profile and Board membership criteria and provides the Board with its recommendations. The Board then considers the recommendations and votes on whether to nominate the director candidate for election by the stockholders at the annual meeting or to appoint the director candidate to fill a vacancy on the Board.

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Stockholder Nominations
Any stockholder may nominate a person for election as a director by complying with the procedures set forth in our bylaws. Under Section 3.03 of our bylaws, in order for a stockholder to nominate a person for election as a director, the stockholder must give timely notice to our Corporate Secretary prior to the meeting at which directors are to be elected. To be timely, notice must be delivered to the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, however, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to that annual meeting and not later than the close of business on the 90th day prior to that annual meeting or the 10th day following the day on which we first publicly announce the date of that annual meeting, whichever occurs later.
The stockholder’s notice must include certain information as further provided in Section 3.03 of our bylaws about the nominee, the stockholder and the underlying beneficial owner, if any, including his or her respective name, age, address, occupation, shares, rights to acquire shares, information about derivatives, hedges, short positions, understandings or agreements regarding the economic and voting interests of the nominee, the stockholder and related persons with respect to our stock, if any, and any other information as would be required to be disclosed in a Proxy Statement soliciting proxies for the election of the proposed nominee. In addition, the notice must contain certain information about the stockholder proposing to nominate that person. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of the proposed nominee to serve as a director. A stockholder’s notice must be updated, if necessary, so that the information submitted is true and correct as of the record date for determining stockholders entitled to receive notice of the meeting.
In addition to the requirements set forth above, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

Mandatory Retirement Policy
The Board has adopted a mandatory retirement age of 75 for independent directors and 65 for employee directors. It is the general policy of the Nominating and Corporate Governance Committee not to nominate candidates for re-election at any annual stockholder meeting to be held after he or she has attained the applicable retirement age.

Board of Directors Compensation
The Board uses a combination of cash retainers, fees and equity-based incentives to attract and retain qualified candidates to serve as directors. In determining director compensation, the Board considers the significant amount of time required of our directors in fulfilling their duties, as well as the skill and expertise of our directors. The Human Resources and Compensation Committee periodically reviews director compensation with the assistance of FW Cook, our independent compensation consultant and recommends to the Board the form and amount of compensation to be provided. The director compensation described below represents the total compensation received by our non-employee directors for their service.

Cash Compensation
Our directors receive a cash retainer for their service on the Board. For fiscal 2023, the annual retainer was $120,000 and the annual retainer for the Chair of each committee of the Board was an additional $15,000, except for the Chair of the Audit and Human Resources and Compensation Committees where the annual retainer is an additional $20,000. The annual retainer for the independent Chair of the Board was an additional $175,000. These retainers are paid quarterly in advance. In addition to the cash retainers, non-employee directors also receive $2,000 for each meeting of the Board and each committee of the Board that they attend beginning with the second meeting above the standard number of meetings over the course of a given year. We also reimburse our directors for expenses incurred while attending meetings or otherwise performing services as a director. Based on the Human Resources and Compensation Committee review of the director compensation program with our independent compensation consultant, no cash compensation changes were recommended for the calendar year ending December 31, 2023.
Equity Compensation
Directors are eligible to receive equity awards under our equity incentive plan. For fiscal 2023, each director, other than Ms. Handlon and Mr. Reagan, was granted equity awards consisting of $165,000 in value of restricted stock units ("RSUs"). In connection with her appointment to the Board, Ms. Handlon was granted a prorated equity award of $82,500 in value of RSUs. Mr. Reagan did not receive his prorated equity award in fiscal 2023. He will be eligible to receive a prorated award in fiscal 2024.

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CORPORATE GOVERNANCE
These equity awards vest on the earlier of one year from the date of grant or on the date of the next annual meeting of stockholders following the date of grant. If a director retires due to our mandatory retirement policy, the director’s equity awards continue to vest as scheduled. Based on the Human Resources and Compensation Committee review of the director compensation program with our independent compensation consultant, no changes to the value of RSUs granted to each director were recommended for the calendar year ending December 31, 2023.

Deferral Plans
Directors are eligible to defer all or any portion of their cash retainers and fees into our Deferred Compensation Plan. This plan is described in further detail in the “Executive Compensation — Nonqualified Deferred Compensation” section of this Proxy Statement.
The following table sets forth information regarding the compensation earned or paid to our directors for their service in fiscal 2023.

Name(1)	Fees earned or paid in cash ($)(2)	Stock awards ($) (3)	Total ($)
Robert A. Bedingfield	155,000	165,000	320,000
Carol A. Goode	120,000	165,000	285,000
Garth N. Graham	120,000	165,000	285,000
John J. Hamre	150,000	165,000	315,000
Carolyn B. Handlon(4)	38,387	82,500	120,887
Yvette M. Kanouff	135,000	165,000	300,000
Timothy J. Mayopoulos	135,000	165,000	300,000
Katharina G. McFarland	120,000	165,000	285,000
Milford W. McGuirt(5)	120,000	311,667	431,667
Donna S. Morea	315,000	165,000	480,000
James C. Reagan(6)	27,419	—	27,419
Steven R. Shane	140,000	165,000	305,000
(1)    Ms. Keene, our Chief Executive Officer, is not included in this table because she received no additional compensation for her service as a director.
(2)    Amounts in this column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and chair fees and meeting fees. Directors are eligible to defer all or any portion of their cash retainers and fees into our Deferred Compensation Plan.
(3)    Amounts in this column reflect the grant date fair value computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For fiscal 2023, each director received 1,742 RSUs, other than Ms. Handlon, who received 751 RSUs, and Mr. Reagan, who did not receive any RSUs. For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 8 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for fiscal 2023 filed with the SEC on April 3, 2023.
(4)     Ms. Handlon's award was prorated to reflect the portion of the year that she served on the Board since her appointment on December 5, 2022.
(5)    Mr. McGuirt's award includes an additional $146,667 prorated amount to reflect the period between his appointment to the Board on July 1, 2021 and June 8, 2022, the grant date.
(6)    Mr. Reagan did not receive an award during fiscal 2023. He will be eligible to receive a prorated award to reflect the portion of the year that he serves on the Board since his appointment on January 9, 2023, which will be awarded in fiscal 2024.

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CORPORATE GOVERNANCE
At the end of fiscal 2023, the following non-employee directors held the corresponding number of unvested stock units:

Name	Unvested stock units
Robert A. Bedingfield	1,742
Carol A. Goode	1,742
Garth N. Graham	1,742
John J. Hamre	1,742
Carolyn B. Handlon	751
Yvette M. Kanouff	1,742
Timothy J. Mayopoulos	1,742
Katharina G. McFarland	1,742
Milford W. McGuirt	3,290
Donna S. Morea	1,742
Steven R. Shane	1,742
At the end of fiscal 2023, our non-employee directors held vested and unvested options to purchase the following number of shares of our common stock:

Name(1)	Aggregate shares subject to outstanding options
Robert A. Bedingfield	13,183
Carol A. Goode	2,006
John J. Hamre	8,451
Yvette M. Kanouff	2,006
Timothy J. Mayopoulos	—
Katharina G. McFarland	4,313
Donna S. Morea	13,183
Steven R. Shane	13,183
(1)    The Board discontinued stock option grants for non-employee directors effective as of January 1, 2020; therefore, Dr. Graham, Ms. Handlon and Messrs. McGuirt and Reagan do not hold any outstanding options.
(2)    Mr. Mayopoulos exercised remaining options as of March 30, 2022.

Stock Ownership Guidelines and Policies
The Board believes that directors should acquire and hold shares of our stock in an amount that is meaningful and appropriate. To encourage directors to have a material investment in our stock, the Board has adopted stock ownership guidelines that call for directors to hold shares of our stock with a value of at least five times the amount of each director's annual cash retainer. Board members are required to hold all shares of stock acquired under our equity programs until this target value is achieved. In addition to these ownership guidelines, our directors are also subject to policies that prohibit certain short-term or speculative transactions in our securities that we believe carry a greater risk of liability for insider trading violations or may create an appearance of impropriety. Our guidelines require directors to obtain preclearance from our General Counsel for all transactions in our securities. During fiscal 2023, all members of the Board were in compliance with these stock policies and have either met or are making adequate progress toward the stock ownership guidelines.

Related Party Transactions
The Board has adopted written policies and procedures for the review and approval of transactions between us and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of five percent or more of our outstanding capital stock and members of their immediate families. The Board has delegated to the Risk Oversight Committee the authority to review and approve the material terms of any proposed related party transaction. If a proposed related party transaction involves a non-employee director or nominee for election as a director and may be material to

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CORPORATE GOVERNANCE
a consideration of that person’s independence, the matter is also considered by the Chair of the Board and the Chair of the Nominating and Corporate Governance Committee.
In determining whether to approve or ratify a related party transaction, the Risk Oversight Committee considers, among other factors it deems appropriate, the following factors:
•    potential benefits to us;
•    the impact on a director’s or nominee’s independence or an executive officer’s relationship with or service to us; and
•    whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
In deciding to approve a transaction, the Risk Oversight Committee may, in its sole discretion, impose any conditions it deems appropriate on us or the related party. Any transactions involving the compensation of executive officers, however, are to be reviewed and approved by the Human Resources and Compensation Committee. If a related party transaction will be ongoing, the Risk Oversight Committee may establish guidelines to be followed in our ongoing dealings with the related party. Thereafter, the Risk Oversight Committee will review and assess ongoing relationships with the related party on at least an annual basis to determine whether they are in compliance with the Committee’s guidelines and that the related party transaction remains appropriate.
We engage in transactions and have relationships with many entities, including educational and professional organizations, in the ordinary course of our business. Some of our directors, executive officers or their immediate family members may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these firms on customary terms. There were no transactions during fiscal 2023 in which any related party had a direct or indirect material interest.

Communication with the Board of Directors
Any interested party may communicate with the Chair of the Board and the Chairs of our Audit, Human Resources and Compensation, Risk Oversight, and Nominating and Corporate Governance Committees on Board and committee related issues by sending an e-mail to the following (as applicable):
•    boardchair@saic.com;
•    auditchair@saic.com;
•    compensationchair@saic.com;
•    riskoversightchair@saic.com; or
•    nomgovchair@saic.com.
You may also write to them or to any other director, the independent directors as a group or the Board generally at the following address:
SAIC
Attention: Corporate Secretary
12010 Sunset Hills Road
Reston, Virginia 20190
Relevant communications will be forwarded to the recipients noted in the communication. Communications sent to the Board or the independent directors as a group will be forwarded to the Chair of the Board.

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PROPOSAL 2 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 2 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
We urge stockholders to read the Compensation Discussion and Analysis section ("CD&A") contained in this Proxy Statement, which describes in detail how we closely align the interests of our named executive officers with the interests of our stockholders. As described in the CD&A, our compensation programs are designed to:
•    pay for performance by tying a majority of an executive officer’s compensation to the attainment of financial and other performance measures that, the Board believes, promotes the creation of long-term stockholder value and positions the company for long-term success;
•    generally provide the same types of benefits for executive officers as other employees, with no pension or death benefits for executive officers;
•    target total direct compensation at the median level among companies with which we compete for executive talent;
•    enable us to recover, or “clawback,” incentive compensation if there is any material restatement of our financial results, or if an executive officer is involved in misconduct;
•    require our executive officers to own a significant amount of shares of our common stock;
•    avoid incentives that encourage unnecessary or excessive risk-taking; and
•    compete effectively for talented executives who will contribute to our long-term success.
The Human Resources and Compensation Committee and the Board believe that these programs and policies are effective in implementing our pay for performance philosophy and achieving its goals. This non-binding, advisory stockholder vote, commonly known as “Say-on-Pay,” gives you, as a stockholder, the opportunity to advise whether or not you approve of our executive compensation programs and policies by voting on the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related material as set forth in this Proxy Statement.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in the CD&A and Executive Compensation sections of this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the company, our Board or the Human Resources and Compensation Committee. However, as an expression of our stockholders’ view, the Human Resources and Compensation Committee considers the vote when making future executive compensation decisions.
At our 2022 annual meeting of stockholders, our Say-on-Pay proposal received the support of approximately 97% of the votes cast by our stockholders. Our Board and the Human Resources and Compensation Committee believe that this vote reflected our stockholders’ support for the decisions made with respect to the compensation of our named executive officers for our fiscal year ended January 28, 2022.

Vote Required
The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve Proposal 2. Broker non-votes are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote. Abstentions have the effect of a vote against the proposal. This advisory vote on executive compensation is non-binding.

Recommendation of the Board
The Board unanimously recommends a vote FOR the non-binding, advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") provides important information about our executive compensation philosophy and programs for fiscal 2023. In addition, this CD&A describes compensation decisions made by our Human Resources and Compensation Committee of the Board (sometimes referred to in this CD&A as the "Committee"), which is responsible for overseeing the compensation programs for our executive officers, including the officers named in the executive compensation tables in this Proxy Statement (collectively, the "named executive officers" or "NEOs").

Our Named Executive Officers for Fiscal 2023

Name	Title
Nazzic S. Keene	Chief Executive Officer
Prabu Natarajan	Executive Vice President, Chief Financial Officer
Robert S. Genter	President, Defense and Civilian Sector
Michael W. LaRouche	President, National Security and Space Sector
Michelle A. O'Hara	Executive Vice President, Chief Human Resources Officer
Steven G. Mahon(1)	Former Executive Vice President, General Counsel & Corporate Secretary
(1)    Mr. Mahon served as Executive Vice President, General Counsel & Corporate Secretary until July 11, 2022. He continued to provide transition services until his separation from service effective September 30, 2022.

Executive Summary
Fiscal 2023 Business Highlights
In fiscal 2023, we delivered revenue growth, strong profitability and strong cash generation during a challenging macroeconomic environment. We made progress on our strategic transformation efforts and delivered solid business performance through the unwavering commitment of our workforce. We continued to be a destination for diverse, top talent by differentiating our employee experience – all while working to achieve long-term total shareholder return. Advances against our objectives were driven by the execution of critical business imperatives, such as refining our business strategy to focus on growth, and fostering an inclusive, values-driven culture rooted in a common purpose – to advance the power of technology and innovation to serve and protect our world.
We remain committed to diversity, equity and inclusion ("DEI") efforts that embrace individual differences, life experiences and capabilities, and strive to bring together varying perspectives in order to create compelling innovations and deliver exceptional business results. Central to our DEI strategy is increasing diversity representation in our leadership because we believe the strength of our leadership is greatest when it fully reflects the diversity of our workforce.
In our continued support of our employees, we have taken additional steps to provide maximum schedule flexibility of work and location while making benefits enhancements that support the total well-being of our employees. We remain committed to following recommended protocols to protect the health and safety of our people, while providing a comprehensive set of resources and programs to support our employees’ mental and physical well-being.
During fiscal 2023, we delivered on our execution strategy, through excellence to our customers and value generation to our shareholders. Our ability to achieve strong bookings, book-to-bill, cash flow and organic growth underscores our resilience in a stable but challenging business environment and positions us well for continued growth in fiscal 2024.

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COMPENSATION DISCUSSION AND ANALYSIS
(1)    Non-GAAP financial measure; see the Appendix to Proxy Statement for a reconciliation of such measure against the most directly comparable GAAP financial measure.
(2)    Excludes the impact from sale of receivables ($50 million) under the Master Accounts Receivable Purchase Agreement.

We stand committed to profitable growth and long-term value creation. Full year adjusted EBITDA decreased to 8.8% of revenues, compared to 9.3% in the prior fiscal year. The decrease was due to lower net favorable changes in contract estimates and higher indirect expenses, partially offset by improved operational execution across our portfolio.
Full year operating cash flow was $482 million after excluding sale of receivables. Cash flow generation is key to our shareholder value proposition and allowed us to deliver $83 million in annual dividend payments and to repurchase $245 million in shares of our common stock during fiscal 2023.

Total Shareholder Return ("TSR")
as of February 3, 2023
TSR for fiscal 2023 was 30%, substantially outperforming a broader market index and a comparable technology index fund. Over a prior three-year period, the Company's TSR outperformed the same technology index fund and was modestly below the broader market index.

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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy
The Company maintains a strong “pay-for-performance” compensation philosophy aimed at attracting and retaining high quality executive talent and rewarding our executive officers primarily through variable compensation. Fixed compensation (i.e., base salary) is set at appropriate levels to avoid competitive disadvantage and comprises the smallest portion of overall compensation. We believe that this philosophy serves to both encourage and recognize performance excellence and helps drive stockholder value while facilitating a sustainable fixed-cost structure.
The charts below depict approximate percentages for each element of target total direct compensation and demonstrate how compensation is significantly weighted towards variable compensation (short-term cash incentives, performance stock units ("PSUs"), and restricted stock units ("RSUs")). The details of all executive officer compensation are provided in the "Executive Compensation" section of this Proxy Statement.

41%
PSUs
14%
Base Salary
CEO
18%
Short-Term
Cash Incentives
27%
RSUs
86%
Variable with Performance

30%
PSUs
25%
Base Salary
Other NEOs (Average)
25%
Short-Term Cash Incentives
20%
RSUs
75%
Variable with Performance

Total direct compensation for NEOs is benchmarked against median levels of compensation of comparable positions in publicly traded companies of our size and in our industry. Consistent with our pay-for-performance philosophy, actual earned compensation varies above or below the median level based on the degree to which specific performance goals are achieved, changes in our stock value over time and the individual performance of each NEO.

As indicated above, base salary represents a significantly smaller portion of overall compensation than variable compensation while a more meaningful portion is allocated to annual cash incentive awards that focus executives on annual objectives supporting our long-term strategy. The largest portion of overall compensation for our executive officers is allocated to long-term incentives, supporting long-term value creation and aligning the interests of our executive officers with those of our stockholders.
For fiscal 2023, we maintained the short-term and long-term performance metrics used the past three fiscal years. However, we refined our incentive plan design by introducing components that emphasize organic growth, performance relative to our peer group, and diversity, equity and inclusion. Enhancements to our short-term incentive plan included adjusting performance scales to consider expected peer performance, establishing equal weightings for our core short-term incentive metrics, and introducing an organic growth modifier and strategic leadership score multiplier related to performance against our DEI efforts. Enhancements to our long-term incentive plan included establishing equal weightings for our Performance Share Plan metrics and introducing relative Total Shareholder Return ("rTSR") as a stand alone metric rather than a modifier to the Performance Share Plan.
PSUs, which are performance-based RSUs vesting and issued at the end of a three-year performance period, granted to our executive officers in fiscal 2023 are directly related to the achievement of EBITDA and annual operating cash flow over a three-year period commencing in fiscal 2023. The combination of PSUs and time-based RSUs (vesting over 3 years) provide an appropriate balance of medium-term and long-term incentives.
By aligning significant portions of NEOs’ compensation with profitable growth and operating cash flow, a substantial portion of total compensation for our NEOs is directly linked to long-term sustained stockholder returns.
Based on Company performance in fiscal 2023, the calculated payout of the short-term financial portion of annual incentives was 100.4% of target, as discussed in greater detail beginning on page 36. The Committee applied a leadership score of 1.0 to the calculated cash incentive awards of the Chief Executive Officer and each other named executive officer, based upon an assessment of each executive's performance in leading the business and its workforce. PSUs granted for the fiscal 2021 through 2023 performance period were earned at 117% of target.

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COMPENSATION DISCUSSION AND ANALYSIS

Governance of Our Compensation Programs
Our compensation programs incorporate best practices regarding corporate governance, risk mitigation and alignment of executive officers’ interests with stockholders’ interests. The following are key features of our compensation practices:

At SAIC, we ...
✓Believe in pay for performance—simply put, we reward the NEOs when the company performs.
✓Conduct an annual review by the Committee to establish a group of comparable companies to be used in compensation decisions.
✓Review and consider feedback provided by our stockholders related to executive compensation matters.
✓Mitigate against imprudent risk-taking through balancing features in the design of our compensation programs.
✓Subject cash and equity-based incentive compensation to a “clawback” policy if there is a material restatement of our financial results for any reason or if the employee was involved in misconduct.
✓Require significant stock ownership of our Executive Officers.
✓Use an independent compensation consultant who reports directly to the Committee.
✓Provide “double-trigger” provisions for certain change in control benefits.

At SAIC, we do not ...
XPermit cash buyout or re-pricing of underwater stock options.
XGuarantee any bonus payouts to executive officers.
XProvide employment agreements for executive officers.
XProvide golden parachute excise tax gross-ups on change in control benefits.
XPermit hedging or pledging of company stock or purchasing company stock on margin by our executive officers.
XOffer defined benefit pension benefits to our executive officers or other employees.
XProvide excessive perquisites for executive officers.

Results of 2022 Stockholder Advisory Vote
Based on our stockholder advisory vote at our 2022 annual meeting of stockholders, commonly referred to as a "Say-on-Pay" vote, our stockholders approved the compensation of our NEOs, with approximately 97% of stockholder votes cast in favor of our 2022 Say-on-Pay resolution. The Committee, which is composed exclusively of independent directors, views this level of support for our executive compensation programs as indicative of broad stockholder agreement with the pay for performance philosophy on which our executive compensation programs are premised.
We welcome feedback from stockholders regarding our executive compensation programs, which are described in more detail below. Stockholders desiring to communicate with the Board or the Human Resources and Compensation Committee may do so as described under "Communication with the Board of Directors" in this Proxy Statement. The Committee will continue to take into account stockholder votes on Say-on-Pay resolutions when evaluating our compensation philosophy and making changes to our compensation programs and practices. See “Proposal 2—Advisory (Non-Binding) Vote on Executive Compensation” in this Proxy Statement for additional information on our 2023 Say-on-Pay resolution.

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COMPENSATION DISCUSSION AND ANALYSIS
Principal Elements and Objectives of Our Compensation Program
The following chart summarizes the components, relevant performance measures and time frames of our compensation program for fiscal 2023. The Committee generally targets our NEOs’ base salaries at the median of the competitive market. Consistent with our philosophy of tying pay to performance, base salary represents a significantly smaller portion of overall compensation than variable compensation. We use a combination of cash and equity incentive awards to foster and reward performance in key areas over near-term and long-term timeframes. We discuss each component beginning on page 35.

1 YEAR	3 YEARS
NEAR-TERM EMPHASIS	FIXED	Base Salary	Cash	Reviewed annually to consider individual level of responsibility, expertise, skills, knowledge and experience and competitive market compensation practices	
NEAR-TERM EMPHASIS	VARIABLE AT RISK	Annual Incentive Award	Cash	Revenue: 33.3% EBITDA: 33.3% Cash Flow: 33.3% Organic Growth Modifier: +/- 10% Leadership Score Multiplier: +/- 20%	
LONG-TERM EMPHASIS	VARIABLE AT RISK	Long-Term Incentive Award	Equity	Restricted Stock Units	Stock Value and Retention: 100%
LONG-TERM EMPHASIS	VARIABLE AT RISK	Long-Term Incentive Award	Equity	Performance Stock Units	Cumulative EBITDA: 33.3% Cumulative Adjusted Operating Cash Flow: 33.3% Relative Total Shareholder Return: 33.3%

Committee Process for Determining Compensation
At the beginning of each fiscal year, the Committee reviews and approves the following elements of compensation to be provided to each of our NEOs:
•base salary;
•payout range for the annual cash incentive awards that may be earned for the upcoming year and the performance goals and criteria upon which the amount of the awards will be determined;
•mix and amount of equity incentive awards to be granted to our executive officers; and
•payout range for PSUs that may be earned for the performance period beginning in that fiscal year and the length of the performance period, goals and criteria upon which the amount of the awards for the relevant performance period will be determined.

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COMPENSATION DISCUSSION AND ANALYSIS
In determining the amounts of compensation to be awarded to our NEOs, the Committee considers the Company’s overall performance and competitive market data for our compensation peer group.
Company performance is the primary factor in determining variable compensation. The amount of any cash or performance-based equity incentive awards to be paid upon completion of the applicable performance period is determined based upon our achievement of short- and long-term financial goals set at the beginning of the fiscal year or performance period, as the case may be. However, the final cash incentive award payout also reflects an individual leadership component multiplier. In fiscal 2023, the individual leadership component is based, in part, on the achievement of specific DEI goals aimed at increasing the representation of women and people of color in leadership roles. The Committee retains the ability to use negative discretion to reduce payouts when appropriate.
Individual performance is a factor in setting base salaries. In determining base salaries for our NEOs, the Committee reviews a performance assessment for each of our executive officers, as well as compensation recommendations provided by the Chief Executive Officer and the Chief Human Resources Officer. The Committee also considers market data, analysis and recommendations regarding executive officer compensation provided by FW Cook, its independent compensation consultant. The NEOs do not propose their own compensation.
The Committee assesses our Chief Executive Officer's performance. In determining compensation for our Chief Executive Officer, the Committee meets in executive session and evaluates her performance based on her achievement of performance objectives that are established at the beginning of the fiscal year. Formal input is received from the independent directors and the executive leadership team. The Committee also considers the Chief Executive Officer’s leadership contributions towards the Company’s performance, including financial results, development and achievement of strategic objectives, progress in building capability among the executive leadership team, development of a succession plan for executive leadership and corporate governance leadership, as well as market data and analysis and recommendations provided by the Committee’s independent compensation consultant. The Committee determines the Chief Executive Officer’s compensation and then reviews her evaluation and compensation with the Board’s independent directors. The Chief Executive Officer does not propose her own compensation and is not present for discussions of her performance and compensation. The Independent Chair of the Board and the Chair of the Committee then present the Committee’s evaluation and compensation determination to the Chief Executive Officer.
The Committee reviews our compensation peer group annually. The Committee uses peer group information as a reference point for assessing compensation levels and practices. The Committee, with the assistance of FW Cook, annually reviews and approves the list of companies to ensure its appropriateness. In evaluating and selecting companies for inclusion in the peer group, the Committee targets comparably sized publicly traded engineering, information technology, consulting and defense companies, as well as companies with whom we compete for executive talent with similar roles and responsibilities, which we refer to as our “compensation peer group.”
For fiscal 2023, one company was removed (Perspecta, Inc.) and one company was added (Tetra Tech, Inc.). The compensation peer group used to determine fiscal 2023 target compensation consisted of the following 13 companies:

Booz Allen Hamilton Holding Corporation (BAH)	Leidos, Inc. (LDOS)
CACI International Inc (CACI)	ManTech International Corporation (MANT)
CGI Inc. (GIB)	Maximus, Inc. (MMS)
DXC Technology Company (DXC)	Parsons Corporation (PSN)
Huntington Ingalls Industries, Inc. (HII)	Tetra Tech, Inc. (TTEK)
Jacobs Solutions Inc. (J)	Textron Inc. (TXT)
KBR, Inc. (KBR)
The compensation peer group generally reflects companies with annual revenues between one-third to three times our estimated revenues for the fiscal year in which the peer group is reviewed. For fiscal 2023 comparison purposes, our estimated annual revenues were at approximately the 42nd percentile of the revenues of the compensation peer group at the time the review was conducted. Compensation data from three nationally-recognized, broad-based third-party surveys provides the Committee with additional context regarding the competitive landscape for executive talent. The Committee considers this survey data and analysis along with the compensation peer group data when evaluating appropriate levels of direct compensation. To be competitive in the market for our executive-level talent, we benchmark overall compensation for our NEOs at approximately the market median. Actual cash incentive awards paid and performance stock units earned vary, consistent with our pay-for-performance philosophy, based on operating performance and may therefore generate realized compensation that is higher or lower than the market median.

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COMPENSATION DISCUSSION AND ANALYSIS
Components of Fiscal 2023 Compensation Programs
Base Salary
In reviewing and approving the fiscal 2023 base salaries for our NEOs, the Committee considered its independent compensation consultant’s analysis of pay levels among the compensation peer group and survey data, which indicated that base salaries for our NEOs were generally competitive relative to the peer group median and to survey data median for all executive officers. Actual individual base salary amounts also reflect the Committee’s judgment with respect to each NEO’s responsibility, performance, experience and other factors, the individual’s historical compensation and any retention concerns. The Committee reviews NEOs’ base salaries annually or at the time of a promotion or a substantial change in responsibilities based on the above-described criteria.
In fiscal 2023, base salaries for the NEOs were increased to better align with the peer group median levels and to maintain competitiveness of our compensation program and are summarized below.

Name	Fiscal 2023 Base Salary	Percentage Increase from Fiscal 2022 Base Salary
Nazzic S. Keene	$1,200,000	3.4%
Prabu Natarajan(1)	$675,000	12.5%
Robert S. Genter	$675,000	3.8%
Michael W. LaRouche	$650,000	4.0%
Michelle A. O'Hara(2)	$550,000	10.0%
Steven G. Mahon	$645,000	3.2%
(1)    Mr. Natarajan's increase to his base salary made it more competitive with CFO proxy median compensation.
(2)    Ms. O'Hara is a NEO for the first time in fiscal 2023. The increase to her base salary reflects her added scope of responsibility to include Marketing and Communications.
Annual Cash Incentive Awards
Our short-term incentive (“STI”) plan is the primary compensation element used to reward NEO accomplishments against established business goals approved by our Committee within a given year. Our annual cash incentive awards are based upon performance against predetermined goals for the fiscal year to encourage and reward contributions to our annual financial, operating and strategic objectives.
Performance goals for cash incentive awards. At the beginning of each fiscal year, the Committee sets and approves threshold, target and maximum performance goals for the upcoming year based on objective financial goals. Further, the Committee reviews and approves the corresponding target cash incentive awards based upon the achievement of those goals. No amount is payable for below-threshold performance. When threshold performance is met, payouts are determined on a straight-line basis between threshold and target performance and between target and maximum performance.
The diagram below illustrates how we determined fiscal 2023 cash incentive awards to our NEOs under our STI plan. Below the diagram, we discuss the award factors.

(1)    EBITDA is a non-GAAP financial measure and should be read in conjunction with net income, a GAAP financial measure; see the Management’s Discussion and Analysis of Financial Conditions and Results of Operations section in Part II, Item 7 of our Annual Report on Form 10-K for the year ended February 3, 2023, for further information.

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Performance measures for fiscal 2023. The financial performance measures for fiscal 2023 were closely aligned with the Company’s strategy for sustained profitable growth and long-term value creation.
For fiscal 2023, we maintained the core financial measures that we used in fiscal 2022: EBITDA, revenue, and cash flow generation, which directly align to our overall strategy and support increases in stockholder value with equal weightings of 33.3% each. The EBITDA metric emphasizes the focus on our profitability, which is critical to our long-term growth. The revenue and operating cash flow metrics focus the management team on revenue and cash flow generation. We continued to use an organic growth modifier that decreases the weighted average for financial goals by 10% if a revenue or adjusted EBITDA modifier target is not achieved, or increases the weighted average by 10% if a higher revenue or adjusted EBITDA modifier target is achieved. The modifier targets for these metrics, which were established based on peer group consensus or guidance, where available, imply significant differentiation relative to peers. The financial performance measures, their relative weightings, the targeted and maximum achievement levels and actual performance for our short-term incentive program for fiscal 2023, as approved by the Committee, were as follows:

Fiscal 2023 Short-Term Incentive Awards

Financial Measures(1)	Weight	Threshold	Target	Maximum	2023 Actual(1)	% of Target Achieved	Payout %	2022 Actual(1)
Adjusted EBITDA	33.3%	$633M	$681M	$729M	$680M	99.9%	100.0%	$686M
Revenue	33.3%	$7.300B	$7.650B	$8.030B	$7.704B	100.7%	101.2%	$7.394B
Adjusted Operating Cash Flow	33.3%	$462M	$543M	$624M	$546M	100.6%	100.0%	$500M
Weighted Average for Financial Goals								100.4%
Organic Growth Modifier (+/- 10%)								0.0%
STI Award Payout Percentage								100.4%
(1)    See the Appendix to this Proxy Statement for a reconciliation as to how each adjusted non-GAAP performance measure is calculated as compared to the most closely comparable GAAP measure. Fiscal 2022 results included certain non-recurring margin benefits.

Determination of organic growth modifier. For fiscal 2023, the Committee established an organic growth modifier of +/- 10% for adjusted EBITDA and revenue to align with our strategic objectives relative to our peer group performance. Revenue parameters were established that would trigger the downside modifier as well as the upside modifier. Ultimately, the fiscal 2023 revenue and adjusted EBITDA modifiers were not triggered because actual results fell between the downside and upside modifier parameters.
Strategic objectives. In fiscal 2023, we continued to progress toward our goals related to increasing the representation of women and people of color in our leadership in order to achieve parity of diverse representation between our leader and non-leader roles within 5 years (introduced in fiscal 2022). An additional culture goal was added to further emphasize our strategic objectives related to our talent and culture. The leadership scores for the NEOs can range between 0.8 and 1.2 (meaning that the modifier of up to 20% may apply) based upon an assessment of each executive's performance in leading the business and leading employees, determined by the Committee for the Chief Executive Officer, and with input from the Chief Executive Officer for the other NEOs. We fully achieved our annual goal to increase female representation to 28% of our leaders and also exceeded our culture goal by achieving an employee culture survey score of 85, 5 points over our goal of 80. However, while we increased people of color leader representation to 23%, we did not fully attain our fiscal 2023 goal of 24%. As a result, the leadership component for our NEOs was capped at a multiple of 1.0 for fiscal 2023.
Determination of cash incentive award amounts. For fiscal 2023, the Committee set the target amount of the cash incentive award at 130% of base salary for the Chief Executive Officer and 100% of base salary for the other NEOs based on applicable market data. In determining the payout level amount, the Committee applied the STI award payout percentage (100.4% in fiscal 2023 as calculated in the table above) to the target cash incentive amount and further applied a leadership factor of 1.0.
For our NEOs, the target cash incentive award amounts as a percentage of base salary and award amounts earned in fiscal 2023 were as follows:

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COMPENSATION DISCUSSION AND ANALYSIS

Name(1)	Base Salary	STI Target as % of Base Salary	Financial Score	Cash Incentive Amount Paid
Nazzic S. Keene	$1,200,000	130%	100.4%	$1,566,240
Prabu Natarajan	$675,000	100%	100.4%	$677,700
Robert S. Genter	$675,000	100%	100.4%	$677,700
Michael W. LaRouche	$650,000	100%	100.4%	$652,600
Michelle A. O'Hara	$550,000	100%	100.4%	$552,200
(1)    The Board approved a short-term cash incentive payment amount of $647,580 to Mr. Mahon, SAIC's former Executive Vice President, General Counsel & Corporate Secretary per the terms of his separation from service effective September 30, 2022 and the benefits provided under the Company's Executive Severance, Change in Control and Retirement Policy.

Long-Term Incentive Awards
We provide equity incentive awards to our NEOs to motivate them to stay with us and build long-term stockholder value through their future performance. We benchmark our NEOs’ long-term incentive award opportunities at the median of the competitive market. In fiscal 2023, we further enhanced our pay for performance philosophy by increasing the performance-based percentage of the annual awards from 50% to 60%. The following forms of long-term incentive compensation were provided to our NEOs:

Performance Stock Units—Incentivize our NEOs to achieve specific measurable financial goals over a three-year performance cycle. Earned shares vest and are issued at the end of the performance cycle and range from 0% for below threshold performance to 200% of target number of shares for maximum performance. PSUs are granted annually in overlapping performance cycles and serve as a tool to align pay and company performance and to retain our NEOs. Dividend equivalents are accumulated in cash and are paid at the end of the three-year performance cycle to the extent that the underlying share awards are earned.

Restricted Stock Units—Align pay and company performance as reflected in our stock price, encourage retention of our NEOs’ services and promote continued investment by our executives in company stock. RSUs awarded in fiscal 2023 vest over a three-year period in 33% installments at each anniversary of the grant date. Dividend equivalents on unvested RSUs accumulate in cash and are paid when and if the underlying RSUs vest.

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Fiscal 2023-2025 Performance Share Plan
For fiscal 2023, 60% of the long-term incentives awarded to our NEOs were provided in the form of performance stock units (valued at target payout). The performance measures and corresponding weightings for these awards are as follows:

Performance Measures	Weight	Description
Cumulative Adjusted EBITDA	33.3%	A three-year average EBITDA growth goal measured against performance targets set at the beginning of the performance period
Cumulative Adjusted Operating Cash Flow	33.3%	A three-year cumulative goal set at the beginning of the performance period
Relative Total Shareholder Return (rTSR)	33.3%	Three-year TSR performance compared to our compensation peer group. TSR calculated based on 30 trading day average at the beginning and end of the performance period, with dividends assumed to be reinvested as of ex-dividend date.
At the beginning of each three-year performance period, the Committee establishes the performance measures to be used for that performance period, their weightings and the levels of performance on those measures for the entire three-year performance period that will generate threshold, target, and maximum payouts. The number of PSUs delivered at the end of the three-year performance cycle may range from 0% for below threshold performance to 50% for threshold performance and up to 200% for maximum performance. When the performance threshold is met, payouts are determined on a linear interpolation basis for performance levels between threshold and target and between target and maximum. The final Performance Share Plan payout is delivered at the end of the three-year performance cycle.

The financial targets are closely aligned with the Company’s long-term financial strategy and internal budgets, and not publicly disclosed at the time of the award issuance due to the proprietary and competitive nature of this information. For rTSR, we measure our ranking as compared to our compensation peer group. Threshold is set at the 25th percentile, target at the 50th percentile and maximum at the 75th percentile. Final achievement and payouts for each of the above goals will be determined and disclosed by the Committee at the conclusion of fiscal 2025.

In addition to the annual Long-Term Incentive Awards, Mr. Natarajan, Mr. Genter, and Mr. LaRouche received one-time, special RSU grants on December 23, 2022, each with a grant date value of $3,000,000. The awards are aimed at retaining these critical executives in the Company and will vest in full on December 23, 2024.
Certification of fiscal 2021-2023 performance share plan. The Compensation Committee reviewed and approved performance against pre-established targets for the fiscal 2021-2023 plan. Payout amounts for fiscal 2021-2023 performance stock units were as follows:
Fiscal 2021-2023 Performance Share Plan Payout

Performance Measures	Performance Period	Weight	Threshold 50%	Target 100%	Maximum 200%	Actual(1)	% of Target Achieved	Payout
Cumulative Adjusted EBITDA	FY21-23	60%	$1.753B	$2.063B	$2.373B	$1.986B	96.3%	87.6%

Adjusted Annual Operating Cash Flow	FY21		$422M	$528M	$634M	$800M	151.5%	200.0%
	FY22	40%	$430M	$537M	$644M	$554M	103.2%	115.9%
	FY23		$458M	$573M	$688M	$651M	113.6%	167.8%
Weighted Average for Financial Goals								117%
(1)    See the Appendix to this Proxy Statement for a reconciliation as to how each adjusted non-GAAP performance measure is calculated as compared to the most closely comparable GAAP measure.

Other Benefits Provided in Fiscal 2023
In addition to the elements of direct compensation described above, we also provide our NEOs with the following benefits:
Health and welfare benefits. Our NEOs are entitled to participate in the health and welfare plans that we generally offer to all of our eligible employees, which provide medical, dental, health, group term life insurance and disability benefits. We believe

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that these health and welfare benefits are reasonable in scope and amount and are of the kind typically offered by other companies against which we compete for executive talent. Additionally, our NEOs are eligible to participate in a physical health program. The program provides the NEOs with a comprehensive medical assessment and personalized preventive strategies to maintain and improve personal health.
Retirement benefits. Our NEOs are entitled to participate in the same defined contribution retirement plan that is generally available to all of our eligible employees. Currently, we provide matching contributions to eligible participants’ retirement plan accounts based on a percentage of their eligible compensation under applicable rules. The amount of contributions we made to the retirement plan accounts of each of our NEOs in fiscal 2023 was $12,200 per person. The Committee believes that these contributions to this retirement program permit our NEOs to save for their retirement in a tax-effective manner, are reasonable in scope and amount and are of the kind typically offered by other companies against which we compete for executive talent.
Deferred compensation plan. To provide other tax-deferred means to save for retirement, we maintain a deferred compensation plan that allows our NEOs and other eligible participants to elect to defer a portion of any cash incentive awards granted to them under our incentive plans and a portion of their eligible salary. Though the Company may make discretionary contributions to participating NEOs, we made no contributions to NEOs’ accounts for fiscal 2023. Vested deferred balances under the plan will generally be paid upon retirement or termination. We also have an additional frozen deferred compensation plan. These plans are described in more detail under “Executive Compensation, Nonqualified Deferred Compensation” below in this Proxy Statement.
Perquisites and personal benefits. We do not provide excessive perquisites or personal benefits to our NEOs.

Other Policies and Considerations
Assessment of Risks in our Compensation Programs
In the design and oversight of our compensation programs for NEOs and all employees, each year the Committee, with assistance from FW Cook, the Committee’s independent compensation consultant and management, assesses risks related to our pay practices and incentive programs. The risk assessment is focused on identifying risks associated with our compensation programs and the mix of each type of compensation element we provide to our NEOs and all employees, as well as the measures that the Company may employ to mitigate those risks. The Committee believes that the following features of our compensation programs effectively mitigate excessive risk-taking that could harm our value or reward poor judgment by our NEOs or other employees:
•    short-term incentive measures are balanced among different financial measures, with goals that are intended to be achievable upon realistic levels of performance;
•    significant weighting towards long-term incentive compensation promotes long-term decision making and discourages short-term risk-taking;
•    goals are based on Company performance measures, which mitigates excessive risk-taking within any particular business operation;
•    maximum payouts are capped at levels that do not reward excessive risk-taking;
•our compensation recoupment policy allows us to recover compensation based on financial results that are subsequently restated or if fraud or intentional misconduct is involved; and
•    our stock ownership guidelines encourage a long-term perspective.
For fiscal 2023, the Human Resources and Compensation Committee discussed and analyzed risks associated with the Company’s compensation policies and practices for executive officers and all employees generally. The Committee did not identify any risks arising from the Company’s compensation programs or practices that are reasonably likely to have a material adverse effect on the Company.

Equity Award Grant Practices
The Committee is responsible for the administration of our equity incentive plans. Generally, in advance of each fiscal year, the Committee will select predetermined dates on which equity awards will be granted to our employees, including our NEOs, during the following fiscal year. These grant dates are selected to occur after the dates we anticipate releasing our annual or quarterly financial results. We generally grant equity incentive awards to our directors, executive officers and all other eligible employees on an annual basis shortly after we announce our financial results for the recently completed fiscal year. In addition to these annual grants, the Committee predetermines four quarterly dates on which any additional equity incentive awards may be made

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to eligible NEOs or other employees in connection with an offer of employment, for retention purposes or to recognize performance. The Committee approves all equity awards made to our NEOs.
The exercise price of any option grant is determined by reference to the fair market value of the shares on the grant date, which our Amended and Restated 2013 Equity Incentive Plan defines as the closing sales price of our common stock shares on the NYSE on the trading day immediately preceding the grant date.

Stock Ownership Guidelines and Stock Holding Requirements
We encourage our employees to own our stock so that they are motivated to maximize our long-term performance and stock value. We have adopted stock ownership guidelines for our executive officers that require them to accumulate and maintain stock holdings calculated as a multiple of their base salary, depending on their role.
In addition to stock ownership guidelines, we also maintain a stock holding requirements policy, which mandates that officers must hold 100% of the net shares acquired under our equity incentive programs until the applicable multiple of base salary is achieved. All officers have satisfied their ownership goals.

Prohibition on Hedging or Pledging Company Stock or Purchasing “On Margin”
We have established policies that prohibit all executive officers, directors and employees from engaging in any short selling and hedging transactions in our securities that may carry a greater risk of liability for insider trading violations and also create an appearance of impropriety. For example, with respect to our securities, our executive officers, directors and employees are not permitted to engage in any short sales or any trading in puts, calls or other derivatives on an exchange or other organized market. In addition, we prohibit our executive officers, directors and employees from pledging company stock as collateral for a loan or purchasing company stock “on margin.” Further, our executive officers, directors and senior managers are required to obtain pre-clearance from our General Counsel for all transactions in our securities.

“Clawback” or Compensation Recoupment Policy
Under our “clawback” or compensation recoupment policy, the Committee may require executive officers and other employees who receive incentive compensation to return cash and equity incentives if there is a material restatement of the financial results upon which the incentive compensation was originally based. If the Committee determines that recovery is appropriate, we will seek repayment of the difference between the incentive compensation paid and the incentive compensation that would have been paid, if any, based on the restated financial results.
The policy also provides for recovery of cash and equity incentive compensation from any employee involved in fraud or intentional misconduct, whether or not it results in a restatement of our financial results. In that situation, the Committee would exercise its business judgment to determine what action it believes is appropriate under the circumstances.
We may seek to recover the applicable amount of compensation from incentive compensation paid or awarded after the adoption of the policy, from future payments of incentive compensation, cancellation of outstanding equity awards and reduction in or cancellation of future equity awards. In cases of fraud or misconduct, we may also seek recovery from incentive compensation paid or awarded prior to the adoption of the policy.

Post-Employment Benefits
We do not maintain a defined benefit or other supplemental retirement plan that would entitle our executive officers to receive company-funded payments if they leave the Company.
Upon certain terminations of employment, including death, disability, retirement or a change in control, our employees, including our NEOs, may be eligible for continued vesting of equity awards on the normal schedule or accelerated vesting in full or on a

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pro rata basis, depending on the nature of the event and the type of award. The purpose of these provisions is to protect previously earned or granted awards by making them available following the specified event. Because these termination provisions are contained in our standard award agreements for all recipients and relate to previously granted or earned awards, we do not consider these potential termination benefits as a separate item in compensation decisions for our NEOs. Our long-term incentive plans do not provide for additional benefits or tax gross-ups. For more information about potential post-employment benefits, see “Executive Compensation—Potential Payments upon Termination or a Change in Control” in this Proxy Statement.

Executive Severance and Change in Control Policy
We maintain an executive severance, change in control and retirement policy which specifies the compensation and benefits payable in connection with certain termination events for our executive officers in change in control, non-change in control, and retirement events as further described in this Proxy Statement under “Executive Compensation—Potential Payments upon Termination or a Change in Control.” We believe that this policy provides an important benefit to us by helping alleviate any concern the executive officers might have during a potential change in control of our Company and permitting them to focus their attention on our business. In addition, we believe that this policy is an important recruiting and retention tool, as many of the companies with which we compete for talent have similar arrangements in place for their senior management.
There are no excise tax gross-up provisions authorized by the policy. This policy renews for successive one-year terms each year, unless the Company provides notice to the eligible executive officers of either amendments to the policy or termination of the policy or has provided notice to an individual eligible executive officer that he or she is no longer eligible for the policy no later than November 1 of the term year. This annual term permits the Committee to review regularly the amount of benefits that would be provided to our executive officers in connection with certain termination events and to consider whether to continue providing those benefits.

Executive Transitions
Mr. Mahon served as Executive Vice President, General Counsel & Corporate Secretary until July 11, 2022. He continued to provide transition services until his separation from service effective September 30, 2022. Mr. Mahon received the benefits as described in the "Executive Compensation—Potential Payments Upon Termination or Change of Control" section pursuant to the Severance Policy.

Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Steven R. Shane (Chair)
Carol A. Goode
Garth N. Graham
Timothy J. Mayopoulos
Donna S. Morea
James C. Reagan

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EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth information regarding compensation earned by our NEOs. None of the NEOs have employment agreements with the Company. The compensation set forth below was earned for service to SAIC during fiscal 2023, and, if applicable, during fiscal 2022 and fiscal 2021. All compensation is disclosed, whether or not such amounts were paid in such year:

Name and principal position	Fiscal Year(1)	Salary ($)	Bonus ($)	Stock awards ($)(2)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
Nazzic S. Keene Chief Executive Officer	2023	1,193,846	—	5,840,076	—	1,566,240	64,218	8,664,380
	2022	1,146,923	—	5,333,701	—	1,845,792	16,740	8,343,156
	2021	1,063,462	—	3,150,053	1,050,008	1,655,702	17,477	6,936,702
Prabu Natarajan Chief Financial Officer	2023	663,462	—	4,500,148	—	677,700	12,450	5,853,760
	2022	600,000	—	1,234,707	—	734,400	11,600	2,580,707
	2021	34,615	500,000	500,078	—	—	—	1,034,693
Robert S. Genter President, Defense and Civilian Sector	2023	671,154	—	4,500,148	—	677,700	32,710	5,881,712
	2022	642,308	—	1,234,707	—	795,600	17,688	2,690,303
	2021	576,923	—	1,000,041	250,014	534,283	11,400	2,372,661
Michael W. LaRouche President, National Security and Space Sector	2023	646,154	—	4,100,130	—	652,600	15,185	5,414,069
	2022	601,923	—	1,086,549	—	765,000	13,700	2,467,172
	2021	463,462	—	812,592	187,506	432,379	14,054	1,909,993
Michelle O'Hara Executive Vice President, Chief Human Resources Officer	2023	542,308	—	1,000,045	—	552,200	27,623	2,122,176

Steven G. Mahon Former Executive Vice President and General Counsel	2023	443,462(5)	—	1,100,049	—	647,580	1,945,480	4,136,571
	2022	621,154	—	1,086,549	—	765,000	41,648	2,514,351
	2021	596,154	—	750,020	250,014	533,142	13,700	2,143,030
(1)    Compensation is provided only for fiscal years for which each individual qualified as a NEO.
(2)    These columns reflect the grant date fair value computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). The awards shown in the “Stock awards” column in the above table include RSUs and PSUs. Values for those PSUs are computed based on the target number of shares. If the maximum level of the performance conditions were achieved, the value of the fiscal 2023 PSUs included in the “Stock Awards” column would be as follows: Ms. Keene, $7,008,054; Mr. Natarajan, $1,800,080; Mr. Genter, $1,800,080; Mr. LaRouche, $1,320,059; Ms. O'Hara, $1,200,053; and Mr. Mahon, $1,320,059.
        For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 8 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for fiscal 2023 filed with the SEC on April 4, 2023.
(3)    Amounts shown in this column represent the actual amounts paid to the NEOs under our cash incentive award program for performance in fiscal 2023. The threshold, target and maximum payouts are shown in the “Grants of Plan-Based Awards” table under the column headed “Estimated future payouts under non-equity incentive plan awards.”
(4)    Amounts shown in this column for fiscal 2023 include matching contributions made by the Company in the SAIC Retirement Plan on behalf of all of our NEOs of $12,200. Amounts shown also include expenses related to health benefits during fiscal 2023 on behalf of our NEOs as follows: Ms. Keene, $4,998; Mr. Natarajan, $250; Mr. Genter, $5,800; Mr. LaRouche, $2,350; Ms. O'Hara, $2,350; Mr. Mahon, $4,250. Amounts shown also include expenses related to private security system installation on behalf of our NEOs as follows: Ms. Keene, $47,020; Mr. Genter, $14,710; and Ms. O'Hara, $13,073. Amounts shown for Mr. Mahon also include the second of two installment payments of banked comprehensive leave in the amount of $53,076 as well as total cash severance benefits of $1,875,954 per the terms of his separation from service on September 30, 2022 and the benefits provided under the Company's Executive Severance, Change in Control and Retirement Policy. Amounts shown for Mr. LaRouche also include taxable relocation expenses of $635. Ms. Keene incurred a FICA tax

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obligation in the amount of $56,017 in connection with the vesting of outstanding RSUs. The Company paid the tax obligation on Ms. Keene’s behalf and Ms. Keene repaid the Company in full in fiscal 2023 via payroll deduction. This repayment approach through payroll deduction is the Company’s standard approach for any employee that has RSUs vest after the employee becomes Special Retirement Plan eligible.
(5)    This amount for Mr. Mahon represents his salary during employment until his separation from service on September 30, 2022.

Grants of Plan-Based Awards
The annual cash incentive plan for fiscal 2023 is described in the CD&A. For services during fiscal 2023, the NEOs received two types of equity incentive plan awards: (1) restricted stock units, and (2) performance stock units, all granted on April 1, 2022. RSUs vest annually over three years. PSU vesting is subject to performance goals related to the three-year cumulative adjusted EBITDA and adjusted annual operating cash flow. Dividend equivalents on unvested RSUs and PSUs accumulate in cash and are paid when and if the underlying awards vest. The following table sets forth information regarding the cash and equity incentive awards made to our NEOs in fiscal 2023 pursuant to our Amended and Restated 2013 Equity Incentive Plan.

				Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards; number of shares of stock or units (#)(3)	All other option awards; number of securities underlying options (#)	Exercise or base price of option awards ($/share)	Closing market price on the date of grant ($)	Grant date fair value of stock and option awards ($)(4)
Name	Award type	Grant date	Approval date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ms. Keene	Cash	—	—	780,000	1,560,000	3,120,000	—	—	—	—	—	—	—	—
	PSU	04/01/2022	03/22/2022	—	—	—	19,009	38,017	76,034	—	—	—	—	3,504,027
	RSU	04/01/2022	03/22/2022	—	—	—	—	—	—	25,345	—	—	—	2,336,049
Mr. Natarajan	Cash	—	—	337,500	675,000	1,350,000	—	—	—	—	—	—	—	—
	PSU	04/01/2022	03/22/2022	—	—	—	4,883	9,765	19,530	—	—	—	—	900,040
	RSU	04/01/2022	03/22/2022	—	—	—	—	—	—	6,510	—	—	—	600,027
	RSU	12/23/2022	11/23/2022	—	—	—	—	—	—	27,393	—	—	—	3,000,081
Mr. Genter	Cash	—	—	337,500	675,000	1,350,000	—	—	—	—	—	—	—	—
	PSU	04/01/2022	03/22/2022	—	—	—	4,883	9,765	19,530	—	—	—	—	900,040
	RSU	04/01/2022	03/22/2022	—	—	—	—	—	—	6,510	—	—	—	600,027
	RSU	12/23/2022	11/23/2022	—	—	—	—	—	—	27,393	—	—	—	3,000,081
Mr. LaRouche	Cash	—	—	325,000	650,000	1,300,000	—	—	—	—	—	—	—	—
	PSU	04/01/2022	03/22/2022	—	—	—	3,581	7,161	14,322	—	—	—	—	660,029
	RSU	04/01/2022	03/22/2022	—	—	—	—	—	—	4,774	—	—	—	440,020
	RSU	12/23/2022	11/23/2022	—	—	—	—	—	—	27,393	—	—	—	3,000,081
Ms. O'Hara	Cash	—	—	275,000	550,000	1,100,000	—	—	—	—	—	—	—	—
	PSU	04/01/2022	03/22/2022	—	—	—	3,255	6,510	13,020	—	—	—	—	600,027
	RSU	04/01/2022	03/22/2022	—	—	—	—	—	—	4,340	—	—	—	400,018
Mr. Mahon	Cash	—	—	322,500	645,000	1,290,000	—	—	—	—	—	—	—	—
	PSU	04/01/2022	03/22/2022	—	—	—	3,581	7,161	14,322	—	—	—	—	660,029
	RSU	04/01/2022	03/22/2022	—	—	—	—	—	—	4,774	—	—	—	440,020
(1)    Amounts in these columns represent the threshold, target and maximum payout amounts of cash incentive awards with actual payouts based upon the achievement of pre-established levels of performance during fiscal 2023, as discussed in our CD&A in this Proxy Statement. The actual amounts that were paid to our NEOs with respect to fiscal 2023 are set forth in the table entitled “Summary Compensation Table” under the column headed “Non-equity incentive plan compensation.”
(2)    Amounts in these columns represent PSUs which are subject to performance goals related to the three-year cumulative adjusted EBITDA, three-year cumulative adjusted operating cash flow, and relative Total Shareholder Return. Shares are issuable at the end of the three-year performance cycle provided that the predetermined goals have been satisfied, subject to the Human Resources and Compensation Committee’s discretion to decrease the number of shares that are ultimately issued at the end of the performance cycle. The grant date fair values of the PSUs based on the target number of shares are provided in the “Summary Compensation Table” under the column headed “Stock awards.”

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(3)    Amounts in this column represent April 1, 2023 grants of RSUs, which vest 33% on the first, second, and third year anniversaries of the date of grant, and December 23, 2023 special retention grants of RSUs, which vest in full on December 23, 2024.
(4)    Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718. These amounts do not reflect the value that may be actually realized by the recipient and do not reflect changes in our stock price after the date of grant. The values included for the performance stock units are based on the target number of shares.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding options, RSUs and PSUs that were held by our NEOs at the end of fiscal 2023.

		Option awards(1)				Stock awards
Name	Grant Date	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option exercise price ($)	Option expiration date	Number of shares of stock or units that have not vested (#)(2)	Market value of shares of stock or units that have not vested ($)(3)	Equity Incentive Plan awards; number of unearned shares, units or other rights that have not vested (#)(4)	Equity Incentive Plan awards; market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Ms. Keene	04/01/2022	—	—	—	—	25,345	2,637,908	76,034	7,913,619
	04/02/2021	—	—	—	—	21,793	2,268,215	65,376	6,804,334
	04/03/2020	40,415	20,209	73.77	04/02/2027	4,745	493,860	—	—
	04/05/2019	56,853	—	74.97	04/04/2026	—	—	—	—
	04/06/2018	25,951	—	85.31	04/05/2025	—	—	—	—
	04/07/2017	19,774	—	72.91	04/06/2024	—	—	—	—
Mr. Natarajan	12/23/2022	—	—	—	—	27,393	2,851,063	—	—
	04/01/2022	—	—	—	—	6,510	677,561	19,530	2,032,682
	04/02/2021	—	—	—	—	5,045	525,084	15,134	1,575,147
	01/04/2021	—	—	—	—	1,762	183,389	—	—
Mr. Genter	12/23/2022	—	—	—	—	27,393	2,851,063	—	—
	04/01/2022	—	—	—	—	6,510	677,561	19,530	2,032,682
	04/02/2021	—	—	—	—	5,045	525,084	15,134	1,575,147
	12/11/2020	—	—	—	—	837	87,115	—	—
	04/03/2020	4,623	4,812	73.77	04/02/2027	1,130	117,610	—	—
Mr. LaRouche	12/23/2022	—	—	—	—	27,393	2,851,063	—	—
	04/01/2022	—	—	—	—	4,774	496,878	14,322	1,490,634
	04/02/2021	—	—	—	—	4,440	462,115	13,318	1,386,137
	12/11/2020	—	—	—	—	837	87,115	—	—
	04/03/2020	7,217	3,609	73.77	04/02/2027	848	88,260	—	—
Ms. O'Hara	04/01/2022	—	—	—	—	4,340	451,707	13,020	1,355,122
	04/02/2021	—	—	—	—	3,229	336,074	9,686	1,008,119
	04/03/2020	6,735	3,369	73.77	04/02/2027	792	82,431	—	—
Mr. Mahon	04/01/2022	—	—	—	—	4,774	496,878	14,322	1,490,634
	04/02/2021	—	—	—	—	4,440	462,115	13,318	1,386,137
	04/03/2020	9,623	4,812	73.77	04/02/2027	1,130	117,610	—	—
	04/05/2019	14,962	—	74.97	04/04/2026	—	—	—	—
	04/06/2018	10,381	—	85.31	04/05/2025	—	—	—	—
(1)    Information in these columns relates to options to purchase shares of common stock held by our NEOs at the end of fiscal 2023. Stock options vest in 33% installments at the end of each of the first three years following the grant date and expire at the end of the seventh year.
(2)    Information in this column relates to RSUs held by our NEOs at the end of fiscal 2023. All RSUs except the RSUs granted effective December 23, 2023 vest over a three-year period in 33% installments at each anniversary of the grant date. For Ms. Keene the RSUs granted more than twelve months prior to February 3, 2023, the last business day of fiscal 2023, have vested under the Retiree Vesting Program as described in the "Potential Payments Upon Termination or Change of Control" section and are payable in accordance with the

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original vesting schedule. Accordingly, for Ms. Keene, RSUs granted prior to February 3, 2023, are vested, but are not yet payable. The RSUs granted effective December 23, 2023 will vest in full on December 23, 2024.
(3)    Based on $104.08 per share, the closing sales price of our common stock on the NYSE on February 3, 2023.
(4)    The number of performance stock units reflected in this column represent the PSUs awarded for the fiscal 2022-2024 and fiscal 2023-2025 performance cycles. The number of PSUs that can be earned has been disclosed in this column at a maximum payout based on performance through February 3, 2023. The PSUs are not settled until after the performance period when performance results are certified by the Human Resources Compensation Committee.

Option Exercises and Stock Vested
The following table sets forth information regarding shares of common stock acquired by our NEOs during fiscal 2023 upon the exercise of stock options, the vesting of RSUs and the vesting of fiscal 2021-2023 PSUs.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)(2)	Value realized on vesting ($)(1)
Ms. Keene	29,302	1,686,037	81,568	7,811,991
Mr. Natarajan	—	—	4,283	420,826
Mr. Genter	5,000	178,100	18,629	1,807,569
Mr. LaRouche	—	—	15,620	1,507,905
Ms. O'Hara	—	—	12,363	1,193,614
Mr. Mahon	—	—	12,133	1,092,037
(1)    Value realized on exercise or vesting disclosed above is based on the closing price of our common stock on the NYSE on the exercise or vest date; however, the actual value realized by the NEO was determined using the closing price on the trading date immediately preceding the exercise or vest date in accordance with the fair market value definition in the Amended and Restated 2013 Equity Incentive Plan. For the earned fiscal 2021-2023 PSUs, the value is based on the closing price per share of our common stock on the NYSE on the vesting date of February 3, 2023 of $104.08.
(2)    Includes performance stock units earned in connection with the PSU for the fiscal 2021-2023 performance period and a portion of time-based RSUs granted during previous fiscal years.

Nonqualified Deferred Compensation
We provided benefits to our NEOs during fiscal 2023 under the nonqualified deferred compensation plans that are summarized below:
The SAIC 401(k) Excess Deferral Plan ("Excess Plan") was closed on December 31, 2014 and no further deferrals are allowed. The investment options in the Excess Plan are similar to those in the SAIC Retirement Plan (our 401(k) plan), but do not include the SAIC Stock Fund. Vested deferred balances under this plan will generally be paid following retirement or separation from service in the form of a lump sum payment or annual installments paid over a period of up to 10 years.
The SAIC Deferred Compensation Plan became effective January 1, 2015 and is a pre-tax savings plan that allows eligible participants to defer up to 80% of their salary and cash bonus compensation as well as director retainer and meeting fees. Effective January 31, 2016, the SAIC Stock Fund was discontinued as an investment option in the Deferred Compensation Plan. Deferrals into the Deferred Compensation Plan are not included as eligible compensation for the calculation of the company match in the SAIC Retirement Plan. If there is a loss of company match in the SAIC Retirement Plan because of a deferral into the Deferred Compensation Plan, the Company may, at its sole discretion, make up the difference in company matching contribution to the Deferred Compensation Plan. Participants elect to have deferred balances paid on a specific date while they are still employed or upon retirement or separation of service in the form of a lump sum payment or in annual installments over five, 10, or 15 years.
The SAIC Management Stock Compensation Plan is a long-term incentive plan that prior to September 27, 2013 awarded tax-deferred bonuses in the form of restricted stock units. Shares may be deposited to a rabbi trust to fund benefits for participants. Distributions under the Management Stock Compensation Plan are then made to participants in shares of common stock corresponding to the number of vested stock units held for the participant. Vested deferred balances under this plan will generally be paid upon retirement or separation from service. The Management Stock Compensation Plan was closed on September 27, 2013 and no further deferrals are allowed.

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The following table sets forth information regarding deferrals under and aggregate earnings and withdrawals in fiscal 2023 through our nonqualified deferred compensation plans in which the NEOs participated. There were no company matching contributions made to the NEOs’ accounts under any of the plans in fiscal 2023.

Name(1)	Plan	Executive contributions in fiscal 2023 ($)(2)	Aggregate earnings in fiscal 2023 ($)(3)	Aggregate withdrawals/ distributions in fiscal 2023	Aggregate balance at fiscal year-end ($)(4)
Mr. Natarajan	Deferred Compensation Plan	102,115	2,914	—	111,826
Mr. Genter	Excess Plan	—	(701)	—	21,757
	Deferred Compensation Plan	79,560	(3,623)	—	202,144
Mr. LaRouche	Deferred Compensation Plan	127,004	(39,437)	—	792,095
Ms. O'Hara	Management Stock Compensation Plan	—	56,619	—	245,546
Mr. Mahon	Deferred Compensation Plan	—	(26,948)	—	1,850,116
(1)    Ms. Keene is not included in this table because she has not participated in any nonqualified deferred compensation plan.
(2)    Amounts in this column include salary deferrals in fiscal 2023 and annual incentive bonus paid in fiscal 2023 for fiscal 2022 performance. For Mr. Natarajan, $102,115 and Mr. LaRouche, $58,154 of this amount is reported as fiscal 2023 compensation in the Summary Compensation Table.
(3)    With respect to the Excess Plan and the Deferred Compensation Plan, amounts in this column represent aggregate returns on the investments elected by participants from the diverse investment options available to participants under the plans. Participants may change their investment elections at any time. The returns on the investment options available to eligible participants during fiscal 2023 ranged from (16.4%) to 7.13%. The amounts in this column are not included in the Summary Compensation Table.
(4)    Amounts in this column represent the value of the holders’ accounts at the end of fiscal 2023, which includes the following amounts reported in the Summary Compensation Table for the amounts contributed by the plan holder for the prior year: Mr. Genter, $79,560; and Mr. LaRouche, $68,850.

Potential Payments upon Termination or a Change in Control
We have an Executive Severance, Change in Control and Retirement Policy (“Severance Policy”) that applies to designated eligible officers, including all of our active NEOs, which became effective as of July 1, 2020 and which provides certain benefits to the active NEOs upon their termination of employment under the circumstances described below, including in connection with a change in control or retirement. In addition, our Amended and Restated 2013 Equity Incentive Plan (“2013 Plan”) and the award agreements thereunder provide for accelerated vesting and exercisability of equity awards under the circumstances described below, including in connection with a change in control.
Severance Policy. Severance benefits under the Severance Policy are conditioned on the NEO signing and not revoking a general waiver and release and signing and complying with a two-year non-compete agreement.
Under the Severance Policy, if an active NEO is involuntarily terminated without cause or resigns for good reason within 90 days preceding or 21 months following a change in control, he or she will be entitled to receive a lump sum cash payment equal to two times (or three times in the case of our chief executive officer) the sum of (i) the executive officer’s then current annual base salary and (ii) the target annual incentive bonus for the fiscal year in which the termination occurs. If the executive officer’s annual base salary was higher during the 90-day period prior to the change in control, that higher amount will be used to determine the amount of the lump sum cash payment to which the executive officer is entitled. The executive officer is also entitled to receive a cash payment in an amount equal to 24 months (or 36 months in the case of our chief executive officer) of the monthly COBRA premium for continued group medical coverage for the executive officer and his or her eligible dependents, outplacement services for a period of 12 months and up to a maximum of $25,000, and a lump sum cash payment equal to a pro-rata portion of the executive's target annual bonus opportunity for the bonus cycle in which the termination occurs. For a change of control related termination, the NEO's previously granted equity awards will be governed by the terms of the 2013 Plan.
Under the terms of the Severance Policy, if an active NEO is involuntarily terminated without cause other than during the period before or after a change in control as described above, he or she will be entitled to receive a cash payment equal to 1.5 times (or two times in the case of our chief executive officer) the sum of (i) the executive officer’s then current annual base salary and (ii) the average of the most recent three actual annual cash bonuses (or the average of all of the actual annual cash bonuses paid if the executive officer has not been employed by us for at least three annual bonus cycles). The executive will continue to vest in all previously granted awards under the 2013 Plan per the original terms of the award, but without any minimum holding period

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requirements and without any proration of the award. The executive officer is also entitled to receive a cash payment in an amount equal to 18 months (or 24 months in the case of our chief executive officer) of the monthly COBRA premium for continued group medical coverage for the executive officer and his or her eligible dependents, outplacement services for a period of 12 months and up to a maximum of $25,000, and a lump sum cash payment equal to a pro-rata portion of the executive's annual bonus opportunity for the bonus cycle in which the executive's termination occurs to be paid per the Company's usual payment schedule at the percentage payable per the Company's fiscal year annual financial performance goal attainment.
Under the terms of the Severance Policy, if an active NEO intends to retire and provides the Company with at least six months advanced written notice of their termination and agrees to sign a two-year non-compete agreement, he or she will be entitled to receive a cash payment in an amount equal to 18 months (or 24 months in the case of our chief executive officer) of the monthly COBRA premium for continued group medical coverage for the executive officer and his or her eligible dependents and a pro-rated annual bonus for the bonus cycle in which the termination occurs, payable per the usual payment schedule and based on the Company's fiscal year performance. The executive will continue to vest in all previously granted awards under the 2013 Plan per the original terms of the award, but without any minimum holding period requirements and without any proration of the award.
The Severance Policy generally defines “cause” for termination as (i) conviction, or plea of no contest, of fraud, embezzlement, theft or other felony, (ii) willful engagement in illegal conduct or gross misconduct, or (iii) failure to perform employment duties in a reasonably satisfactory manner after notice from the Company and a 30-day opportunity to cure the failure. A resignation is generally defined to be for “good reason” if it is due to (i) a material adverse change in authority, duties or responsibilities, (ii) a material reduction in base salary or target bonus, or (iii) a relocation of the individual’s principal place of employment of more than 50 miles, and the Company has failed to remedy the event or condition after receiving notice of the same. The Severance Policy defines a “change in control” in the same manner as the term is defined in our 2013 Plan, as described below.
The Severance Policy provides that in the event that Internal Revenue Code Section 280G excise taxes may be payable by an executive, the executive will either receive payment in full, or have their payments cut-back to the largest amount which will avoid excise taxes, depending on which option results in receipt of the greatest amount of severance benefits by the executive on an after-tax basis.
Equity Awards. Under our 2013 Equity Incentive Plan, the vesting of stock option and RSU awards will accelerate in full if the successor entity in a change in control does not assume or replace outstanding awards or, if such awards are assumed or replaced, and the award recipient’s employment ends within 18 months after the change in control due to termination without cause or resignation for good reason. The award agreements for PSUs issued under our 2013 Plan provide that if a change in control occurs before the end of a performance period, the performance period will be terminated and an award recipient will be entitled to receive, immediately prior to the change in control, a number of shares equal to the number determined by the committee to have been earned for each fiscal year in the performance period completed before the change in control, plus a pro rata portion of the shares determined by the committee to have been earned during the year in which the change in control occurred.
The 2013 Plan generally defines a “change in control” as (i) a merger or consolidation in which the Company is not the surviving corporation, (ii) a merger in which the Company is the surviving corporation but after which the Company’s pre-merger shareholders no longer own their Company shares, (iii) a sale of substantially all of the Company’s assets, or (iv) the acquisition, sale or transfer of more than 50% of the Company’s outstanding shares by tender offer or similar transaction. “Cause” for termination is generally defined in the 2013 Plan as employment-related dishonesty, fraud or misconduct likely to cause significant injury to the Company or its personnel, and “good reason” is defined in a manner similar to that under the Severance Policy.
Other than in the context of a change in control, RSU awards and option awards will vest in full immediately if employment ends due to death or disability, and, under those circumstances, options will remain exercisable for a period of time, which under the 2013 Plan is until the expiration date of the option award. Our PSU agreements provide that if employment ends due to death, an award recipient’s estate will be entitled to promptly receive a number of shares determined in the same manner as if a change in control had occurred on the date of death. If employment ends due to disability, a pro rata portion (based on the portion of the performance period completed prior to the employment termination) of the performance stock units determined to have been earned at the end of the three-year performance period will be paid out after the end of the performance period.
Under our retiree vesting program, employees who retire, including our NEOs, may continue vesting in their stock option awards if they have held those options for at least 12 months prior to retirement and they retire (i) after age 59 1/2 with at least ten years of service or (ii) after age 59 1/2 when age at termination plus years of service equals at least 70. Our executive officers who retire after reaching the applicable mandatory retirement age, however, will be allowed to continue to vest in their option awards without regard to the 12 month holding requirement. Under the same conditions, executive officers may continue vesting in their RSU awards, and may receive the same pro rata payout of PSUs as applies in the event of a termination due to disability. We have the right to terminate continued vesting if a retiree violates confidentiality, non-solicitation or similar obligations to us. Ms. Keene was eligible for a benefit under our retiree vesting program as of February 3, 2023, the last day of our most recent fiscal year.

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In any other termination scenario involving an equity award recipient, including a NEO, the 2013 Plan provides that all unvested RSUs, options and PSUs are forfeited. Under these circumstances, vested options remain exercisable for 90 days or until the option expiration date, if earlier. However, as noted above, the Severance policy allows designated eligible officers, including all of our active NEOs, to continue vesting in their equity awards if the executive officer is involuntarily terminated without cause or as a result of their retirement.
Other Separation Agreements. In connection with the separation of Mr. Mahon from the Company, Mr. Mahon and the Company entered into a separation agreement that entitles Mr. Mahon to receive: (i) a Cash payment of $1,828,229, which is equal to 1.5 multiplied by the sum of Mr. Mahon’s base salary and three-year average bonus payments, payable on the 60th day following the termination; (ii) a cash payment of $47,725, which is equal to 18 months of the monthly COBRA premium for continued group medical coverage for the executive officer; (iii) continue vesting in all previously granted awards under the 2013 Plan per the original terms of the award, but without any minimum holding period requirements and without any proration of the award; and (iv) a cash payment equal to Mr. Mahon’s annual bonus opportunity for the bonus cycle in which the termination occurred, to be paid per the Company's usual payment schedule and at the percentage payable per the Company's fiscal year annual bonus financial performance scores.
Estimated Termination and Change in Control Payments and Benefits. The following table sets forth our estimates of the payments and benefits to be made to our NEOs under various termination and change in control scenarios. In calculating the amounts set forth in the table, we have assumed that (i) the date of termination was February 3, 2023, the last business day of fiscal 2023, (ii) the date of any related change in control was the same date, and (iii) the price of our common stock was $104.08 per share, the closing market price of our common stock on the NYSE on February 3, 2023. The table does not reflect payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination, nor does it reflect amounts attributable to equity-based awards that were already vested, or distributions of plan balances under our nonqualified deferred compensation plan. Mr. Mahon is not included in the table as a result of his separation from the Company on September 30, 2022. The severance payments and benefits received by Mr.Mahon are described above under the "Other Separation Agreements" section.

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Name	Without Cause Termination (not in connection with a Change in Control) ($)	Without Cause or With Good Reason Termination (in connection with a Change in Control)(1) ($)	Retirement ($)	Death ($)	Disability ($)
Ms. Keene
Bonus(2)	1,560,000	1,560,000	1,560,000	—	—
Severance(3)	5,552,329	8,280,000	—	—	—
Medical coverage continuation(4)	42,037	63,055	42,037	—	—
Outplacement services(5)	25,000	25,000	—	—	—
Stock options(6)	612,535	612,535	612,535	612,535	612,535
Restricted stock units(7)	2,665,961	2,665,961	2,665,961	2,665,961	2,665,961
Performance stock units(8)	3,713,805	3,713,805	3,713,805	3,713,805	2,023,850
Applicable cut back(9)	—	—	—	—	—
Total	14,171,667	16,920,356	8,594,338	6,992,301	5,302,346
Mr. Natarajan
Bonus(2)	675,000	675,000	675,000	—	—
Severance(3)	2,114,100	2,700,000	—	—	—
Medical coverage continuation(4)	46,877	62,502	46,877	—	—
Outplacement services(5)	25,000	25,000	—	—	—
Stock options(6)	—	—	—	—	—
Restricted stock units(7)	4,262,605	4,262,605	4,262,605	4,262,605	4,262,605
Performance stock units(8)	894,267	894,267	894,267	894,267	480,053
Applicable cut back(9)	—	—	—	—	—
Total	8,017,849	8,619,374	5,878,749	5,156,872	4,742,658
Mr. Genter
Bonus(2)	675,000	675,000	675,000	—	—
Severance(3)	1,841,110	2,700,000	—	—	—
Medical coverage continuation(4)	36,414	48,552	36,414	—	—
Outplacement services(5)	25,000	25,000	—	—	—
Stock options(6)	145,852	145,852	145,852	145,852	145,852
Restricted stock units(7)	4,285,802	4,285,802	4,285,802	4,285,802	4,285,802
Performance stock units(8)	894,267	894,267	894,267	894,267	480,053
Applicable cut back(9)	—	(384,439)	—	—	—
Total	7,903,445	8,390,034	6,037,335	5,325,921	4,911,707
Mr. LaRouche
Bonus(2)	650,000	650,000	650,000	—	—
Severance(3)	1,694,698	2,600,000	—	—	—
Medical coverage continuation(4)	36,414	48,552	36,414	—	—
Outplacement services(5)	25,000	25,000	—	—	—
Stock options(6)	109,389	109,389	109,389	109,389	109,389
Restricted stock units(7)	4,008,159	4,008,159	4,008,159	4,008,159	4,008,159
Performance stock units(8)	735,646	735,646	735,646	735,646	405,299
Applicable cut back(9)	—	—	—	—	—
Total	7,259,306	8,176,746	5,539,608	4,853,194	4,522,847
Ms. O'Hara
Bonus(2)	550,000	550,000	550,000	—	—
Severance(3)	1,459,467	2,200,000	—	—	—
Medical coverage continuation(4)	36,414	48,552	36,414	—	—
Outplacement services(5)	25,000	25,000	—	—	—
Stock options(6)	102,114	102,114	102,114	102,114	102,114
Restricted stock units(7)	886,617	886,617	886,617	886,617	886,617
Performance stock units(8)	581,663	581,663	581,663	581,663	387,969
Applicable cut back(9)	—	—	—	—	—
Total	3,641,275	4,393,946	2,156,808	1,570,394	1,376,700

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EXECUTIVE COMPENSATION
(1)    The change in control consequences for PSUs are the same whether or not a qualifying termination (involuntary termination without cause or resignation for good reason) occurs in connection with the change in control. With respect to option and RSU awards, the 2013 Plan also provides for accelerated vesting and exercisability of the awards if the successor corporation does not assume or replace the awards in connection with the change in control.
(2)    In the case of termination involuntarily without cause, in connection with a change in control, or due to retirement, the NEOs receive a pro rata portion of their target bonus. Because the assumed termination date of February 3, 2023 is the last day of the fiscal year, this column reflects the target bonus amounts of the date of termination.
(3)     In the case of a qualifying termination not in connection with a change in control, severance amounts represent a single lump sum payment     equal to two times for Ms. Keene and 1.5 times for all other NEOs the sum of (a) the NEO's fiscal 2023 base salary and (b) the average of the annual bonuses paid for fiscal 2022, 2021 and 2020. In the case of a qualifying termination in connection with a change in control, severance amounts represent a single lump sum payment equal to three times for Ms. Keene and two times for all other NEOs of the sum of (a) the NEO's fiscal 2023 base salary and (b) his or her target annual bonus for fiscal 2023.
(4)    In the case of a qualifying termination not in connection with a change in control, these amounts represent a lump sum cash payment of COBRA benefits for 24 months for the Chief Executive Officer and 18 months for all other NEOs. In the case of a qualifying termination in connection with a change in control, these amounts represent a lump sum cash payment of COBRA benefits for 36 months for Ms. Keene and 24 months for all other NEOs. This payment is made without regard to whether the NEO is participating in the Company's medical coverage.
(5)    These amounts represent the maximum value to the NEO of outplacement counseling services to be provided for 12 months following a qualifying termination.
(6)    These amounts represent the value of unvested options to purchase shares of our common stock issued under the 2013 Plan that were held by the NEO at the end of fiscal 2023 and whose vesting was accelerated in connection with a change in control, involuntary termination without cause, retirement, or termination due to death or disability. The value was calculated by multiplying the number of shares subject to the option whose vesting was accelerated by the difference between the closing market price per share of our common stock on the NYSE on February 3, 2023 and the applicable option exercise price. For more information regarding the number of shares underlying unvested options held by each of the NEOs, see the table under the caption "Outstanding Equity Awards at Fiscal Year-End."
(7)    These amounts represent the value of RSUs issued under the 2013 Plan that were held by the NEO at the end of fiscal 2023 and whose vesting and payment was accelerated in connection with a change in control, involuntary termination without cause, retirement, or termination due to death or disability. The value was calculated by multiplying the number of RSUs whose vesting or payment was accelerated by the closing market price per share of our common stock on the NYSE on February 3, 2023, and includes accrued dividend equivalents as of February 3, 2023. For more information regarding the number of unvested or unpaid RSUs held by each of the NEOs, see the table under the caption "Outstanding Equity Awards at Fiscal Year-End."
(8)    These amounts represent the value of shares underlying outstanding PSUs issued under the 2013 Plan that were held by the NEO at the end of fiscal 2023 and whose vesting was accelerated in connection with a change in control, involuntary termination without cause, retirement, termination due to disability, or termination due to death. For PSUs in this table, the value was calculated by multiplying the number of performance stock units whose vesting was accelerated by the closing market price per share of our common stock on the NYSE on February 3, 2023, and includes accrued dividend equivalents as of February 3, 2023. For an involuntary termination without cause or retirement under the Severance Policy, the performance stock units earned are determined at the end of the three-year performance period and are paid at the end of that performance period. In this table, PSUs payable as a result of involuntary termination without cause or retirement under the Severance Policy, are assumed earned at 100% of target for fiscal 2024 and fiscal 2025, respectively. For a termination following a change of control or death, the number of performance stock units awards earned whose vesting was accelerated was determined based on the sum of: (i) the actual number of shares earned by each NEO for the part of the award allocated to our annual operating cash flow performance goals for fiscal 2022 and 2023, and (ii) either (a) for the fiscal 2022 grant, one-third of the shares allocated to the three-year cumulative adjusted EBITDA performance goal assuming results of approximately 100% of target, or (b) for the fiscal 2023 grant, one-third of the shares allocated to the three-year cumulative adjusted EBITDA performance goal assuming results of approximately 100% of target, each for the portion of the performance period prior to the termination of employment. For a termination due to disability, a pro rata portion (based on the portion of the performance period completed prior to the employment termination) of the performance stock units determined to have been earned at the end of the three-year performance period will be paid out after the end of the performance period. In this table PSUs payable as a result of disability, are assumed paid at 100.0% of target for fiscal 2024 and fiscal 2025, respectively. Note that PSUs from fiscal 2021 are not included in this table since they are deemed to be earned as of February 3, 2023.
(9)    Under the Severance Policy, executives either receive (a) payment in full, or (b) have their payments cutback to avoid excise taxes payable pursuant to Sections 280G and 4999 of the Internal Revenue Code, depending on which option results in receipt of the greatest amount of severance benefits by the executive on an after-tax basis. The amount reported under this item is the amount by which NEO's payment would be reduced if necessary to avoid paying excise taxes.

Science Applications International Corporation
2023 Proxy Statement | 50

EXECUTIVE COMPENSATION
CEO Pay Ratio
We are providing the following information about the relationship of the annual median total compensation of our employees and the annual total compensation of Nazzic S. Keene, our Chief Executive Officer (“CEO”) at the end of fiscal 2023.
We have determined that we could use the same median employee that we identified on December 31, 2022, as permitted by SEC rules. There has been no change in either our employee population or our employee compensation arrangements that we believe would significantly impact our 2023 pay ratio disclosure. Similarly, there has been no change in our median employee’s circumstances that we reasonably believe would result in a significant change to our 2023 pay ratio disclosure. We identified the median employee as follows:
•We collected data for all employees globally (excluding the CEO), including part-time and full-time, permanent, temporary and seasonal employees, and excluding independent contractors.
•We used base pay as our consistently applied compensation measure.
•We identified employees within a narrow range of the estimated median and then employed statistical sampling to select the median employee from within that range.
We then determined our median employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our NEOs for purposes of the Summary Compensation Table disclosed above. The median employee's total compensation in fiscal 2023 was comprised of base salary, bonus and 401(k) plan contributions.
Based on the above calculations, for fiscal 2023, our last completed fiscal year:
•the annual total compensation of the median employee was $111,676; and
•the total compensation of our CEO was $8,664,380

Therefore, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 78:1. Our pay ratio estimate has been calculated in a manner consistent with item 401(u) of Regulation S-K.
Pay Versus Performance
The following table and supporting graphics below set out information about the relationship between executive compensation actually paid and the Company's financial performance for the three fiscal years ended February 3, 2023 in satisfaction of Item 402(v) of Regulation S-K.

The below table presents compensation actually paid ("CAP") to our principal executive officer ("PEO") and (on average) to our other NEOs ("non-PEOs") during the specified fiscal years alongside summary compensation table ("SCT") totals, total shareholder return (for the Company and a peer group), net income and the Company selected measure of revenue. The Company selected this measure as the most important measure used in the last fiscal year to link CAP to our executives and our performance. This measure is a key metric in the short-term incentive plan for our executives, representing 33% of the target opportunity as found on page 36.

Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(2)(3)(4) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)(4) ($)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(5)	Net Income ($ in millions)(6)	Revenue ($ in millions)(7)
2023	8,664,380	13,290,774	4,681,658	5,523,501	124.66	119.29	303	7,704
2022	8,343,156	6,384,092	2,563,133	2,239,947	95.92	121.59	279	7,394
2021	6,936,702	9,060,542	1,945,432	2,322,465	111.36	106.52	211	7,056

(1)    Our PEO and Non-PEO NEOs included in the above compensation columns reflect the following:

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EXECUTIVE COMPENSATION

Year	PEO	Non-PEO NEOs
2023	Nazzic S. Keene	Prabu Natarajan, Robert S. Genter, Michael W. LaRouche, Michelle O’Hara, Steven G. Mahon
2022	Nazzic S. Keene	Prabu Natarajan, Robert S. Genter, Michael W. LaRouche, Steven G. Mahon
2021	Nazzic S. Keene	Prabu Natarajan, Charles A. Mathis, Robert S. Genter, Michael W. LaRouche, Steven G. Mahon
(2)    Fair value or change in fair value, as applicable, of equity awards in the CAP columns was determined by reference to (1) for RSU awards, closing price on applicable year-end dates or, in the case of vesting dates, the actual vesting price, (2) for PSUs (excluding PSUs with rTSR modifiers), the same valuation methodology as RSU awards above except year-end and vesting date values are multiplied by the probability of achievement as of each such date, (3) for PSUs with rTSR modifiers, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s) or, in the case of vesting date, the actual vesting price and probability of achievement, and (4) for stock options, the fair value calculated by a lattice model using the closing stock price and assumptions for volatility, dividend rates and risk free rates as of the applicable year-end or vesting date(s).
(3)    For the portion of CAP that is based on year-end stock prices, the following prices were used for 2023: $104.08, for 2022: $81.32, for 2021: $96.03, and for 2020: $87.77.
(4)    The dollar amounts reported represent the amount of CAP as computed in accordance with Item 402(v) of SEC Regulation S-K. A reconciliation of Total Compensation from the Summary Compensation Table (SCT) to CAP to the PEO and our Non-PEO NEOs (as an average) is shown below:

	2023		2022		2021
Adjustments	PEO	Average of Other NEOs	PEO	Average of Other NEOs	PEO	Average of Other NEOs
Total Compensation from SCT	$8,664,380	$4,681,658	$8,343,156	$2,563,133	$6,936,702	$1,945,432
Adjustments for stock and option awards:
(Subtraction): SCT Amounts	(5,840,076)	(3,040,104)	(5,333,701)	(1,160,628)	(4,200,061)	(990,070)
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	7,124,332	3,223,412	5,194,332	1,130,294	5,837,530	1,295,882
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	1,852,379	379,538	(1,238,005)	(211,064)	593,158	105,297
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	1,286,527	237,325	(762,622)	(117,602)	(226,955)	(56,875)
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	203,232	41,672	180,932	35,814	120,168	22,799
Compensation Actually Paid (as calculated)	$13,290,774	$5,523,501	$6,384,092	$2,239,947	$9,060,542	$2,322,465

(5)    Peer Group TSR reflects the Company’s selected peer group, the Dow Jones US Computer Services Index, as reflected in our Annual Report on the Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended February 3, 2023. The Company and peer group TSR for each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on January 31, 2020 (the last day of fiscal 2020) through and including the end of the fiscal year for each year reported in the table.
(6)    Net income is as listed in the Company’s financial statements in accordance with U.S. GAAP.
(7)    Revenue is the financial measure from the tabular list of 2023 Most Important Measures shown below which, in the Company’s assessment, represents the most important performance measure used to link CAP to our PEO and Non-PEO NEOs to the Company’s performance for fiscal 2023. Revenue is as listed in the Company’s financial statements in accordance with U.S. GAAP.

Science Applications International Corporation
2023 Proxy Statement | 52

EXECUTIVE COMPENSATION
Tabular List of Important Financial Performance Measures
The following table lists the most important financial performance measures we used to link CAP to our executives to Company performance for the most recently completed fiscal year. These measures are utilized in our short-term and long-term incentive plans, aligned with our pay for performance philosophy. For further information regarding these performance metrics in our incentive programs, please see the "Compensation Discussion and Analysis" beginning on page 29.

2023 Most Important Measures (Unranked)
Revenue
Adjusted EBITDA(1)
Adjusted Operating Cash Flow(1)

(1)    Adjusted EBITDA and Adjusted Operating Cash Flow are non-GAAP measures. See the Appendix to this Proxy Statement for a reconciliation as to how each adjusted non-GAAP performance measure for the performance share plans is calculated as compared to the most closely comparable GAAP measure.

Relationship between Pay and Performance
The following charts present a graphical comparison of CAP and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below presents the relationship between the Company’s TSR and that of the selected peer group, the Dow Jones US Computer Services Index. As noted above, CAP for purposes of the tabular disclosures and the following charts were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our PEO and NEOs during the applicable fiscal years.

Compensation Actually Paid and Company/Peer Group Total Shareholder Return

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EXECUTIVE COMPENSATION
Compensation Actually Paid and Net Income

Compensation Actually Paid and Revenue

Science Applications International Corporation
2023 Proxy Statement | 54

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee believes that the appointment of Ernst & Young LLP ("EY") is in the best interests of the company and its stockholders, and proposes and recommends that the stockholders ratify the Audit Committee’s appointment of EY as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending February 2, 2024. Representatives of EY will be present at the virtual annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.
Stockholders are not required to ratify the appointment of EY as our independent registered public accounting firm. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain EY. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that a change in accounting firms would be in our stockholders’ best interests.

Vote Required
The affirmative vote of the holders of a majority of the voting power of common stock present or represented and entitled to vote at the virtual annual meeting is required to approve the proposal. Abstentions have the effect of a vote against the proposal, and broker “non-votes” have no effect on the outcome of the proposal. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.

Recommendation of the Board
The Board unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2024.

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AUDIT MATTERS
AUDIT MATTERS

Audit Committee Report
The Audit Committee of the Board is responsible for assisting the Board in fulfilling its oversight responsibilities over the company’s accounting, auditing and financial reporting processes, internal controls, and for monitoring compliance with certain regulatory and legal requirements. The responsibilities of the Audit Committee are described in a written charter that has been reviewed and approved by the Board. The current Audit Committee charter is available on the company’s investor relations website at investors.saic.com by clicking on the link entitled “Corporate Governance.” A summary of the provisions of the Audit Committee charter, including the responsibilities of the Audit Committee, is set forth in this Proxy Statement under "Corporate Governance – Audit Committee," beginning on page 20.
Management is responsible for preparing the company’s financial statements and for the financial reporting process, including evaluating the effectiveness of the company’s disclosure controls and procedures and internal control over financial reporting.
EY, the company’s independent registered public accounting firm for fiscal 2023, is responsible for performing an independent audit of the company’s annual consolidated financial statements and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America, and on the effectiveness of the company’s internal control over financial reporting.
Each current Audit Committee member (Robert A. Bedingfield, Carolyn B. Handlon, Yvette M. Kanouff, Timothy J. Mayopoulos, Milford W. McGuirt, James C. Reagan and Steven R. Shane) meets the independence and financial literacy requirements of the SEC and the NYSE as well as qualifies as an audit committee financial expert under SEC rules. For a further description of each Audit Committee member’s background and expertise, please refer to the director qualification section of this Proxy Statement beginning on page 10.
In the course of fulfilling its responsibilities, the Audit Committee has:
•    evaluated the qualifications, performance and compensation of the company’s independent auditor (EY);
•    separately met with the internal auditor and EY to discuss any matters that the internal auditor, EY or the Audit Committee believed should be discussed privately without members of management present;
•    reviewed and discussed with EY the items required to be disclosed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•    received written disclosures and the letter from EY regarding its independence required by applicable requirements of the PCAOB, and discussed with EY its independence;
•    reviewed and discussed with management and EY the company’s internal control over financial reporting; and
•    reviewed and discussed with management and EY the audited consolidated financial statements for fiscal 2023.
Based on the reviews and discussions summarized in this report and subject to the limitations on our role and responsibilities referred to above and contained in the Audit Committee charter, the Audit Committee recommended to the Board that the company’s audited consolidated financial statements referred to above be included in the company’s Annual Report on Form 10-K for fiscal 2023 for filing with the SEC.
Robert A. Bedingfield (Chair)
Carolyn B. Handlon
Yvette M. Kanouff
Timothy J. Mayopoulos
Milford W. McGuirt
James C. Reagan
Steven R. Shane

Science Applications International Corporation
2023 Proxy Statement | 56

AUDIT MATTERS
Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the company's fiscal year ending February 2, 2024. Stockholders are being asked to ratify the appointment of Ernst & Young LLP at the annual meeting, as described above.

Audit and Non-Audit Fees
Aggregate fees billed to the company for fiscal 2023 and fiscal 2022 by our independent registered public accounting firm, EY, were as follows:

	February 3, 2023	January 28, 2022
Audit Fees(1)	$4,640,000	$4,525,000
Audit-Related Fees(2)	$7,200	$65,000
Tax Fees(3)	$400,652	$116,025
All Other Fees	$—	$—
Total Fees	$5,047,852	$4,706,025
(1)    Audit Fees consist of professional services rendered for the audit of the annual consolidated financial statements, including the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, and the review of quarterly consolidated financial statements. Audit fees also include services that are normally provided by the accountant in connection with the audit, such as consents and certain other company filings and submissions with the SEC.
(2)    Audit-Related Fees reflect fees for services that are reasonably related to the performance of the audit or review of the company’s financial statements. For fiscal 2023, this included fees for online accounting research access. For fiscal 2022, this included fees related to due diligence services.
(3)    Tax Fees include a variety of permissible tax services related to preparation and/or review of statutory tax filings within U.S., foreign, and state jurisdictions, general tax advisory services (including research and discussions related to tax compliance matters) and assistance with credits and incentives opportunities in various jurisdictions.

The Audit Committee has considered whether the above services provided by EY are compatible to maintaining the independence of EY. The Audit Committee has the responsibility to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in advance. Further, the Chair of the Audit Committee has the authority to pre-approve audit and non-audit services as necessary between regular meetings of the Audit Committee, provided that any of those services that were pre-approved in that manner will be disclosed to the full Audit Committee at its next scheduled meeting. All of the Audit Fees, Audit-Related Fees, non-audit Tax Fees, and All Other Fees set forth above were pre-approved by one of these means.

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PROPOSAL 4 - TO APPROVE THE 2023 EQUITY INCENTIVE PLAN
PROPOSAL 4 - APPROVAL OF THE 2023 EQUITY INCENTIVE PLAN

On March 28, 2023, our Board, at the recommendation of our Human Resources and Compensation Committee (sometimes referred to in this Proposal 4 as the “Committee”), approved the Science Applications International Corporation 2023 Equity Incentive Plan (the “2023 Plan” or the “Plan”), subject to approval by our stockholders at the annual meeting. The 2023 Plan will become effective on the date it is approved by our stockholders, and will replace the company’s existing 2013 Equity Incentive Plan (the “2013 Plan” or the “Prior Plan”), which is the only plan under which equity awards are currently being granted. Further, the 2012 Long Term Performance Plan (LTPP) including the available 1,015,764 shares will be canceled. All outstanding awards issued under the LTPP fully vested as of February 2021.
After the 2023 Plan becomes effective upon approval by our stockholders, no new awards will be made under the Prior Plan. The number of shares of our common stock that may be the subject of awards and issued under the 2023 Plan is 2,240,000, consisting of 1,741,168 from the prior plan and 498,832 new shares approved. Awards outstanding under the Prior Plan as of the date the 2023 Plan becomes effective will continue to be subject to the terms of the Prior Plan, but if those awards subsequently expire, are forfeited or canceled, or are settled in cash, the shares subject to those awards will become available for awards under the 2023 Plan.
As of February 3, 2023, a total of 2,027,896 shares were subject to outstanding awards under the Prior Plan, of which 376,545 shares were subject to outstanding stock options with a weighted average exercise price of $74.57 per share and a weighted average remaining contractual term of 2.9 years, and 1,651,351 shares were subject to unvested restricted stock unit awards. As of the same date, 1,741,168 shares were available for future awards under the Prior Plan. We do not expect these numbers to change in any significant manner before the date of our 2023 annual meeting.
Our continuing ability to offer equity incentive awards under our long-term equity incentive plan is critical to our ability to attract, motivate and retain qualified personnel, particularly in light of the highly competitive market for employee talent in which we operate.
We are seeking the approval of our stockholders of our 2023 Plan.

Features of the Plan
The Plan includes the following provisions that we believe are beneficial to our stockholders:
•The Plan has a fixed share pool and does not have an “evergreen” share replenishment feature.
•The Plan includes a minimum vesting or performance period of one year for awards, subject only to limited exceptions.
•The Plan contains an annual limit on the aggregate value of all awards granted during a calendar year to any non-employee director during the calendar year of $500,000.
•The Plan prohibits repricing or cash buyouts of stock options or stock appreciation rights (SARs).
•The Plan prohibits dividend equivalents on unexercised stock options and SARs, and requires that any dividends and dividend equivalents payable or credited on unvested full value awards must be subject to the same restrictions and risk of forfeiture as the underlying shares.
•The Plan does not contain a liberal definition of “change in control.”
•The Plan includes a recoupment or “clawback” provision.
•The Plan generally prohibits the transferability of stock options and stock awards prior to the date that unrestricted shares have been issued.
A copy of the Plan, as approved by our Board, is attached as Appendix B to this Proxy Statement. The Plan provides for the grant to our employees, directors and consultants of restricted stock units, stock options, SARs, and other stock-based awards (including phantom stock and deferred stock) and cash awards. All equity awards granted under the Plan are granted with respect to shares of our common stock.

Shares Issuable Under the Plan
If this proposal is approved by our stockholders, 2,240,000 shares will be available for future issuance under the Plan, plus any shares remaining available for future grants under the Prior Plan.

Other Material Terms of the Plan
Administration. The Plan may be administered by our Board, a committee of our Board or a delegated officer or employee in certain circumstances. The Board has delegated authority to the Committee to administer the Plan.

Science Applications International Corporation
2023 Proxy Statement | 58

PROPOSAL 4 - TO APPROVE THE 2023 EQUITY INCENTIVE PLAN
Eligibility. Non-statutory stock options, SARs, stock awards and cash awards may be granted under the Plan to employees, directors and consultants of the company or its affiliates. Incentive stock options may be granted only to our employees or those of our affiliates. The aggregate grant date fair value of all awards made under the Plan to any non-employee director in a fiscal year is limited to $500,000. The administrator, in its discretion, selects the individuals to whom stock options, SARs, stock awards and cash awards may be granted, the time or times at which awards are granted and the terms of awards to be granted under the Plan.
Minimum Vesting Requirement. Except with respect to a maximum of five percent of the shares that are authorized to be issued under the Plan, the death or disability of the Recipient, or a change in control, no Award will provide for vesting that is any more rapid than vesting on the one year anniversary of the date of grant.
Transferability of Awards. In general, no right or interest in any award under the Plan may be assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member. In addition, an incentive stock option may be transferred pursuant to a domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.
Termination of Awards. Generally, unless otherwise provided in the award agreement, if an awardee’s service as an employee, consultant or director terminates other than for death or disability or for cause, vested stock options will remain exercisable for a period of 90 days following the awardee’s termination, or if earlier, until the expiration of the term of the stock options. Unvested restricted stock awards and restricted stock units are forfeited as of the date of the termination of employment. If an awardee’s service as an employee, consultant or director terminates for cause, all of the awardee’s awards will immediately terminate as of the date of termination unless otherwise provided for in the award agreement. Unless otherwise provided for in the award agreement, if an awardee becomes disabled or dies while an employee, consultant or director of the company, the vesting of all of the awardee’s unvested awards will accelerate, and all of the awardee’s awards will be exercisable until the expiration of the term of the award. The administrator has the authority to extend the period of time for which an award is to remain exercisable following an awardee’s termination, but not beyond the expiration of the term of the award.
Prohibition on Repricing. Stock options and SARs may not be repriced or cancelled and replaced with lower-priced stock options, SARs, other awards or cash payments with the effect of lowering the exercise price of previously granted stock options and SARs are prohibited without the approval of our stockholders.
Dividend Equivalents. Stock awards may include a right to dividends or dividend equivalents, which may be settled in the form of cash, shares or a combination of both. The Plan requires that any dividends and dividend equivalents payable or credited on unvested full value awards must be subject to the same restrictions and risk of forfeiture as the underlying shares or share equivalents. However, dividend equivalents are not permitted on stock options and SARs.
Adjustments on Changes in Capitalization. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination or reclassification, spin-off, extraordinary cash dividend or similar change to our capital structure (not including a fundamental transaction or change of control), our Board or the Committee will make appropriate proportionate adjustments to:
•the number and type of shares available for issuance under the Plan and subject to outstanding awards; and
•the exercise, purchase or repurchase price per share applicable to outstanding awards
The specific form of any such adjustments shall be determined by the Board or the Committee.
Change in Control. If a change in control of the company occurs, then the consequences will be as described below unless the Committee provides otherwise in an applicable award or other agreement with the participant. For outstanding time-based awards if within 18 months after the corporate transaction a participant’s employment or other service is involuntarily terminated without cause (but not for death or disability) or the participant resigns with good reason, (i) each of the participant’s outstanding options and SARs will become exercisable in full, and (ii) each of the participant’s unvested full value awards will fully vest.
For performance-based awards, in the event of a change in control prior to the end of a performance period, the performance period will be terminated, and the award will vest based on actual achievement of performance goals for completed fiscal years, or if the change in control is prior to the end of any fiscal year of the performance period, the award will be pro-rated to reflect the portion of the year that elapsed prior to the change in control.
In the event of a change of control, the vesting of all awards held by our non-employee directors will accelerate.
For purposes of the Plan, a “change in control” generally refers to a merger, consolidation, the sale of more than 50% of the shares of our stock via tender offer, or a sale of all or substantially all of the assets of the company.
Term of the Plan. The Plan will become effective on the date it is approved by the company’s stockholders. The Plan will terminate on the tenth anniversary of the Plan’s effective date, unless the Board terminates the Plan at any earlier time. Awards

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PROPOSAL 4 - TO APPROVE THE 2023 EQUITY INCENTIVE PLAN
outstanding under the Plan at the time it is terminated will continue in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable agreements.
Amendment and Termination. The Board may amend, suspend or terminate the Plan at any time. However, stockholder approval is required for any amendment to the Plan to the extent required to comply with applicable laws and NYSE listing requirements and if any such amendment increases the maximum number of shares which may be issued under the Plan, extends the term of the Plan or awards granted under the Plan, changes the eligibility criteria to receive awards under the Plan, reduces the exercise price of a stock option or SAR or amends the repricing prohibitions in the Plan. Generally, no amendment of the Plan or an award may materially alter or impair any outstanding award under the Plan without the consent of the holder of such award.

Types of Awards
Stock Options. Options are exercisable for our common stock and may be in the form of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” as of any date means the closing sales price as quoted for a share on the NYSE for the prior trading day, as reported in The Wall Street Journal.
The Committee determines when options vest and become exercisable and in its discretion may accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Plan permits payment to be made by cash, check, wire transfer, cancellation of indebtedness, other shares of our stock (with some restrictions), broker assisted same-day sales, in certain circumstances a “net exercise” (delivery of cash or stock for any net appreciation in the shares at the time of exercise over the exercise price) and any other means of consideration permitted by applicable law and the administrator.

The term of an option may be no more than ten years from the date of grant. No option may be exercised after the expiration of its term.
Stock Appreciation Rights. SARs are rights to receive cash and/or shares of our stock based on the amount by which the exercise date fair market value of a specific number of shares exceeds the grant date fair market value of the exercised portion of the right. The specific terms and conditions applicable to a SAR will be provided in an individual award agreement. To date, we have not granted any SARs under the Plan.
Restricted Stock Units and Performance Stock Units. Time-based and performance-based restricted stock units represent a promise to deliver shares of our stock or an amount of cash or property equal to the value of the underlying shares at a future date.
Performance stock units are rights to receive amounts, denominated in cash or shares of our stock, based upon our or a participant’s performance during a pre-established performance period. A performance stock unit may also contain other terms, conditions or restrictions, such as the following: (i) the target and maximum amount of shares payable to the participant, (ii) the level of achievement versus the criteria that will determine the number of shares vested, (iii) forfeiture provisions and (iv) further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the administrator.
Other Stock Awards. The Plan permits us to grant a variety of stock awards (including awards having no exercise or purchase price or having an exercise or purchase price that is less than the fair market value of our stock as of the date of grant of the award, such as phantom stock rights). Restricted stock grants are awards of a specific number of shares of our stock. Deferred stock is a grant where shares of our stock are distributed in the future upon or following vesting. Performance stock grants are rights to receive amounts, denominated in cash or shares of our stock, based upon our or a participant’s performance during the period between the date of grant and a pre-established future date.
Cash Awards. Cash awards may be granted either alone, in addition to or in tandem with other awards granted under the Plan. Cash awards may be subject to time-based and/or performance conditions.

U.S. Federal Income Tax Consequences of Awards
The following is a general summary of the typical U.S. federal income tax consequences of the issuance and exercise of options or other awards under the Plan. It does not describe state or other tax consequences of the issuance and exercise of options or other awards.

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Non-qualified Stock Options. If a participant is granted a non-qualified stock option under the Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.
Incentive Stock Options. If a participant is granted an incentive stock option under the Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the excess (if any) of the fair market value of the stock at exercise over the exercise price is treated as an item of income for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that the alternative minimum tax exceeds “ordinary” federal income tax for the year (computed without regard to certain credits and special taxes).
Upon a disposition of the shares acquired on exercise of an incentive stock option more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If a disposition occurs before either of the holding periods are satisfied, referred to as a disqualifying disposition, then (i) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (ii) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. We are not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.
An optionee does not recognize any taxable income when a nonstatutory stock option is granted with an exercise price at least equal to the fair market value of the stock on the date of grant. Upon the exercise of a nonstatutory option with respect to vested shares, the optionee has taxable ordinary income (and we are entitled to a corresponding deduction) equal to the option spread on the date of exercise. Any taxable income recognized in connection with exercise of a nonstatutory option by an employee of ours is subject to tax withholding. Upon a disposition of stock acquired upon exercise of a nonstatutory option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long the stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. We may allow nonstatutory options to be transferred subject to conditions and restrictions imposed by the administrator; special tax rules may apply on a transfer.
In the case of both incentive stock options and nonstatutory options, special federal income tax rules apply if our common stock is used to pay all or part of the option exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.
Stock Awards. The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes ordinary income.
Cash Awards. Cash awards generally are taxed upon receipt as ordinary income, with the company having a corresponding deduction at the time the participant recognizes ordinary income.

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PROPOSAL 4 - TO APPROVE THE 2023 EQUITY INCENTIVE PLAN
Section 162(m) of the Code. Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees,” including our NEOs, in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000.
Section 409A of the Code. The foregoing discussion of tax consequences of awards under the Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional twenty percent (20%) income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Section 280G of the Code. Under the so-called “golden parachute” provisions of the Code, options that are granted or that vest in connection with a change in control of the company may be required to be valued and taken into account in determining whether the participant has received payments in the nature of compensation that are contingent on the change in control in excess of certain limits. If these limits are exceeded the excess may be subject to an additional 20% federal income tax and may be nondeductible to the company.

New Plan Benefits
Awards under the Plan depend on the actions of the committee administering the Plan, and it is not possible to determine the actual benefits that employees, officers and directors will receive under such awards.

Equity Compensation Plan Information
We currently maintain four stockholder-approved equity compensation plans that issue stock-based awards, including the 2013 Plan, the 2012 Long Term Performance Plan, the Management Stock Compensation Plan and the 2013 Employee Stock Purchase Plan (“2013 ESPP”). For summaries of these plans, see Note 8 of the notes to the consolidated financial statements contained in our Annual Report on Form 10-K. The following table provides the number of shares of our common stock subject to stock options, the weighted-average exercise price of the outstanding stock options and the number of shares remaining for future award grants as of February 3, 2023:

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,027,896	$74.57	5,092,341
Equity compensation plans not approved by security holders	—	—	—
Total	2,027,896	—	5,092,341

(1)    This amount includes 376,545 stock options outstanding and 1,651,351 shares issuable for other stock-based awards under the 2013 Equity Incentive Plan. This amount does not include shares to be issued pursuant to purchase rights under the 2013 Employee Stock Purchase Plan.
(2)    Does not include shares to be issued for stock-based awards, other than stock options, which will not require any payment upon issuance of those shares.

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(3)    Includes 2,335,409 shares of our common stock available for issuance under the 2013 Employee Stock Purchase Plan (ESPP), 1,741,168 shares under the 2013 Equity Incentive Plan (EIP), and 1,015,764 shares under the 2012 Long Term Performance Plan (LTPP). The maximum number of shares initially available for issuance under the ESPP was 1 million. The ESPP provides for an automatic increase to the share reserve on the first day of each fiscal year beginning on February 1, 2014 in an amount equal to the lesser of (i) 1 million shares, (ii) two percent of the number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year or (iii) a number determined by the Compensation Committee of the Board of Directors. The amount authorized for issuance under the ESPP increased 500,000, 916,198 and 973,477 during fiscal 2017, 2016 and 2015 respectively. There was no increase to the amount authorized for issuance under the ESPP during fiscal 2018 - 2023. The maximum number of shares initially available for issuance under the EIP was 5.7 million, which was increased by 2.8 million per the amended and restated 2013 Equity Incentive Plan, adopted June 4, 2014, amounting to a total authorized for issuance of 8.5 million. The shares outstanding under the LTPP relate to assumed awards from the Engility acquisition and, as of the acquisition date, the maximum number of shares available for issuance under the LTPP was 1,198,010. We expect that the number of shares actually issued under the EIP and LTPP will be significantly less than the number of total awards outstanding under the respective plans because (a) a net option exercise results in a smaller portion of the number of award shares being issued when a participant uses award shares, rather than cash, to pay the exercise price, which historically most participants have elected to do, (b) most participants historically have elected to let the Company retain award shares to pay for taxes due on the exercise of options and all participants are required to use award shares to pay for taxes upon the vesting of restricted stock or restricted stock units, (c) some participants may terminate employment with the Company before the vesting of awards resulting in awards being forfeited and (d) some participants may not exercise stock options before the expiration date for a variety of reasons, including if the exercise price exceeds the then current market price of shares.

Vote Required
The affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote either in person or by proxy is required to approve Proposal 4. Broker non-votes have no effect on the outcome of the proposal. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal. If this proposal is not approved by our stockholders, the 2023 Equity Incentive Plan will not become effective.

Recommendation of the Board
The Board unanimously recommends a vote FOR the approval of the 2023 Equity Incentive Plan.

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PROPOSAL 5 - APPROVAL OF THE AMENDED AND RESTATED 2013 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 5 - APPROVAL OF THE AMENDED AND RESTATED 2013 EMPLOYEE STOCK PURCHASE PLAN

On March 28, 2023, our Board adopted, subject to stockholder approval, an amendment and restatement (the “Restatement”) of the Science Applications International Corporation 2013 Employee Stock Purchase Plan (the “ESPP”).
We are seeking stockholder approval to amend and restate the ESPP to limit the number of shares reserved for issuance under the ESPP to two million shares, extend the term of the ESPP and make design changes to the ESPP. Under the original terms of the ESPP, the ESPP would expire on September 26, 2023. Our continuing ability to offer equity incentive awards under the ESPP is critical to our ability to attract, motivate and retain qualified personnel, particularly as we grow and in light of the highly competitive market for employee talent in which we operate. To ease the administrative burden and expense associated with the adoption of a new plan, the proposed Restatement extends the term of the ESPP and provides that the ESPP will continue until the earlier of termination by the Board or issuance of all available shares. The proposed Restatement also enhances the flexibility of our Human Resources and Compensation Committee (sometimes referred to in this Proposal 5 as the “Committee”) to establish rules, procedures, and policies to address foreign laws that may be applicable to non-U.S. participants.
If stockholders approve this proposal, the Restatement will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the Restatement described in this proposal will not take effect and our ESPP, as originally adopted, will continue to be administered in its current form and terminate in accordance with the terms of the ESPP as described above.
The ESPP was originally adopted by our Board on September 26, 2013, was subsequently approved by our stockholders on September 27, 2013 and will continue until terminated by the Board. As of February 3, 2023, 2,335,409 shares of our common stock remained available for purchase under the ESPP. Our Board believes that a limit to the number of the shares available for purchase under the ESPP of two million shares is advisable based on historical usage. The ESPP offers eligible employees the opportunity to acquire a stock ownership interest in the company through periodic payroll deductions that are applied toward the purchase of shares of our common stock at a discount from the then-current market price. The ESPP is intended to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 (the 423 Component) of the Code, and a component that is not intended to so qualify (the Non-423 Component).
Stockholder approval of the Restatement is being sought in order to maintain the qualified status of the portion of the ESPP which is intended to meet the requirements of Section 423 of the Code.
Key Changes to the ESPP
•The proposed Restatement removes the provision for automatic increases in the number of available shares under the ESPP, and provides that any increase in the available shares must be approved by our stockholders. The number of shares available for issuance under the Restatement will be 2,000,000.
•Under the original terms of the ESPP, the ESPP would expire on September 26, 2023. To ease the administrative burden and expense associated with the adoption of a new plan, the proposed Restatement extends the term of the ESPP and provides that the ESPP will continue until the earlier of termination by the Board or issuance of all available shares.
•The proposed Restatement enhances the Committee’s flexibility to establish rules, procedures and policies to address foreign laws that may be applicable to non-U.S. participants.
The full text of the ESPP, as proposed to be amended and restated by the Restatement, is contained in Appendix C to this Proxy Statement. The significant features of the ESPP are summarized below.

Administration
The ESPP is administered by the Committee. The Committee has full authority and discretion to adopt rules and procedures to administer the ESPP, to interpret the provisions of the ESPP and to determine the terms and conditions of offerings under the ESPP. All costs and expenses incurred for ESPP administration are paid by the company. The Committee may delegate certain responsibilities to an Employee Stock Purchase Committee.

Securities Subject to the ESPP
The maximum number of shares of our common stock that will be authorized for purchase under the ESPP after the Restatement is effective is 2,000,000. The shares may be made available from authorized but unissued shares of our common stock or treasury shares reacquired in private transactions or open market purchases. Any shares issued under the ESPP will

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reduce, on a one-for-one basis, the number of shares available for subsequent issuance under the ESPP. In the event of any change to our outstanding common stock, such as a recapitalization, stock split or similar event, appropriate adjustments will be made to the number and class of shares available under the ESPP and to the number, class and purchase price of shares subject to each outstanding purchase right.

Eligibility and Participation
Any individual employed by the company or any participating subsidiary corporation is eligible to participate in the ESPP (except for (i) individuals who provide services to the company or any participating subsidiary as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes and (ii) employees who reside in countries for whom such employee’s participation in the ESPP would result in a violation under any corporate or securities laws of such country of residence). As of February 3, 2023, approximately 23,684 employees, including our named executive officers, were eligible to participate in the ESPP. Eligible employees may enroll in the ESPP and begin participating at the start of any purchase period. An employee of any corporation that becomes a participating subsidiary corporation of the company during an offering period is not eligible to participate in the ESPP until the start of the next offering period.

Purchase Periods and Purchase Dates
Shares are purchased for participating employees automatically on the last day of an offering period, unless the participant elects in writing prior to such date to withdraw from the offering. A participant may at any time prior to the end of an offering period give notice that he or she wishes to withdraw from the offering, and all amounts withheld are then refunded without interest.

Purchase Price
The purchase price of our common stock acquired on each purchase date will be no less than 85% of the lower of (i) the fair market value per share of our common stock on the first day of the applicable offering period or (ii) the fair market value per share of our common stock on the purchase date at the end of the applicable offering period.
The fair market value purchase price of our common stock on any value date under the ESPP will be deemed to be equal to the closing sales price per share on the day before such value date on the New York Stock Exchange, as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on such day, the fair market value purchase price will be the closing sales price for the last preceding trading day on which sales of shares of our common stock are reported as having occurred, except that if no sales are reported as having occurred during the five trading days before the value date, fair market value will be the closing bid for shares of our common stock on the day before the value date. The closing sale price of our common stock on the New York Stock Exchange on February 3, 2023 was $104.08 per share.

Payroll Deductions and Stock Purchases
Each participant may elect to have an amount of eligible compensation deducted in percentage increments of at least 1% withheld as a payroll deduction per pay period. The accumulated deductions will automatically be applied on each purchase date to the purchase of shares of our common stock at the purchase price in effect for that purchase date. For purposes of the ESPP, eligible compensation generally includes all W-2 cash compensation, including, but not limited to, base salary, wages, bonuses, incentive compensation, commissions, overtime, shift premiums and draws against commissions, and excludes long-term disability or workers’ compensation payments, car allowances, relocation payments, expense reimbursements, payment of dividends on non-vested stock and payments representing dividends on stock units or stock rights, provided that an election to reduce regular cash remuneration under Sections 125 and 401(k) of the Code will be treated as if the participant did not make such election. In the case of participants not subject to tax in the United States of America, the company will establish a comparable definition of compensation. Payroll deductions are limited to 10% of the participating employee’s base pay for the plan year.

Special Limitations
The ESPP imposes certain limitations upon a participant’s right to acquire our common stock, including the following:

•Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any of our subsidiaries.

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PROPOSAL 5 - APPROVAL OF THE AMENDED AND RESTATED 2013 EMPLOYEE STOCK PURCHASE PLAN
•A participant may not be granted rights to purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year in which such purchase rights are outstanding.
•No participant may purchase more than 2,500 shares of our common stock during any offering period.

Termination or Modification of Purchase Rights
A participant may withdraw from the ESPP at any time, and the participant’s accumulated payroll deductions will be promptly refunded. A participant may only increase or decrease the amount of his or her payroll deductions as of the next payroll period following the company’s receipt and processing of the participant’s new ESPP enrollment agreement. A participant’s purchase right will immediately terminate upon his or her cessation of employment for any reason. Any payroll deductions that the participant may have made for the purchase period in which such cessation of employment occurs will be refunded and will not be applied to the purchase of common stock.

Stockholder Rights
No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf through the ESPP.

Transferability
No purchase rights will be assignable or transferable by the participant, except by designation of a beneficiary in accordance with administrative rules and procedures prescribed by the company or otherwise by will or the laws of inheritance following a participant’s death.

Corporate Transactions
Unless otherwise provided by the Committee, if the company is acquired by merger, through the sale of all or substantially all of its assets, or through the acquisition, sale or transfer of more than 50% of the company’s outstanding shares by tender offer or similar transaction, the ESPP will continue with regard to offering periods that commenced prior to the closing date of such transaction, and shares will be purchased at the fair market value of the surviving corporation’s stock.

Share Proration
Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular purchase date exceed the number of shares remaining available for issuance under the ESPP at that time, then the Committee will make a pro-rata allocation of the available shares in as uniform a manner as will be reasonably practicable and as the Committee determines to be equitable, and the payroll deductions of each participant not used to purchase shares will be refunded.

Amendment and Termination
The ESPP may be terminated at any time by the Board and will terminate upon the date on which all shares remaining available for issuance under the ESPP are sold pursuant to exercised purchase rights.
The Board may at any time amend or suspend the ESPP. However, the Board may not, without stockholder approval, amend the ESPP to (i) increase the number of shares issuable under the ESPP, (ii) change the designation of the employees (or class of employees) eligible for participation in the ESPP, or (iii) effect any other change in the ESPP that would require stockholder approval under applicable law or to maintain compliance with Section 423 of the Code.

U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences to the company and to participants subject to U.S. taxation with respect to participation in the ESPP. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.
A portion of the ESPP is qualified as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a qualified Code Section 423 arrangement, no taxable income will be recognized by a participant, and no deductions will be

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allowed to the company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until either there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.
If a participant sells or otherwise disposes of the purchased shares within two years after the first day of the purchase period in which such shares were acquired, or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing market price of the shares on the purchase date exceeded the purchase price paid for those shares, and the company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.
If a participant sells or otherwise disposes of the purchased shares more than two years after the first day of the purchase period in which the shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the closing market price of the shares on the first day of the purchase period in which the shares were acquired. Any additional gain upon the disposition will be taxed as a long-term capital gain. The company will not be entitled to an income tax deduction with respect to such disposition.
If a participant still owns the purchased shares at the time of death, the participant’s estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the closing market price of the shares on the date of death exceeds the purchase price or (ii) 15% of the closing market price of the shares on the first day of the purchase period in which those shares were acquired.
For the portion of the ESPP which is not qualified under Section 423 of the Code, participants are taxed at two points in time: when the shares are purchased and when the shares are sold. When the ESPP shares are purchased, the difference between the market price of the shares on the purchase date and the discounted purchase price is taxable as ordinary income and income and payroll taxes are withheld. When the shares are sold, the difference between the market price of the shares on the date of purchase and the sale price is taxed as a capital gain or loss.

Plan Benefits
The benefits to be received by our executive officers and employees as a result of the ESPP are not determinable because the amounts of future purchases by participants are based on elective participant contributions.

Vote Required
The affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote either in person or by proxy is required to approve Proposal 5. Broker non-votes have no effect on the outcome of the proposal. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal. If this proposal is not approved by our stockholders, then the ESPP will continue in effect under its current terms until September 26, 2023.

Recommendation of the Board
The Board unanimously recommends a vote FOR the approval of the Amended and Restated 2013 Employee Stock Purchase Plan.

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OTHER INFORMATION
OTHER INFORMATION

Stock Ownership of Certain Beneficial Owners
The following table provides information regarding the beneficial ownership of each person known by us to beneficially own more than five percent of SAIC common stock as of April 10, 2023.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
The Vanguard Group(1)	5,270,588	9.8%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.(2)	5,037,724	9.3%
55 East 52nd Street New York, NY 10055
Wellington Management Group LLP(3)	4,327,472	8.0%
c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210
Boston Partners(4)	3,578,691	6.6%
One Beacon Street, 30th Floor Boston, MA 02108
(1)    Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 9, 2023 in which The Vanguard Group, an investment adviser filing on behalf of itself and certain of its subsidiaries, reported that it has shared voting power over 23,033 shares, sole dispositive power over 5,198,060 shares and shared dispositive power over 72,528 shares as of December 31, 2022.
(2)    Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 10, 2023 in which BlackRock, Inc., a holding company filing on behalf of itself and certain of its subsidiaries, reported that it has sole voting power over 4,790,503 shares and sole dispositive power over 5,037,724 shares as of December 31, 2022.
(3)    Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 6, 2023 in which Wellington Management Group LLP, an investment adviser filing on behalf of itself and as parent of certain holding companies and the Wellington Investment Advisers, reported that it has shared voting power over 3,419,244 shares and shared dispositive power over 4,327,472 shares as of December 31, 2022.
(4)    Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 13, 2023 in which Boston Partners, an investment adviser filing on behalf of itself, reported that it has sole voting power over 2,546,519 shares, shared voting power over 4,077 shares and sole dispositive power over 3,578,691 shares as of December 31, 2022.

Science Applications International Corporation
2023 Proxy Statement | 68

OTHER INFORMATION
Stock Ownership of Directors and Officers
The following table sets forth, as of April 10, 2023, the beneficial ownership of our common stock by our directors, the NEOs, and all of our directors and executive officers as a group. None of our directors or executive officers beneficially own more than one percent of our common stock. As a group, our directors and executive officers beneficially own approximately 1.29% of our common stock. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares beneficially owned by that individual, except for any investment or voting power that may be shared with a spouse. No shares have been pledged.

Beneficial Owner	Common stock(1)	Stock units(2)	Options and RSUs(3)	Total shares beneficially owned
Non-Employee Directors
Robert A. Bedingfield	37,863	2,933	10,193	50,989
Carol A. Goode	4,398	—	3,748	8,146
Garth N. Graham	2,151	—	1,742	3,893
John J. Hamre	17,820	—	10,193	28,013
Carolyn B. Handlon	—	—	751	751
Yvette M. Kanouff	5,898	—	3,748	9,646
Timothy J. Mayopoulos	3,134	—	1,742	4,876
Katharina G. McFarland	6,071	—	6,055	12,126
Milford W. McGuirt	—	—	3,290	3,290
Donna S. Morea	26,277	—	14,925	41,202
James C. Reagan	—	—	—	—
Steven R. Shane	28,183	—	14,925	43,108
Named Executive Officers
Nazzic S. Keene	142,867	—	163,202	306,069
Prabu Natarajan	12,610	—	—	12,610
Robert S. Genter	30,685	—	9,435	40,120
Michael W. LaRouche	18,328	—	10,826	29,154
Michelle A. O'Hara	21,278	2,359	10,104	33,741
Steven G. Mahon(4)	23,557	—	44,093	67,650
All directors and executive officers as a group (18 persons)	381,120	5,292	308,972	695,384
(1)    Information in this column includes (a) the approximate number of shares allocated to all directors and officers as a group, 272,823 shares, and (b) shares held by certain trusts established by the individuals as follows: Mr. Bedingfield, 30,406 shares; Mr. Shane, 1,334 shares; Ms. Keene, 73,556 shares; and Mr. Natarajan, 3,000 shares.
(2)    Represents vested stock units attributable to the individual or the group in the Key Executive Stock Deferral Plan. Shares held in these plans are voted by the trustee in the same proportion as all other stockholders collectively vote their shares of common stock.
(3)    Shares subject to options exercisable or RSUs subject to vesting, both within 60 days following April 10, 2023.
(4)     Based solely on information set forth in Mr. Mahon's Form 4 filed with the SEC on April 7, 2022.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act and the rules of the SEC require our directors and executive officers as well as persons who beneficially own more than ten percent of our common stock to file reports of their ownership and changes in ownership of common stock with the SEC. For our directors and executive officers, our personnel generally prepare and file these reports on the basis of information obtained from each director and officer and pursuant to a power of attorney. Based solely on the information provided to us, we believe that all of our directors, executive officers and greater than ten percent stockholders complied with all filing requirements under Section 16(a) of the Exchange Act during fiscal 2023.

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OTHER INFORMATION
Stockholder Proposals and Director Nominations for the 2024 Annual Meeting
Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so they are received by our Corporate Secretary no later than the close of business (5:00 p.m. ET) on December 28, 2023. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
In order to be properly brought before the annual meeting of stockholders to be held in 2024 (the "2024 Annual Meeting"), a stockholder who desires to provide notice of nomination of one or more director candidates to be included in the company’s Proxy Statement and ballot pursuant to Section 3.17 of our bylaws (a “proxy access nomination”) must be received by our Corporate Secretary no earlier than November 28, 2023 and no later than the close of business on December 28, 2023 (not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the definitive Proxy Statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders). If the date of the 2024 Annual Meeting is more than 30 days before or more than 70 days after that anniversary date, notice of the proxy access nomination by the stockholder to be timely must be received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the close of business on the 10th day following the day on which the notice of proxy access nomination is mailed or public announcement of the date of the 2024 Annual Meeting is first made by the company, whichever first occurs.
In addition, in order for a stockholder to propose any matter for consideration at the 2024 Annual Meeting other than by inclusion in the Proxy Statement, the stockholder must give timely notice to our Corporate Secretary of such stockholder's intention to bring such business before the meeting. To be timely, notice must be delivered to the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Therefore, in connection with the 2024 Annual Meeting, notice must be delivered to the Corporate Secretary between February 8, 2024 and March 9, 2024. In the event, however, that the date of the 2024 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us, whichever occurs later.
Any stockholder’s notice must include additional information about the stockholder and the underlying beneficial owner, if any, required under our bylaws, as amended from time to time, and SEC rules and regulations, including the information that would be required to be disclosed in a Proxy Statement soliciting proxies for the election of any proposed nomination of one or more director candidates. A stockholder’s notice must be updated, if necessary, so that the information submitted is true and correct as of the record date for determining stockholders entitled to receive notice of the meeting.
In addition to the requirements set forth above, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

Annual Report on Form 10-K
We will provide without charge to any stockholder, upon written or oral request, a copy of our Annual Report on Form 10-K for fiscal 2023 without exhibits. Requests should be directed to SAIC, 12010 Sunset Hills Road, Reston, Virginia 20190, Attention: Corporate Secretary, or by calling (703) 676-2064.
By Order of the Board of Directors

Hilary L. Hageman
Corporate Secretary
April 26, 2023

Science Applications International Corporation
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APPENDICES
APPENDICES

Appendix A: Non-GAAP Financial Measures
This appendix describes the non-GAAP financial measures included in the Proxy Statement. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Other companies may define similar measures differently.

	Year Ended
	February 3, 2023	January 28, 2022	January 29, 2021
	(in millions)
Net income	$303	$279	$211
Interest expense and loss on sale of receivables	128	107	124
Interest income	(2)	—	(1)
Provision for income taxes	72	79	60
Depreciation and amortization	157	165	179
EBITDA(1)	$658	$630	$573
EBITDA as a percentage of revenues	8.5%	8.5%	8.1%
Acquisition and integration costs	13	56	54
Restructuring and impairment costs	24	2	4
Depreciation included in acquisition and integration costs and restructuring and impairment costs	(3)	(1)	(1)
Recovery of acquisition and integration costs and restructuring and impairment costs(2)	(12)	(1)	(3)
Adjusted EBITDA(1)	$680	$686	$627
Adjusted EBITDA as a percentage of revenues	8.8%	9.3%	8.9%
(1)    EBITDA is a performance measure that is calculated by taking net income and excluding interest and loss on sale of receivables, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is a performance measure that excludes acquisition and integration costs, impairments, restructuring costs, and any other material non-recurring costs that we do not consider to be indicative of our ongoing operating performance. Integration costs are costs to integrate acquired companies and include the costs of strategic consulting services, facility consolidation and employee related costs such as retention and severance costs. The acquisition and integration costs relate to the company’s acquisitions. We believe that these performance measures provide management and investors with useful information in assessing trends in our ongoing operating performance and may provide greater visibility in understanding the long-term financial performance of the company.
(2)    Adjustment to reflect the portion of acquisition and integration costs and restructuring and impairment costs recovered through the company's indirect rates in accordance with Cost Accounting Standards.

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APPENDICES
In addition to the above non-GAAP financial measures, the table below describes adjusted performance measures related to the Performance Share Plan and Short-Term Incentive ("STI") Awards included in the Proxy Statement.

	Year Ended
	February 3, 2023	January 28, 2022	January 29, 2021
	(in millions)
Performance Share Plan Adjusted Performance Measures
Net income	$303	$279	$211
Interest expense and loss on sale of receivables	128	107	124
Interest income	(2)	—	(1)
Provision for income taxes	72	79	60
Depreciation and amortization	157	165	179
EBITDA(1)	$658	$630	$573
EBITDA as a percentage of revenues	8.5%	8.5%	8.1%
Acquisition and integration costs	11	55	52
Restructuring impacts	11	1	2
Legal settlements	—	—	(7)
Performance share plan adjusted EBITDA	$680	$686	$620
Performance share plan adjusted EBITDA as a percentage of revenues	8.8%	9.3%	8.8%
Cash flows provided by operating activities	$532	$518	$755
Excess tax benefits on stock based compensation	(4)	(3)	3
Cash paid for acquisition and integration costs	28	9	32
Restructuring impacts	(5)	5	(2)
Platform integration program working capital changes	32	25	17
Section 174 and related changes	68	—	—
Legal settlements	—	—	(5)
Performance share plan adjusted operating cash flow	$651	$554	$800
Short-Term Incentive Adjusted Performance Measures
Revenue	$7,704	$7,394	$7,056
COVID-19 impact	—	—	262
STI adjusted revenue	$7,704	$7,394	$7,318
Net income	$303	$279	$211
Interest expense and loss on sale of receivables	128	107	124
Interest income	(2)	—	(1)
Provision for income taxes	72	79	60
Depreciation and amortization	157	165	179
EBITDA(1)	$658	$630	$573
EBITDA as a percentage of revenues	8.5%	8.5%	8.1%
Acquisition and integration costs	11	55	52
Restructuring impacts	11	1	2
COVID-19 impact	—	—	16
STI adjusted EBITDA	$680	$686	$643
Cash flows provided by operating activities	$532	$518	$755
Excess tax benefits on stock based compensation	(4)	(3)	3
Impact from sale of receivables under Master Accounts Receivable Purchase Agreement	(50)	(15)	(185)
Section 174 and related changes	68	—	—
COVID-19 impact	—	—	(73)
Restructuring impacts	—	—	(2)
STI adjusted operating cash flow	$546	$500	$498

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APPENDICES
(1)    EBITDA is a non-GAAP performance measure that is calculated by taking net income and excluding interest and loss on sale of receivables, provision for income taxes, and depreciation and amortization. We believe that this performance measure provides management and investors with useful information in assessing trends in our ongoing operating performance and may provide greater visibility in understanding the long-term financial performance of the company.

Appendix B: 2023 Equity Incentive Plan
1.Purpose of the Plan. The purpose of this 2023 Equity Incentive Plan is to enhance the long-term stockholder value of Science Applications International Corporation and its affiliated companies by offering opportunities to eligible individuals to participate in the growth in value of the equity of Science Applications International Corporation.
2.Definitions. This Plan uses the following defined terms:
(a)“Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of the Plan.
(b)“Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under the Plan, including the administration of the Plan and the issuance or transfer of Awards or Shares.
(c)“Award” means a Restricted Stock Unit, Option, Stock Appreciation Right, Other Stock-Based Award, or Cash Award granted in accordance with the terms of the Plan.
(d)“Award Agreement” means the document, which may be in paper or electronic form, evidencing the grant of an Award and its terms and conditions.
(e)“Board” means the Board of Directors of the Company.
(f)“Cash Award” means the right to receive cash as described in Section 10 of the Plan.
(g)“Cause” means employment-related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment related conduct that is likely to cause significant injury to the Company, an Affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Committee. “Cause” will not require that a civil judgment or criminal conviction has been entered against or guilty plea will have been made by the Recipient regarding any of the matters referred to in the previous sentence. Accordingly, the Committee will be entitled to determine “Cause” based on the Committee’s good faith belief. If the Recipient is criminally charged with a felony or similar offense that will be a sufficient, but not a necessary, basis for such belief.
(h)“Change in Control” means:
1.a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants),
2.a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company,
3.the sale of all or substantially all of the assets of the Company, or
4.the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction.
(i)“Code” means the Internal Revenue Code of 1986, as amended.
(j)“Committee” means the Human Resources and Compensation Committee of the Board of Directors of the Company.

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(k)“Company” means Science Applications International Corporation, a Delaware corporation, or any successor corporation thereto.
(l)“Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.
(m)“Director” means a member of the Board of Directors of the Company or an Affiliate.
(n)“Dividend Equivalent Right” means, with respect to a Restricted Stock Unit or an Other Stock-Based Award that is a Full Value Award, a Recipient’s right to receive a payment or credit for the account of such Recipient in an amount equal to the cash dividends that would have been payable on Shares subject to an Award during a period of time had such Shares been issued to the Recipient. Dividend Equivalent Rights may be settled in the form of cash, Shares, or a combination of both. Such Dividend Equivalents will be retained by the Company (without interest) and settled when, and if, to the extent that the RSUs or Other Stock-Based Award to which the Dividend Equivalents relate vests and the underlying Shares are issued. Dividend Equivalents so credited will be subject to the same terms and conditions as the RSUs or Other Stock-Based Award to which such Dividend Equivalents relate and will be forfeited in the event that the RSUs or Other Stock-Based Award with respect to which such Dividend Equivalents were credited are forfeited. If an Award is in the form of Shares of restricted stock or otherwise involves the grant of actual Shares to Recipients, any dividends on such Shares will be retained by the Company (without interest) and paid when, and if, to the extent that the Shares to which the dividends relate vest, and such dividends will be subject to the same terms and conditions as the Shares to which such dividends relate and will be forfeited in the event that such Shares are forfeited. For the avoidance of doubt, no dividends or Dividend Equivalents will be paid or granted in respect of Shares subject to Options or SARs and no holder of an Option or SAR will be entitled to any dividends with respect to the Shares subject to Options or SARs unless and until such Options or SARs have vested and have been exercised in accordance with the terms of the Plan and the applicable Award Agreement and such Shares are reflected as issued and outstanding.
(o)“Effective Date” means the date on which the stockholders of the Company approve the Plan.
(p)“Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of the Plan will not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. A Recipient will not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate. Neither service as a Director nor receipt of a director’s fee will be sufficient to make a Director an “Employee.”
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)“Executive” means an individual who is subject to Section 16 of the Exchange Act because of the individual’s relationship with the Company or an Affiliate.
(s)“Expiration Date” means, with respect to a Stock Option or Stock Appreciation Right or Other Stock-Based Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the exercise period for the Award, disregarding the effect of a Recipient’s Termination or any other event that would shorten that period.
(t)“Fair Market Value” means, as of any Value Date, the closing sales price as quoted for a Share on the New York Stock Exchange for the day before the Value Date, as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the day before the Value Date, Fair Market Value will be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value will be the closing bid for the Shares on the day before the Value Date.
(u)“Full Value Award” means any Award other than an Option, a Stock Appreciation Right, a Cash Award, or any other Award for which the Recipient pays (or the value or amount payable under the Award is reduced by) an amount less than the Fair Market Value of the Shares, determined as of the Grant Date.

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APPENDICES
(v)“Good Reason” means the occurrence of any of the events or conditions described below, without the Recipient’s prior written consent:
1.any material adverse change in the Recipient’s authority, duties or responsibilities (including reporting responsibilities), or (ii) in the case of a Recipient who immediately prior to a Change in Control is an Executive, the failure of such Recipient following such Change in Control to continue to serve as an Executive, in each case except in connection with the termination of the Recipient’s employment for Cause, disability, as a result of the Recipient’s death, or by the Recipient other than for Good Reason;
2.a material reduction in the Recipient’s base salary or target bonus or any failure to pay the Recipient any compensation to which the Recipient is entitled within 15 days after the date when due;
3.the imposition of a requirement that the Recipient be based (i) at any place outside a 50-mile radius from the Recipient’s principal place of employment immediately prior to such change, or (ii) at any location other than the Company’s corporate headquarters or, if applicable, the headquarters of the business unit in which the Recipient is employed, except, in each case, for reasonably required travel on Company business which is not materially greater in frequency or duration than prior to such change.
Notwithstanding anything to the contrary herein, no termination of the Recipient’s employment will be deemed to be for Good Reason hereunder unless (i) the Recipient provides written notice to the Company identifying the applicable event or condition within 90 days of the occurrence of the event or the initial existence of the condition, and (ii) the Company fails to remedy the event or condition within a period of 30 days following such notice. In the event the Company fails to remedy the event or condition, the Recipient will terminate employment within 30 days following the cure period.
(w)“Grant Date” means the date the Committee approves the grant of an Award. However, if the Committee specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.
(x)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.
(y)“Involuntary Termination” means termination of the Recipient’s employment by the Company or an Affiliate, as applicable, without Cause, or termination by the Recipient for Good Reason.
(z)“Nonstatutory Option” means any Option other than an Incentive Stock Option.
(aa)“Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.
(ab)“Option” means a right to purchase Shares of the Company granted under the Plan.
(ac)“Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.
(ad)“Other Stock-Based Award” means an Award granted pursuant to Section 9 of the Plan.
(ae)“Performance Condition” will mean a performance condition upon which the grant or vesting of an Award is contingent in accordance with Section 11 of the Plan. Measures that may be used in Performance Conditions may be expressed in absolute terms, in terms of growth or improvement, or relative to the performance of one or more comparable companies or an index covering multiple companies and that relate to any of the following, as it may apply to an individual, one or more Affiliates, business unit(s), divisions or the whole of the Company: revenue; earnings per share; return on assets; return on equity; net order dollars; net profit; operating cash flow; operating income; contract bookings; contract awards; profit before tax;; earnings before interest, depreciation and taxes (EBITDA); return on invested capital; days working capital; total shareholder return; share price growth; free cash flow; return on sales; operating margin; book-to-bill; headcount; employee retention; new hires; backlog; objective customer satisfaction indicators; and efficiency measures; or any other measures selected by the Committee, each with respect to the Company and/or an Affiliate or individual business unit.
(af)“Plan” means this 2023 Equity Incentive Plan, as amended from time to time.
(ag)“Prior Plan” means the Company’s 2013 Equity Incentive Plan.
(ah)“Qualified Domestic Relations Order” means a “qualified domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition will be to the Plan.

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(ai)“Restricted Stock Unit” or “RSU” means an Award of an unsecured and unfunded promise to deliver Shares or value equal to such Shares in the future pursuant to Section 6 of the Plan.
(aj)“Recipient” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award, or (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Section 22 of the Plan.
(ak)“Stock Appreciation Right” or “SAR” means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares pursuant to an Award Agreement, as described in Section 8 of the Plan.
(al)“Securities Act” means the Securities Act of 1933, as amended.
(am)“Share” means a share of the common stock of the Company or other securities substituted for the common stock of the Company under Section 16 of the Plan.
(an)“Substitute Award” means an Award granted in substitution for, or upon the conversion of, an award granted by another entity covering equity securities in the granting entity.
(ao)“Ten Percent Stockholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.
(ap)“Termination” means that the Recipient has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Committee, or otherwise provided in the Plan, “Termination” will not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate will be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.
(aq)“Value Date” means the value as of which the Fair Market Value of a Share is being determined.
3.Shares Subject to The Plan; Term of The Plan.
(a)Number of Shares. Subject to adjustment pursuant to Section 16 of the Plan and the share counting provisions below, the aggregate number of Shares authorized for Awards granted under the Plan as of the Effective Date over the term of the Plan is 2,240,0001. After the Effective Date, no awards may be granted under the Prior Plan.
1.If any portion of an outstanding Award for any reason expires or is terminated or canceled or forfeited, the Shares allocable to the expired, terminated, canceled, or forfeited portion of such Award will again be available for issuance under the Plan.
2.If any portion of an outstanding Award that was granted prior to the Effective Date under the Prior Plan for any reason expires or is terminated or canceled or forfeited on or after the Effective Date,, the Shares allocable to the expired, terminated, canceled, or forfeited portion of such Prior Plan award will be available for issuance under the Plan. Notwithstanding this Section 3(a)(2), the provisions of the Plan will have no effect on awards granted pursuant to the Prior Plan, which will continue to be governed by the terms and conditions of the agreements and plan document governing such grants.
3.Shares allocable to an Award that is settled in cash will continue to be available for issuance under the Plan. Shares issued in settlement of any Dividend Equivalent Rights will be applied against the number of Shares available for Awards. Shares subject to Substitute Awards and available under a stockholder-approved equity plan of an acquired company will not be applied against the number of Shares available for Awards.
4.In the event that (i) any Option or other Award granted under the Plan or any other plan maintained by the Company is exercised through the tendering of Shares or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Options or Awards are satisfied by the tendering of Shares or by the withholding of Shares by the Company, or (iii) Shares are repurchased by the Company using Option exercise proceeds, then the Shares so tendered or withheld or repurchased will be available for issuance under the Plan. Awards made in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become Employees of the Company or a Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, will not count against the limitations set forth in this Section 3.
1    Consists of (i) the 1,741,168 Shares that were authorized to be issued under the Prior Plan and that were not subject to awards granted under the Prior Plan and outstanding as of February 3, 2023, plus (ii) an additional 498,832 Shares.

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(b)Source of Shares. The Shares issuable under the Plan will be authorized but unissued or reacquired Shares, including Shares repurchased by the Company on the open market. Shares issued under the Plan may be: (i) Shares that have never been issued, (ii) Shares that have been issued but are no longer outstanding, or (iii) Shares that are outstanding and are acquired to discharge the Company’s obligation to deliver Shares.
(c)Term of the Plan. The Plan will become effective on the Effective Date (with any amendments to the Plan being effective on and after the date thereof), and Awards may be granted under the Plan on and after the Effective Date. Subject to the provisions of Section 19 of the Plan, Awards may be granted under the Plan until the tenth anniversary of the Effective Date.
4.Administration.
(a)General. The Board will have ultimate responsibility for administering the Plan. To the extent permitted by Applicable Law, the Board may delegate certain of its responsibilities to the Committee. The composition of the Committee will at all times comply with, and will consist of two or more Directors who are “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act. To the extent permitted by Applicable Law, the Board or the Committee may delegate certain of its responsibilities to any Employee or committee consisting of Employees. However, only the Board or the Committee may approve grants of Awards to Executives and Directors, and an Employee or committee of Employees to whom the Committee has delegated responsibilities may grant Awards only within the guidelines established by the Board or the Committee. Moreover, all actions and determinations by the Board or the Committee or any Employee or committee of Employees are subject to the provisions of the Plan.
(b)Authority of the Committee. Subject to the other provisions of the Plan, the Committee will have the authority to:
1.grant Awards, including Substitute Awards;
2.determine the Fair Market Value of Shares;
3.determine the Option Price and the Purchase Price of applicable Awards;
4.select the Recipients;
5.determine the times Awards are granted;
6.determine the number of Shares subject to each Award;
7.determine the type of Shares subject to each Award;
8.determine the methods of payment that may be used to purchase Shares, if applicable under the terms of an Award;
9.determine the methods of payment that may be used to satisfy withholding tax obligations;
10.to determine the original or amended terms, conditions and restrictions applicable (which need not be identical) to each Award, including, without limitation,
(a)the exercise price of an Option or SAR and the method of payment for Shares purchased upon the exercise of an Option,
(b)whether an Option is a Nonstatutory Option or an Incentive Stock Option,
(c)the method for satisfaction of any tax withholding obligations arising in connection with an Award, including by the withholding or delivery of Shares,
(d)the terms and conditions of Awards, including without limitation the timing and other terms and conditions of the effectiveness, awarding, vesting, exercisability, acceleration, deferral, and settlement, as applicable, of Awards,
(e)the time of the expiration of an Award,
(f)the effect of the Grantee’s termination of employment or service with the Company on any of the foregoing, and
(g)all other terms, conditions and restrictions applicable to an Award or Shares not inconsistent with the terms of the Plan;
11.modify or amend any Award, subject to Sections 7(f) and 8(c) of the Plan;

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12.authorize any person to sign any Award Agreement or other document related to the Plan on behalf of the Company and determine the form of any Award Agreement or other document related to the Plan;
13.interpret the Plan and any Award Agreement or document related to the Plan;
14.correct any defect, remedy any omission, or reconcile any inconsistency in the Plan, any Award Agreement or any other document related to the Plan;
15.prescribe, amend, or revoke rules, guidelines, and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with non-U.S. Applicable Laws or tax policies or practices or customs, or to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Recipients or the Company, or to meet the goals and objectives of the Plan as they apply to Awards and Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;
16.appoint such additional administrators as are necessary to perform various administrative acts and determine the duties of such administrators; and
17.make all other determinations the Committee deems necessary or advisable for the administration of the Plan.
(c)Scope of Discretion. Subject to the provisions of this Section 4(c), on all matters for which the Plan confers the authority, right, or power on the Board, the Committee, or other Committee to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding, and conclusive. In making its decisions, the Board, Committee or other Committee need not treat all persons eligible to receive Awards, all Recipients, all Awards or all Shares subject to Awards the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 19(b) of the Plan, the discretion of the Board, Committee or other Committee is subject to the specific provisions and specific limitations of the Plan, as well as all rights conferred on specific Recipients by Award Agreements and other agreements.
(d)Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan will vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash Awards and (iii) Awards to Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, that, the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) (subject to adjustment under Section 16); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.
5.Eligibility.
(a)Eligible Individuals. Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors, and Consultants, including to prospective Employees, Directors, and Consultants conditioned on the beginning of their service for the Company or an Affiliate. However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(h) of the Plan.
(b)Limits on Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate Grant Date fair value (computed as of the Grant Date in accordance with applicable financial accounting rules) of all Awards granted to any non-Employee Director during any single calendar year for service as a Director (excluding Awards made at the election of the non-Employee Director in lieu of all or a portion of annual and committee cash retainers) will not exceed $500,000.
6.Restricted Stock Units.
(a)General. The specific terms and conditions of an Award of RSUs granted to a Recipient will be evidenced by an Award Agreement. The Award Agreement will state (i) the number of Shares subject to the Award (ii) the conditions, if any, that must be timely satisfied before the Award will be effective, (iii) the conditions, if any, that must be timely satisfied before the Award will be vested, (iv) the conditions, if any, under which the Recipient’s interest in the RSUs will be forfeited, and (v) and any other terms and conditions of the Award. Any such conditions for effectiveness or vesting will be determined on the Grant Date, and may be based upon the passage of time and continued service by the Recipient, or

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the achievement of Performance Conditions, or the achievement of both time-based conditions and Performance Conditions.
(b)Dividend Equivalent Rights, Voting, and Other Ownership Rights. Unless otherwise provided by the Committee in the Award Agreement, a Recipient will not have any rights as a stockholder with respect to Shares underlying an Award of RSUs until such time, if any, as the RSUs are settled and the underlying Shares are actually issued to the Recipient. Subject to Section 2(n) of the Plan, the Committee may provide in the Award Agreement for the payment of Dividend Equivalents Rights to the Recipient at the time of vesting or other payout of the RSUs. If the payment or crediting of Dividend Equivalents is in respect of an Award that is subject to Section 409A of the Code, then the payment or crediting of such Dividend Equivalents will conform to the requirements of Section 409A of the Code.
(c)Deferral of Receipt of Payment. The Committee may permit or require a Recipient to defer receipt of the delivery of Shares that would otherwise be due by virtue of the grant of or the lapse or waiver of restrictions with respect to RSUs. If any such deferral is required or permitted, the Committee will establish such rules and procedures for such deferral, including rules and procedures implemented pursuant to Section 23 of the Plan for compliance with Section 409A of the Code.
(d)Termination. The effect of a Recipient’s Termination on their outstanding RSUs will be set forth in the Award Agreement.
7.Options. The specific terms and conditions of an Option granted to a Recipient will be evidenced by an Award Agreement. In addition, the following rules apply to all Options:
(a)Price. No Option (other than Substitute Options) may have an Option Price less than the Fair Market Value of the underlying Share on the Grant Date.
(b)Term. No Option will be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date. Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(h)(1) and 7(h)(5) of the Plan.
(c)Vesting. Options will be exercisable, in whole or in part, at such times as the Committee will specify in the Award Agreement. The grant or vesting of an Option may be based upon the passage of time and continued service by the Recipient, or the achievement of Performance Conditions, or the achievement of both time-based conditions and Performance Conditions. No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.
(d)Exercise. An Option will be considered exercised when the Company or its designee receives:
1.written (including electronically pursuant to Section 24(d) of the Plan) notice of exercise from the person entitled to exercise the Option,
2.full payment, or provision for payment, in accordance with Section 7(e) below in a form and method approved by the Committee, for the Shares for which the Option is being exercised, and
3.with respect to any Option the exercise of which triggers any withholding obligation, payment, or provision for payment, in a form and method approved by the Committee, of all applicable withholding and similar taxes and/or (if applicable) transaction costs due upon exercise.
An Option may not be exercised for a fraction of a Share.
(e)Form and Method of Payment. In accordance with Section 4(b) of the Plan, the Committee will have the authority to determine the acceptable form and method of payment for exercising an Option. Acceptable forms of payment that the Committee may permit with respect to the exercise of Options include:
1.cash, check or wire transfer, denominated in U.S. dollars except as specified by the Committee for non-U.S. Employees;
2.other Shares, or the designation of other Shares, which have a Fair Market Value on the date of surrender greater than or equal to the Option Price of the Shares as to which the Option is being exercised;
3.consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of a Recipient or sells Shares issued upon exercise of the Option on behalf of a Recipient (a “Cashless Exercise Procedure”), provided that if the Company extends or arranges for the extension of credit to a Recipient under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;

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4.cancellation of any debt owed by the Company or any Affiliate to the Recipient by the Company (including, without limitation, waiver of compensation due or accrued for services previously rendered to the Company);
5.payment pursuant to any “cashless net exercise” procedures approved by the Committee; and
6.any combination of the methods of payment permitted by any paragraph of this Section 7(e).
The Committee may also permit any other form or method of payment permitted by Applicable Law. In making its determination as to the type of consideration to accept, the Committee will consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Committee may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.
(f)No Repricing. The Committee may not modify or amend any outstanding Option so as to (i) specify a lower exercise price, (ii) accept the surrender of an outstanding Option when the Option Price per Share exceeds the Fair Market Value of one Share and authorize the granting of a new Option or other Award with a lower exercise price in substitution for such surrendered Option, or buy out, for a payment in cash or Shares, an outstanding Option (other than in connection with a Change in Control), or (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed, in each case, without the approval of the Company’s stockholders other than in connection with a change in the Company’s capitalization pursuant to Section 16 of the Plan.
(g)Termination. The effect of a Recipient’s Termination on their outstanding Options will be set forth in the Award Agreement.
(h)Special Rules for Incentive Stock Options.
1.The Expiration Date of an Incentive Stock Option will not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.
2.No Incentive Stock Option may be granted after the tenth anniversary of the date the Board most recently approved the Plan (or such earlier date as required by the Code).
3.Stock options intended to be incentive stock options under Section 422 of the Code that are granted to any single Recipient under all incentive stock option plans of the Company and its Affiliates, including Incentive Stock Options granted under the Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, a stock option vests with respect to a given Share the first time its holder may purchase that Share, notwithstanding any right of the Company to repurchase that Share. Unless the administrator of that stock option plan specifies otherwise in the related agreement governing the stock option, this vesting limitation will be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under the Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(h)(3) will not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.
4.In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 7(e) of the Plan, that right must be stated at the time of grant in the Award Agreement relating to that Incentive Stock Option.
5.Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date.
6.The Option Price of an Incentive Stock Option will never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder will never be less than 110% of the Fair Market Value of the Shares at the Grant Date.
7.Incentive Stock Options may be granted only to Employees. If a Recipient changes status from an Employee to a Consultant, that Recipient’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(h)(9) below (determined by treating that change in status as a Termination solely for purposes of this Section 7(h)(7)).
8.No rights under an Incentive Stock Option may be transferred by the Recipient, other than by will or the laws of descent and distribution. During the life of the Recipient, an Incentive Stock Option may be exercised only by the

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Recipient. The Company’s compliance with a Qualified Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Recipient, will not violate this Section 7(h)(8).
9.An Incentive Stock Option will be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Recipient’s Termination for any reason other than the Recipient’s death or disability (as defined in Section 22(e) of the Code). In the case of Termination due to death, an Incentive Stock Option will continue to be treated as an Incentive Stock Option if it remains exercisable after, and is not exercised within, the three month period after the Recipient’s death, provided it is exercised before the Expiration Date. In the case of Termination due to disability (as defined in Section 22(e) of the Code), an Incentive Stock Option will be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Recipient’s Termination.
10.An Incentive Stock Option may only be modified by the Committee.
11.Any holder of Shares acquired under an Incentive Stock Option will promptly notify the Committee, following such procedures as the Committee may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Committee has established.
8.Stock Appreciation Rights. The following rules apply to SARs:
(a)General. SARs may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Committee may grant SARs to eligible participants subject to terms and conditions not inconsistent with the Plan and determined by the Committee. The specific terms and conditions applicable to the Recipient will be provided for in the Award Agreement. SARs will be exercisable, in whole or in part, at such times as the Committee will specify in the Award Agreement. The grant or vesting of a SAR may be based upon the passage of time and continued service by the Recipient, or the achievement of Performance Conditions, or the achievement of both time-based conditions and Performance Conditions. The Expiration Date of a SAR will not be later than ten years from its Grant Date, with the result that no SAR may be exercised after the expiration of ten years from its Grant Date.
(b)Exercise of SARs. Upon the exercise of a SAR, in whole or in part, a Recipient will be entitled to a payment in an amount equal to the excess of the Fair Market Value of a fixed number of Shares covered by the exercised portion of the SAR on the date of exercise, over the Fair Market Value of the Shares covered by the exercised portion of the SAR on the Grant Date. The amount due to the Recipient upon the exercise of a SAR will be paid in cash, Shares, or a combination thereof as, and over the period or periods, specified in the Award Agreement. An Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Recipient. If a SAR has been granted in tandem with an Option, upon the exercise of the SAR, the number of Shares that may be purchased pursuant to the Option will be reduced by the number of Shares with respect to which the SAR is exercised. A SAR will be considered exercised when the Company or its designee receives:
1.written (including electronically pursuant to Section 24(d) of the Plan) notice of exercise from the person entitled to exercise the SAR, and
2.with respect to any SAR the exercise of which triggers any withholding obligation, payment, or provision for payment, in a form and method approved by the Committee, of all applicable withholding and similar taxes and/or (if applicable) transaction costs due upon exercise.
A SAR may not be exercised for a fraction of a Share.
(c)No Repricing. The Committee may not modify or amend any outstanding SAR so as to (i) specify a lower exercise price, (ii) accept the surrender of an outstanding SAR when the exercise price exceeds the Fair Market Value of one Share and authorize the granting of a new SAR or other Award with a lower exercise price in substitution for such surrendered SAR, or buy out, for a payment in cash or Shares, an outstanding SAR (other than in connection with a Change in Control), or (iii) take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed, in each case, without the approval of the Company’s stockholders other than in connection with a change in the Company’s capitalization pursuant to Section 16 of the Plan.
(d)Termination. The effect of a Recipient’s Termination on their outstanding SARs will be set forth in the Award Agreement.

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9.Other Stock-Based Awards. The Committee may grant Share-based or Share-related awards not otherwise described in Sections 6, 7, or 8 of the Plan in such amounts and subject to such terms and conditions consistent with the terms of the Plan as the Committee determines (including Section 2(n)). Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may:
(a)involve the transfer of actual Shares to Recipients, either on the Grant Date or later, or payment in cash or otherwise of amounts based on the value of Shares;
(b)provide for grant or vesting based upon the passage of time and continued service by the Recipient, or the achievement of Performance Conditions, or the achievement of both time-based conditions and Performance Conditions;
(c)be in the form of phantom stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, or other awards denominated in, or with a value determined by reference to, a number of Shares that is specified on the Grant Date; and
(d)be designed to comply with applicable laws of jurisdictions other than the United States.
10.Cash Awards. Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Committee determines that it will offer a Cash Award, it will advise the Recipient, by means of an Award Agreement or otherwise, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be based upon the passage of time and continued service by the Recipient, or the achievement of Performance Conditions, or the achievement of both time-based conditions and Performance Conditions.
11.Awards Contingent on Performance Conditions. The Award Agreement for an Option, SAR, RSU, Other Stock-Based Award, or Cash Award that is contingent on Performance Conditions will specify the Performance Conditions, including the performance period and the manner in which performance will be measured. The Committee may adjust Performance Conditions and the related level of achievement if the Committee determines in its discretion that events or transactions that are unusual in nature or infrequently occurring have occurred after the Grant Date that are unrelated to the performance of the Recipient and result in distortion of the performance targets or the related level of achievement. The Committee may provide in the applicable Award Agreement additional rules and procedures relating to the Committee’s ability to adjust aspects of an Award that is contingent on Performance Conditions, the Committee’s ability to increase or decrease the amount of compensation provided by the Award, and the Committee’s certification or other determination of the extent to which Performance Conditions have or have not been attained.
12.Substitute Awards. The Committee may cause the Company to grant Substitute Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Committee, Substitute Awards will have the same terms and conditions as the stock awards they replace, except that (subject to the provisions of Section 16 of the Plan), Substitute Awards will cover Shares rather than equity securities of the granting entity and will have terms and conditions that, as determined by the Committee in its sole and absolute discretion, properly reflects the substitution. Any such Substitute Award will be effective on the effective date of the acquisition.
13.Issuance of Shares. Subject to Sections 17 and 18 of the Plan, the Company will issue Shares under the Plan in the name of the Recipient (or to such other person as to whom the Shares may be appropriately and legally issued under procedures and rules, if any, established from time to time by the Committee). Shares issued by the Company under the Plan may be, at the Company’s option, evidenced by a Share certificate delivered to the Participant, or other physical or electronic evidence of Share ownership, including, without limitation, deposit of Shares into a stock brokerage account maintained for the Recipient by the Company’s stock transfer agent or its designee. Until Shares are actually issued, as evidenced by the appropriate entry on the stock register of the Company or its transfer agent, the Recipient will not have the rights of a stockholder with respect to those Shares, even though the Recipient has completed all the steps necessary for Shares to be issued. No adjustment will be made for any dividend, distribution, or other right for which the record date precedes the date the Shares are issued, except as provided in Section 16 of the Plan or in the Award Agreement.
14.Leave of Absence. If a Recipient is an Employee of the Company or an Affiliate and is on a leave of absence pursuant to the terms of the Company’s Administrative Policy No. SH-1 “Working Hours and Absences” or similar policy maintained by an Affiliate, as such policies may be revised or replaced from time to time, the Recipient will not, during the period of such absence be deemed, by virtue of such absence alone, to have terminated the Recipient’s employment. The Recipient will continue to vest in an outstanding Award during any approved medical or military leave of absence. Medical leave will include family or medical leaves, workers’ compensation leave, or pregnancy disability leave. For all other leaves of absence, an outstanding Award will fully vest only during active employment and will not vest during a leave of absence,

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unless required under local law. However, if a Recipient returns to active employment with the Company or an Affiliate following such a leave, the Award will be construed to vest as if there had been no break in active employment.
15.Consulting or Employment Relationship. Nothing in the Plan or in any Award Agreement, and no Award or the fact that Shares remain subject to risk of forfeiture, will: (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Recipient at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, (B) confer upon any individual any right to continue in the employ of, or affiliation with, the Company or a Subsidiary nor constitute any promise or commitment by the Company or a Subsidiary regarding future positions, future work assignments, future compensation or any other term or condition of employment or affiliation or (C) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director. No Employee or Director will have any claim or right to be granted an Award under the Plan, or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Participation in the Plan is a matter separate from any contract of employment or other agreement and any benefit conferred by the Plan will not be counted for pension or any other purpose. The rights and obligations of any individual under the terms of their office or employment with the Company or any Subsidiary will not be affected by their participation in the Plan, and neither the Plan nor any Award form any part of any contract of employment between any individual and the Company or a Subsidiary. A Recipient will have no entitlement by way of compensation or damages resulting from termination of the office or employment (for any reason and whether lawful or not) by virtue of which they are or may be eligible to participate in the Plan or for the loss or reduction of any right or benefit or prospective right or benefit under the Plan or any Award that they might otherwise have enjoyed whether the compensation is claimed for wrongful dismissal or otherwise.
16.Certain Transactions and Events.
(a)In General. Except as provided in this Section 16, no change in the capital structure of the Company, merger, sale or other disposition of assets or of a subsidiary, change in control, issuance by the Company of shares of any class of securities or securities convertible into shares of any class of securities, exchange or conversion of securities, or other transaction or event will require or be the occasion for any adjustments of the type described in this Section 16.
(b)Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash dividend or similar change to the capital structure of the Company (not including a Change in Control), the Committee will make such adjustments as it concludes are appropriate in order to preserve the proportionate value of Awards before and after the change in capital structure of the Company to:
1.the number and type of Awards and Shares that may be granted under the Plan, including (without limitation) to the number of Shares available for issuance over the term of the Plan as set forth in Section 3(a) of the Plan,
2.the number and type of Awards that may be granted to any individual under the Plan,
3.the terms of any SAR,
4.the Option Price and number and class of securities issuable under each outstanding Option, and
5.the repurchase price of any securities substituted for Shares that are subject to repurchase rights. The specific adjustments will be determined by the Committee. Unless the Committee specifies otherwise, any securities issuable as a result of any such adjustment will be rounded down to the next lower whole security. The Committee need not adopt the same rules for each Award or each Recipient
(c)Change in Control. Subject to the requirements of Section 409A of the Code and any additional terms and conditions set forth in the applicable Award Agreements, in the event of a Change in Control, the following provisions will apply:
1.Time-Based Awards. In the event of an Involuntary Termination within 18 months following the consummation of a Change in Control for any reason other than death, disability or Cause, each outstanding Award that is subject to a time-based vesting schedule will become fully vested and nonforfeitable as of the date of such termination.
2.Performance-Based Awards. With respect to each outstanding Award that is contingent on Performance Conditions, if a Change in Control occurs prior to the end of the Performance Period, the Performance Period will be terminated, and the Award will become vested and nonforfeitable with respect to the following number of Shares (or, for a Cash Award, the amount of cash):

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a.If the Change in Control occurs following completion of one or more fiscal years in the Performance Period, the number of Shares (or, for a Cash Award, the amount of cash) earned by the Recipient for each such completed fiscal year based on the achievement of the applicable Performance Goals as determined by the Committee; plus
b.If the Change in Control occurs prior to completion of any fiscal year in the Performance Period, a number of Shares (or, for a Cash Award, the amount of cash) based on the achievement of the Performance Goals for such fiscal year at the time of consummation of the Change in Control as determined by the Committee and prorated to reflect the portion of the fiscal year that has elapsed through the date of consummation of the Change in Control.
(d)Special Rules for Grants to Non-Employee Directors.
1.In the event of a Change in Control while the Recipient remains a non-Employee Director, the Shares at the time subject to each outstanding Award held by such Recipient pursuant to the Plan, but not otherwise vested, will automatically vest in full and become exercisable for all Shares as fully vested Shares and all repurchase rights will automatically terminate in full immediately prior to the effective date of the Change in Control. Immediately following the consummation of the Change in Control, each Award will terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or Affiliate thereof).
17.Tax Withholding.
(a)General. Whenever Awards are granted or exercised, or Shares are issued or become free of restrictions, as applicable, the Company may require the Recipient to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Recipient or the Company. The Company will have no obligation to deliver Shares or release Shares from an escrow or permit a transfer of Shares until the Recipient has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.
(b)Method of Payment. The Recipient will pay any required withholding using such forms of consideration as are described in Section 7(e) of the Plan and determined appropriate by the Committee. The Committee, in its sole discretion, may also permit Shares to be withheld or surrendered to pay required withholding or for required withholding to be paid through payroll deductions. If the Committee permits Shares to be withheld or surrendered, the Fair Market Value of the Shares withheld or surrendered, as determined as of the date of withholding, will not exceed the number of Shares having an aggregate Fair Market Value on the date of withholding equal to the aggregate amount of such tax withholding obligations determined based on an amount that is up to the maximum statutory tax rates in the Recipient’s applicable jurisdiction(s) (or such lesser amount as required by law or applicable accounting standards).
18.Compliance With Law. The grant of Awards and the issuance and subsequent transfer of Shares will be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Shares, or (b) in the opinion of legal counsel to the Company, those Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Shares or their subsequent transfer will relieve the Company of any liability for failing to issue those Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Shares, the Company may require the Recipient to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.
19.Amendment or Termination of the Plan or Outstanding Awards.
(a)Amendment and Termination. The Board or the Committee may at any time amend, suspend, or terminate the Plan. The Company will obtain the approval of the Company’s stockholders for any amendment to the Plan if stockholder approval is necessary or desirable to comply with (i) any Applicable Law, (ii) the requirements applicable to the grant of Awards intended to be Incentive Stock Options or (iii) if such amendment increases the maximum number of Shares which may be issued under the Plan, extends the term of the Plan or Awards granted hereunder, changes the eligibility criteria in Section 5 of the Plan, reduces the exercise price of an Option or SAR below what is permitted under the Plan or amends the repricing prohibition in Sections 7(f) and 8(c) of the Plan. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to the Plan.

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(b)Effect. No amendment, suspension, or termination of the Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of the Plan, will materially impair any existing contractual rights of any Recipient unless the affected Recipient consents to the amendment, suspension, termination, or modification. Notwithstanding anything herein to the contrary, no such consent will be required if the Committee determines that the amendment, suspension, termination, or modification (including an amendment of the designation of the class of securities to be issued under Awards): (1) is required or advisable in order for the Company, the Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (2) in connection with any transaction or event described in Section 16 of the Plan, is in the best interests of the Company or its stockholders. The Committee may, but need not, take the tax or accounting consequences to affected Recipients into consideration in acting under the preceding sentence. Those decisions will be final, binding and conclusive. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it under the Plan with respect to Awards granted before the termination of the Plan or with respect to Shares issued under such Awards even if those Shares are issued after the termination of the Plan.
(c)Recoupment/Clawback. Notwithstanding anything in the Plan to the contrary, Awards granted under the Plan will be subject to cancellation, forfeiture and recovery in accordance with the Company’s Recoupment Policy, as the same may be amended from time to time, or any other compensation recoupment policy that may be adopted by the Committee, including any policies and procedures that the Committee determines to be necessary or appropriate to implement Section 10D of the Exchange Act and any rules promulgated thereunder or any other Applicable Law. Without limiting the foregoing, the Committee may provide for such recoupment in Award Agreements or with respect to any Award granted hereunder (including on a retroactive basis without the Recipient’s consent).
20.Reserved Rights.
(a)Nonexclusivity of the Plan. This Plan will not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, other equity-based rights or cash bonuses or awards under other plans.
(b)Unfunded Plan. This Plan will be unfunded. Although bookkeeping accounts may be established with respect to Recipients, any such accounts will be used merely as a convenience. The Company will not be required to segregate any assets on account of the Plan, the grant of Awards, or the issuance of Shares. The Company and the Committee will not be deemed to be a trustee of stock or cash to be awarded under the Plan. Any obligations of the Company to any Recipient will be based solely upon contracts entered into under the Plan, such as Award Agreements. No such obligations will be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Committee will be required to give any security or bond for the performance of any such obligations.
(c)Compensation. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salary or other similar terms used when calculating a Recipient’s benefits under any other employee benefit plan sponsored by the Company or any Affiliate except as such other plan otherwise expressly provides.
21.Escrow of Stock Certificates. To enforce any restrictions on Shares, the Committee may require the holder to deposit any certificates (or indicia of ownership) representing Shares, with stock powers or other transfer instruments approved by the Committee endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Committee may also cause a legend or legends referencing the restrictions to be placed on any such certificates.
22.Nontransferability of Awards.
(a)In General. Unless the Committee, in its discretion, determines otherwise at the time an Award is granted, neither an Award nor the Shares subject to an Award nor any interest or right therein or part thereof will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof will be null and void and of no effect; provided, however, that this Section 22(a) will not prevent transfers by will or by the applicable laws of descent and distribution or by a beneficiary designation in accordance with Section 22(c) below. An Option or SAR may be exercised during the Recipient’s lifetime only by the Recipient or, if permissible under applicable law, by the Recipient’s guardian or legal representative.

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(b)Limited Transferability. To the extent the Committee authorizes the transferability of an Award, in no event will any transfer be made to any person or persons other than the Recipient’s spouse, children or grandchildren, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration, and in no event will any transfer be for value. All other transfers and any re-transfer by any permitted transferee are prohibited and any such purported transfer will be null and void. Each Award that becomes the subject of permitted transfer (and the Recipient to whom it was granted by the Company) will continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Recipient will remain responsible to the Company for the payment of all withholding taxes including but not limited to those incurred as a result of any grant, vesting, or exercise of such Award, as applicable. In no event will any permitted transfer of an Award create any right in any party in respect of any Award, other than the rights of the qualified transferee in respect of such Award specified in the related Award Agreement.
(c)Beneficiary Designations. The Committee, in its sole discretion, may permit a Recipient to designate a beneficiary or beneficiaries to exercise any rights or receive any benefits under an Award following the Recipient’s death. To be effective, such designation must be made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. If a Recipient fails to designate a beneficiary, or if no designated beneficiary survives the Recipient’s death, the Recipient’s estate will be deemed the Recipient’s beneficiary. A beneficiary designation may be changed or revoked by the Recipient’s sole action, provided that the change or revocation is made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the same Recipient.
23.Section 409A of the Code. It is intended that the Plan and all Awards be administered in a manner that will comply with the applicable requirements of Section 409A of the Code. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. Without limiting the generality of the foregoing, if any amount will be payable with respect to any Award as a result of a Recipient’s “separation from service” at such time as the Recipient is a “specified employee” (as those terms are defined for purposes of Section 409A of the Code), and such amount constitutes a deferral of compensation subject to Section 409A of the Code, then no payment will be made, except as permitted under Section 409A of the Code, prior to the date six months after the Recipient’s separation from service (or the date of their earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Section 409A of the Code; otherwise, specified employees will be identified using the default standards contained in the regulations under Section 409A of the Code.
23.Miscellaneous.
(a)Governing Law. This Plan, the Award Agreements and all other agreements entered into under the Plan, and all actions taken under the Plan or in connection with Awards or Shares, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.
(b)Rules of Interpretation. Any reference to a “Section,” without more, is to a Section of the Plan. Captions and titles are used for convenience in the Plan and will not, by themselves, determine the meaning of the Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.
(c)Electronic Communications. Any Award Agreement, notice of exercise of an Award, or other document required or permitted by the Plan may be delivered in writing or electronically. Signatures or acknowledgments may also be electronic.
(d)Notices. Unless the Committee specifies otherwise, any notice to the Company under any Award Agreement or with respect to any Awards or Shares will be in writing or communicated electronically, will be addressed to the Secretary of the Company, and will only be effective when received by the Secretary of the Company.

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Appendix C: Amended and Restated 2013 Employee Stock Purchase Plan
1.Amendment and Restatement of Plan.
Science Applications International Corporation (the “Company”) restates and amends the Science Applications International Corporation 2013 Employee Stock Purchase Plan (the “Plan”), effective June 7, 2023, to continue to grant options for purchase of Shares as determined by the Committee to eligible Employees of the Company and its Participating Subsidiaries. The Company intends the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (as may be amended from time to time), although the Company makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the grant of options under a Non-423 Plan Component pursuant to rules, procedures or sub-plans adopted by the Board (or its designate) designed to achieve desired tax or other objectives. To the extent that the Company grants options to Employees of its Affiliates, such grants will be made under the Non-423 Plan Component. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code will have the same definition herein.
2.Definitions.
This Plan uses the following defined terms:
(a)“Affiliate” means any entity other than a Subsidiary in which the Company has a controlling interest and which is not a “subsidiary corporation” as defined in Section 424(f) of the Code.
(b)“Board” means the Board of Directors of the Company.
(c)“Code” means the Internal Revenue Code of 1986, as amended.
(d)“Committee” means the Human Resources and Compensation Committee of the Board.
(e)“Company” means Science Applications International Corporation, a Delaware corporation.
(f)“Compensation” means, in the case of Participants subject to tax in the United States, all W-2 cash compensation, including, but not limited to, base salary, wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions, provided, however that compensation will not include any long term disability or workers’ compensation payments, car allowances, relocation payments, expense reimbursements or payment of dividends on non-vested stock or payments representing dividends on stock units or stock rights and further provided, however, that for purposes of determining a Participant’s Compensation, any election by such Participant to reduce their regular cash remuneration under Sections 125 or 401(k) of the Code will be treated as if the Participant did not make such election. In the case of Participants not subject to tax in the United States, the Company will establish a comparable definition of Compensation.
(g)“Employee” has the meaning set forth in Section 4 of the Plan.
(h)“Employee Stock Purchase Committee” means a committee consisting of one or more management Employees of the Company appointed in accordance with Section 5 of the Plan.
(i)“Enrollment Agreement” means the agreement in such written, electronic, or other format and pursuant to such written, electronic, or other administrative rules and procedures as may be specified from time to time by the Company, whereby an eligible Employee elects to participate in an Offering by authorizing payroll deduction contributions and subscribing for a maximum number of Shares, or elects to make changes with respect to such participation as permitted by the Plan.
(j)“Fair Market Value” means, as of any Value Date, the closing sales price as quoted on the New York Stock Exchange for the day before the Value Date as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the day before the Value Date, Fair Market Value will be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, fair market value will be the closing bid for the Shares on the day before the Value Date.
(k)“Maximum Share Amount” means the maximum number of Shares which may be purchased by any Participant at any single Purchase Date. Subject to Section 12(b) of the Plan, the Maximum Share Amount is two thousand five hundred (2,500) Shares.

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(l)“Non-423 Plan Component” means a component of the Plan which does not qualify under Section 423 of the Code.
(m)“Notice Period” means the period within two (2) years from the Offering Date relating to the applicable shares or one (1) year from the Purchase Date on which the applicable shares were purchased.
(n)“Offering” means a grant to eligible Employees of rights to subscribe for and purchase Shares during an Offering Period, with the exercise of such purchase rights automatically occurring on the Purchase Date. To the extent permitted under the terms of the Plan and Section 423 of the Code, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which eligible Employees of one or more of the Corporation entities will participate, even if the dates of the offerings are identical.
(o)“Offering Date” means the first business day of each Offering Period.
(p)“Offering Period” means, unless otherwise determined by the Committee in accordance with Section 7 of the Plan, a period of three (3) months commencing on April 1, July 1, October 1 or January 1. The duration and timing of Offering Periods may be changed pursuant to Sections 7, 16, and 30 of the Plan, provided that no Offering Period will exceed a period of twenty-four (24) months.
(q)“Participant” means an eligible Employee who enrolls in an Offering in accordance with Section 8 of the Plan.
(r)“Participating Subsidiaries” means such Subsidiaries or Affiliates that the Committee designates from time to time as corporations that will participate in the Plan.
(s)“Plan” means the Science Applications International Corporation 2013 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.
(t)“Purchase Date” means the last business day of each Offering Period.
(u)“Reserves” means the number and type of Shares covered by each option under the Plan which has not yet been exercised, and the number and type of Shares which have been authorized for issuance under the Plan but have not yet been placed under option.
(v)“Section 423 Plan” has the meaning set forth in Section 22 of the Plan.
(w)“Share” means a share of the common stock of the Company, par value $ $0.0001, or another security resulting from an adjustment under Section 16 of the Plan.
(x)“Share Limit” means the limit on the total number of Shares available for issuance under the Plan described in Section 3 of the Plan.
(y)“Subsidiary” means a “subsidiary corporation” as defined in in Section 424(f) of the Code.
(z)“Value Date” means the date as of which the Fair Market Value of a Share is to be determined.
3.Number of Shares.
The total number of Shares available for issuance pursuant to the Plan will be two million (2,000,000) Shares (the “Share Limit”), subject to adjustments effected in accordance with Section 16 of the Plan. An amount of Shares up to the Share Limit may be issued to satisfy purchases of Shares under the Section 423 Plan, and any remaining portion of the Share Limit may be issued to satisfy purchases of Shares under the Non-423 Plan Component. To the extent the Board (or its designate) implements a Non-423 Plan Component, the Share Limit will be reduced by the number of Shares issued under the Non-423 Plan Component. Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares reacquired in private transactions or open market purchases, but all Shares issued under the Plan and the Non-423 Plan Component will be counted against the Share Limit.
4.Purpose.
The purpose of the Plan is to provide eligible Employees with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such Employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment. For the purposes of the Plan, “Employee” means any individual who is an employee of the Company or a Participating Subsidiary. Whether an individual qualifies as an Employee will be determined by the Committee, in its sole discretion. The Committee will be guided by the provisions of Treasury Regulation Section 1.423-2(e) and Section 3401(c) of the Code and the Treasury Regulations thereunder as to Employees in the United States, with the intent that the Plan cover all “employees” within the meaning of those provisions other than those who are not eligible to participate in the Plan, provided, however, that any determinations regarding whether an individual is an “Employee”

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will be prospective only, unless otherwise determined by the Committee. Unless the Committee makes a contrary determination, the Employees of the Company will, for all purposes of the Plan, be those individuals who are Employees of the Company or a Participating Subsidiary for regular payroll purposes or are on a leave of absence for not more than ninety (90) days. Any determination regarding eligibility to participate in the Plan will be made by the Committee, whose decision will be final.
5.Administration.
This Plan will be administered by the Committee. The Committee may delegate certain administrative responsibilities to an Employee Stock Purchase Committee, including (a) prescribing, amending and rescinding rules and regulations relating to the Plan; (b) prescribing forms for carrying out the provisions and purposes of the Plan; (c) interpreting the Plan; and (d) making all other determinations deemed necessary or advisable for the administration of the Plan, including factual determinations. Subject to the provisions of the Plan, the Committee will have the authority and discretion to (i) determine and change the percentage discount pursuant to Section 10 of the Plan, (ii) determine and change the Offering Periods and Offering Dates pursuant to Section 7 of the Plan, (iii) determine and change the purchase price for shares pursuant to Section 10 of the Plan, (iv) prescribe minimum holding periods for the Shares issued under the Plan, and (v) prescribe, amend and rescind rules and regulations relating to the Plan. All decisions of the Committee and the Employee Stock Purchase Committee will be final and binding upon all Participants. Members of the Committee and the Employee Stock Purchase Committee will receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan will be paid by the Company.
Notwithstanding anything in the Plan to the contrary, the Employee Stock Purchase Committee is authorized to permit a Participant to make contributions, by payroll deduction or direct payment to the Company for credit to the Participant’s account, in excess of the periodic amount designated by the Participant in order to adjust for administrative errors in the processing of properly completed Enrollment Agreements, and to establish other administrative rules and procedures as the Employee Stock Purchase Committee determines in its sole discretion are appropriate and consistent with the Plan’s purposes. The actions of the Employee Stock Purchase Committee pursuant to this Article will not be considered to alter or impair any option granted under an Offering as they are part of the initial terms of each Offering and the options granted under each Offering.
6.Eligibility.
Any Employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:
(a)Employees who are not employed by the Company or a Participating Subsidiary prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;
(b)Employees who, together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company or any of its Participating Subsidiaries;
(c)Individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law Employees for any reason except for federal income and employment tax purposes; and
(d)Employees who reside in countries for whom such Employees’ participation in the Plan would result in a violation under any corporate or securities laws of such country of residence.
7.Offering Dates.
The Offering Periods of the Plan may be up to twenty-four (24) months in duration. However, unless and until determined otherwise by the Committee, each Offering Period will have a duration of three (3) months and will commence on April 1, July 1, October 1 or January 1. The Committee will have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.
8.Participation in the Plan.
Eligible Employees may become Participants in an Offering under the Plan on the applicable Offering Date, after satisfying the eligibility requirements, by delivering an Enrollment Agreement to the Company in accordance with the administrative rules and procedures established by the Company and during the time period determined by the Company and communicated to eligible Employees before the beginning of the applicable Offering Period. An eligible Employee who does not deliver an Enrollment Agreement to the Company after becoming eligible to participate in an Offering will not participate in that Offering, and will not participate in any subsequent Offering unless such Employee enrolls in a subsequent Offering by delivering an Enrollment

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Agreement to the Company in accordance with the administrative rules and procedures established by the Company and during the time period determined by the Company and communicated to eligible Employees before the beginning of the applicable Offering Period. A Participant’s Enrollment Agreement for an Offering, including without limitation their payroll deduction authorization, will remain in effect for subsequent Offerings, and they will automatically be enrolled in each such subsequent Offering until:
(a)They withdraw or are deemed to withdraw from an Offering or terminate further participation in an Offering as set forth in Section 13 of the Plan;
(b)Their employment terminates, or they otherwise cease to satisfy the eligibility conditions specified in Section 6 of the Plan, or their participation otherwise ceases in accordance with the terms of the Plan;
(c)They complete and submit a new Enrollment Agreement in accordance with the procedures set forth above in this Section 8 of the Plan and the new Enrollment Agreement becomes effective; or
(d)The Company requires that they complete a new Enrollment Agreement.
A Participant that is automatically enrolled in a subsequent Offering pursuant to this Section 8 is not required to complete and submit any additional Enrollment Agreement or other documentation or notice in order to participate in such subsequent Offering and will be deemed to have accepted the terms and conditions of the Plan, the Offering, their Enrollment Agreement, and any rules, guidelines, procedures, policies, and sub-plans in effect at the time each subsequent Offering Period begins.
9.Grant of Option on Enrollment
Each eligible Employee who has completed and delivered an Enrollment Agreement pursuant to Section 8 of the Plan with respect to an Offering Period will be deemed to have been granted an option (as of the Offering Date) by the Company to purchase on the Purchase Date up to that number of Shares determined by a fraction, the numerator of which is the amount accumulated in such Employee’s payroll deduction account during the Offering Period and the denominator of which is eighty-five percent (85%) (unless such percentage is changed pursuant to Section 10 of the Plan) of the Fair Market Value of a Share on the Purchase Date (but in no event less than the par value of a Share), provided, however, that the number of Shares subject to any option granted pursuant to the Plan will not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 12(c) of the Plan with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 12(b) of the Plan with respect to the applicable Purchase Date. Notwithstanding the foregoing, in the event of a change in generally accepted accounting principles which would adversely affect the accounting treatment applicable to any current Offering Period, the Committee may make such changes to the number of Shares purchased at the end of the Offering Period or the purchase price paid as are allowable under generally accepted accounting principles and as it deems necessary in the sole discretion of the Committee to avoid or minimize adverse accounting consequences.
10.Purchase Price
The purchase price per Share at which a Share will be sold in any Offering Period will be eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date; provided that the Committee may change the purchase price to be anywhere from eighty-five percent (85%) to one hundred percent (100%) of the fair market value of a Share on the Offering Date or the Purchase Date.
11.Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.
(a)The purchase price of the Shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the Participant’s Compensation in one percent (1%) increments, not less than one percent (1%), nor greater than ten percent (10%), or such lower limit set by the Committee. Payroll deductions will commence on the first payday of the Offering Period and will continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan. If payroll deductions are not permitted in a jurisdiction, Participants in that jurisdiction may contribute via check or pursuant to another method approved by the Committee. In addition, if a Participant continues to participate in an Offering during an unpaid leave of absence, no payroll deductions or other contributions will be required during the period of such interruption, but the Participant may, prior to the Purchase Date, pay to the Company directly for credit to the Participant’s account, and not by way of payroll deduction, an amount not exceeding the aggregate amount that would have been deducted during the leave of absence pursuant to the Participant's Enrollment Agreement had their active employment not been interrupted. Such payment may be made in a lump sum or in installments before the Purchase Date, as the Company will determine.
(b)A Participant may increase or decrease the rate of payroll deductions during an Offering Period by filing with the Company a new Enrollment Agreement with a modified authorization for payroll deductions, in which case the new rate will become effective for the next payroll period commencing after the Company’s receipt and processing of the new Enrollment Agreement and will continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period. The Committee will have the authority to establish administrative rules and procedures with respect to a Participant’s ability to increase or

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decrease the rate of payroll deductions during an Offering Period, including without limitation restrictions on the number of increases or decreases a Participant may make within an Offering Period as set forth in this Section 11(b) or in Section 11(c) below.
(c)A Participant may reduce their payroll deduction percentage to zero (0) during an Offering Period by filing with the Company a new Enrollment Agreement with a request for cessation of payroll deductions. Such reduction will be effective beginning with the next payroll period after the Company’s receipt and processing of the new Enrollment Agreement and no further payroll deductions will be made for the duration of the Offering Period unless the rate of payroll deduction is subsequently increased. Payroll deductions credited to the Participant’s account prior to the effective date of the new Enrollment Agreement will be used to purchase Shares in accordance with Section 11(e) below. A Participant may subsequently increase their payroll deductions during the Offering Period as long as they have not withdrawn from participation in the Offering as set forth in Section 13 of the Plan
(d)All payroll deductions made for a Participant are credited to their account under the Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions, unless required by local law. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions, unless required by local law
(e)On each Purchase Date, for so long as the Plan remains in effect, and provided that the Participant has not withdrawn from participation in the Offering as set forth in Section 13 of the Plan, the Company will apply the funds then in the Participant’s account to the purchase of whole and fractional Shares reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per Share will be as specified in Section 10 of the Plan. In the event that the Plan has been oversubscribed, all funds not used to purchase Shares on the Purchase Date pursuant to Section 12(c) of the Plan will be returned to the Participant, without interest. No Share will be purchased on a Purchase Date on behalf of any Employee whose participation in the Plan has terminated prior to such Purchase Date.
(f)As soon as practicable after the Purchase Date, the Company will issue Shares for the Participant’s benefit representing the Shares purchased upon exercise of their option Shares issued by the Company under the Plan may be, at the Company’s option, evidenced by a Share certificate delivered to the Participant, or other physical or electronic evidence of Share ownership, including, without limitation, deposit of Shares into a stock brokerage account maintained for the Participant by the Company’s stock transfer agent or employee stock plan administrator.
(g)During a Participant’s lifetime, their option to purchase Shares under the Plan is exercisable only by such Participant. The Participant will have no interest or voting rights in Shares covered by their option until such option has been exercised and Shares have been issued to the Participant.
12.Limitations on Shares to be Purchased.
(a)No Participant will be entitled to purchase stock under the Plan at a rate which, when aggregated with their rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds twenty-five thousand dollars ($25,000) in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the Participant participates in the Plan. The Company will have the authority to take all necessary action, including but not limited to, suspending the payroll deductions of any Participant, in order to ensure compliance with this Section 12(a).
(b)No Participant will be entitled to purchase more than the Maximum Share Amount on any single Purchase Date. Prior to the commencement of any Offering Period or prior to such time period as specified by the Committee, the Committee may, in its sole discretion, modify the Maximum Share Amount. If the Committee modifies the Maximum Share Amount, then all Participants must be notified of the new Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount will continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.
(c)If the number of Shares to be purchased on a Purchase Date by all Participants exceeds the number of Shares then available for issuance under the Plan, then the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as will be reasonably practicable and as the Committee determines to be equitable. In such event, the Company will give written notice of such reduction of the number of Shares to be purchased under a Participant’s option to each Participant affected.
(d)Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 12 will be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest unless required by local law.

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13.Withdrawal.
(a)Each Participant may withdraw from an Offering under the Plan by delivering to the Company a written or electronic notice to that effect in accordance with administrative rules and procedures established by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.
(b)Upon a Participant’s withdrawal from the Plan, the accumulated payroll deductions will be returned to the Participant, without interest, and their interest in the Plan will terminate. In the event a Participant voluntarily elects to withdraw from the Plan, they may not resume their participation in the Plan during the same Offering Period, but they may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new Enrollment Agreement in the same manner as set forth in Section 8 of the Plan for initial participation in the Plan.
14.Termination of Employment.
Termination of a Participant’s employment for any reason, including retirement, death or the failure of a Participant to remain an eligible Employee of the Company or of a Participating Subsidiary, will immediately terminate their participation in the Plan. In such event, the payroll deductions credited to the Participant’s account will be returned to them or, in the case of their death, to their legal representative, without interest. For purposes of this Section 14, a Participant will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided, however that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
15.Return of Payroll Deductions.
In the event a Participant’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company will deliver to the Participant all payroll deductions credited to such Participant’s account. No interest will accrue on the payroll deductions of a Participant in the Plan, unless required by local law.
16.Capital Changes.
Subject to any required action by the stockholders of the Company, the Reserves, as well as the price per Share covered by each option under the Plan which has not yet been exercised, will be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split or the payment of a stock dividend (but only on the Shares), any other increase or decrease in the number of issued and outstanding Shares effected without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Company’s present Shares, provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Committee, whose determination will be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to an option.
In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that the Plan will terminate as of a date fixed by the Committee and give each Participant the right to purchase shares under the Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their Shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company, or (iv) the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding Shares of the Company by tender offer or similar transaction, the Plan will continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and Shares will be purchased based on the Fair Market Value of the surviving corporation’s stock on each Purchase Date, unless otherwise provided by the Committee.
The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Shares, or in the event of the Company being consolidated with or merged into any other corporation.

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17.Nonassignability.
Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Sections 26 or 27 of the Plan) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be void and without effect.
18.Reports.
Individual accounts will be maintained for each Participant in the Plan. Each Participant will receive, as soon as practicable after the end of each Purchase Period, a report of their account setting forth the total payroll deductions accumulated, the number of Shares purchased, the per Share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period, as the case may be.
Notice of Disposition.
Each Participant will notify the Company in writing if the Participant disposes of any of the Shares purchased in any Offering Period pursuant to the Plan if such disposition occurs within the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Shares acquired pursuant to the Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the Participant to provide such notice will continue notwithstanding the placement of any such legend on the certificates.
19.No Effect on Employment.
Neither the Plan nor any Offering constitute an employment contract. Nothing in the Plan or an Offering will in any way alter the nature of a Participant’s employment or amend a Participant’s employment contract, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Subsidiary, or on the part of the Company or a Subsidiary to continue the employment of a Participant. An Employee’s employment with the Company or a Subsidiary is not for any specified term and may be terminated by such Employee or by the Company or a Subsidiary at any time, for any reason, with or without cause. Nothing in the Plan or an Offering will constitute any promise or commitment by the Company or a Subsidiary regarding future positions, future work assignments, future compensation or any other term or condition of employment or affiliation. By completing and delivering an Enrollment Agreement and participating in the Plan or an Offering, a Participant understands and acknowledges that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, and the grant of options under the Plan is voluntary and occasional and does not create any contractual or other right to receive future options, or benefits in lieu of options, even if options have been granted repeatedly in the past;
(b)an option granted to a Participant under the Plan is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or a Subsidiary, and is outside the scope of the Participant’s employment contract, if any, and is not a part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or a Subsidiary;
(c)no claim or entitlement to compensation or damages shall arise from termination of an option or diminution in value of an option or Shares purchased through exercise of an option resulting from termination of the Participant’s employment by the Company or a Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws).
20.Data Processing.
By completing and delivering an Enrollment Agreement and participating in the Plan or an Offering, a Participant understands and acknowledges that it is necessary for the Company and any of its Subsidiaries and Affiliates to collect, use, disclose, hold, transfer and otherwise process certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, Shares owned or held, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding, or other personal information (“Data”) as described in an Enrollment Agreement or any other materials or as otherwise provided to the Company or any Subsidiary or Affiliate for the purpose of implementing, administering and managing the Plan and Offerings. Any such processing will be carried out in accordance with the Company’s legitimate interest in administering the Plan and Offerings and only to the extent permitted by and in full compliance with any applicable data protection laws and regulations. A Participant’s failure or refusal to provide or update such Data (or to agree to the terms and conditions of the Plan or an Offering) may result in the Company being unable to administer the Plan or an Offering in respect of such Participant. A Participant’s Data will be retained by the Company for as long as such Participant participates in the Plan and/or holds Shares, and thereafter, to the extent necessary to fulfill lawful purposes or as long as required by applicable law. The Company may transfer a Participant’s Data among its Subsidiaries or Affiliates and service providers, acting

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as stock plan administrator or other similar services entity that is an independent service provider based in the United States assisting the Company with the implementation, administration, and management of the Plan. A Participant’s Data may be transferred from the Participant’s country to other jurisdictions, including the United States. The Participant understands and acknowledges that such jurisdictions might have enacted data privacy laws that are less protective or otherwise different from those applicable in the Participant’s country of residence. The Company will take reasonable steps to ensure that the Participant’s Data is legally transferred and continues to be adequately protected and securely held. By completing and delivering an Enrollment Agreement and participating in the Plan or an Offering, a Participant will consent to the collection, use and transfer, in electronic or other form, of their Data in accordance with this Section 21 and the Plan prospectus.
21.Equal Rights and Privileges.
All eligible Employees will have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations (the “Section 423 Plan”), except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided, however, that Participants participating in the Non-423 Plan Component by means of rules, procedures or sub-plans adopted pursuant to Section 23 of the Plan need not have the same rights and privileges as Participants participating in the Section 423 Plan.
22.Additional Provisions to Comply with Local Law.
The Committee may from time to time prescribe, amend, or rescind rules, guidelines, procedures, policies or sub-plans under the Plan for purposes of satisfying applicable laws of state and local domestic United States and non-United States jurisdictions as the Committee deems necessary or desirable. To the extent inconsistent with the requirements of Code Section 423, such rules, guidelines, procedures, policies, and sub-plans will be considered part of the Non-423 Plan Component, and the options granted thereunder will not be considered to comply with Code Section 423.
23.Notices.
All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
24.Term; Stockholder Approval.
To the extent and in the manner required to comply with Code Section 423 (including the regulations promulgated thereunder) or any other applicable law or regulation or the rules and requirements of any stock exchange or quotation system on which the Shares are listed or quoted, all as amended through the applicable date, the Company will obtain stockholder approval of an amendment of the Plan in such a manner and to such a degree as required. The Plan will continue until the earlier to occur of (a) termination of the Plan by the Board (which termination may be effected by the Board at any time), or (b) issuance of all of the Shares available for issuance under the Plan.
25.Death of a Non-United States Participant.
In the event a non-United States Participant dies with accumulated payroll deductions having been accumulated to purchase Shares at the next Purchase Date, such amounts will be paid to the estate of the Participant.
26.Designation of Beneficiary.
The Committee may, in its sole discretion, provide that a Participant may designate a beneficiary or beneficiaries to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. To be effective, such designation must be made in accordance with such administrative rules and procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such Shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. A Participant may change a beneficiary designation in accordance with such administrative rules and procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. Unless otherwise provided in the beneficiary designation, each designation made by a Participant will revoke all prior designations made by the same Participant.
27.Conditions Upon Issuance of Shares; Limitation on Sale of Shares.
Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated

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APPENDICES
thereunder, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
28.Applicable Law.
The Plan will be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
29.Amendment or Termination.
The Board may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any Participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 25 of the Plan within twelve (12) months of the adoption of such amendment (or earlier if required by Section 25 of the Plan) if such amendment would:
(a)increase the number of shares that may be issued under the Plan; or
(b)change the designation of the Employees (or class of Employees) eligible for participation in the Plan.
Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, including changes with respect to current Offering Periods or Purchase Periods, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date the Plan is adopted by the Board.

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SAIC®
ATTN: STOCK PROGRAMS
12010 SUNSET HILLS ROAD
RESTON, VA 20190

SCAN TO
VIEW MATERIALS & VOTE

BY INTERNET
Before The Meeting - Go to ***www.proxyvote.com*** *or scan the QR Barcode above*

Use the Internet to transmit your proxy and/or voting instructions and for electronic delivery of information. Have your proxy and voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy and voting instruction form. Please see the reverse side of this card for information regarding specific voting deadlines.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SAIC2023**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your proxy and/or voting instructions. Have your proxy and voting instruction card in hand when you call and then follow the instructions. Please see the reverse side of this card for information regarding specific voting deadlines.

BY MAIL
Mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return it to SAIC, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D96528-P84085 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SAIC®

1. Nominees:	**For**	**Against**	**Abstain**
1a. Garth N. Graham	☐	☐	☐
1b. Carolyn B. Handlon	☐	☐	☐
1c. Yvette M. Kanouff	☐	☐	☐
1d. Nazzic S. Keene	☐	☐	☐
1e. Timothy J. Mayopoulos	☐	☐	☐
1f. Katharina G. McFarland	☐	☐	☐
1g. Milford W. McGuirt	☐	☐	☐
1h. Donna S. Morea	☐	☐	☐
1i. James C. Reagan	☐	☐	☐
1j. Steven R. Shane	☐	☐	☐

The Board of Directors recommends a vote FOR proposal 2.	**For**	**Against**	**Abstain**
2. The approval of a non-binding, advisory vote on executive compensation.	☐	☐	☐
The Board of Directors recommends a vote FOR proposal 3.	**For**	**Against**	**Abstain**
3. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2024.	☐	☐	☐
The Board of Directors recommends a vote FOR proposal 4.	**For**	**Against**	**Abstain**
4. The approval of the 2023 Equity Incentive Plan.	☐	☐	☐
The Board of Directors recommends a vote FOR proposal 5.	**For**	**Against**	**Abstain**
5. The approval of the Amended and Restated 2013 Employee Stock Purchase Plan.	☐	☐	☐

Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.
Please sign EXACTLY as name or names appear(s) hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a trust requires the signature of more than one trustee, all required trustees must sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting:
The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

D96529-P84085

SAIC®

Proxy and Voting Instruction Card for the Virtual Annual Meeting of Stockholders - June 7, 2023
This Proxy and Voting Instruction Card is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Hilary L. Hageman, with full power of substitution, as proxy to represent the undersigned and to vote all of the shares of common stock the undersigned is entitled to vote at the Virtual Annual Meeting of Stockholders of Science Applications International Corporation (the "Company") to be held on June 7, 2023 at 9:00 a.m. Eastern Time, virtually via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/SAIC2023, and at any adjournment, postponement or continuation thereof (the "2023 Virtual Annual Meeting of Stockholders"), as indicated on the reverse side.

For stockholders who are participants in the Science Applications International Corporation Retirement Plan (the "SAIC Retirement Plan"), the undersigned also hereby instructs the Trustee, Vanguard Fiduciary Trust Company, and any successor, to vote all of the shares of common stock held for the undersigned's account in the SAIC Retirement Plan at the 2023 Virtual Annual Meeting of Stockholders, as indicated on the reverse side.

The shares of common stock to which this proxy and voting instruction card relates will be voted as directed. **If this proxy and voting instruction card is properly signed and returned but no instructions are indicated with respect to a particular item, (A) the shares represented by this proxy and voting instruction card which the undersigned is entitled to vote will be voted (i) FOR each of the nominees standing for election as a director in Proposal 1, (ii) FOR Proposal 2, (iii) FOR Proposal 3, (iv) FOR Proposal 4, (v) FOR Proposal 5, (vi) in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof, and (B) the shares represented by this proxy and voting instruction card held for the undersigned's account in the SAIC Retirement Plan will be voted in the same proportion as the shares held in the SAIC Retirement Plan for which voting instructions have been received are voted.** This proxy and voting instruction card, if properly executed and delivered in a timely manner, will revoke all prior proxies and voting instruction cards executed and delivered by the undersigned.

Please complete, sign, date and return the Proxy and Voting Instruction Card promptly using the enclosed envelope.

(Continued and to be signed on reverse side.)